Exhibit 10.1

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DEVELOPMENT, COMMERCIALIZATION AND SUPPLY AGREEMENT

DATED AS OF DECEMBER 17, 2008

BY AND AMONG AUXILIUM PHARMACEUTICALS, INC. AND

AUXILIUM INTERNATIONAL HOLDINGS, INC.

AND

PFIZER INC.

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(continued)

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(continued)

ARTICLE 8	PAYMENTS	64

8.1	Upfront Payment	64
8.2	Milestone Payments	64
8.3	Commercialization Payments	65
8.4	Commercialization Payments and Reports; Floor Price	66
8.5	Third Party Royalties and Other Payments	67
8.6	Taxes and Withholding	68
8.7	Currency Conversion	69
8.8	General Payment Procedures	69
8.9	Late Payments	70
8.10	Development Costs; Reimbursement Procedure	70
8.11	Records; Audits	70
8.12	FTE Costs	71

ARTICLE 9	INTELLECTUAL PROPERTY MATTERS	72

9.1	Ownership of Intellectual Property	72
9.2	Disclosures; Disputes Regarding Inventions	72
9.3	Patent Filings, Prosecution and Maintenance	73
9.4	Defense and Enforcement of Patents	75
9.5	Patent Term Extensions	78
9.6	Patent Marking	78
9.7	Patent Challenge	78

ARTICLE 10	REPRESENTATIONS, WARRANTIES AND COVENANTS	79

10.1	Mutual Representations and Warranties	79
10.2	Additional Representations, Warranties and Covenants of Auxilium	79
10.3	Additional Representations, Warranties and Covenants of Pfizer	82
10.4	Disclaimer	84
10.5	No Other Representations or Warranties	84

ARTICLE 11	INDEMNIFICATION	84

11.1	Indemnification by Auxilium	84
11.2	Indemnification by Pfizer	84
11.3	Indemnification Procedures	84
11.4	Limitation of Liability	87
11.5	Insurance	87

ARTICLE 12	CONFIDENTIALITY	88

12.1	Confidential Information	88
12.2	Confidentiality Obligations	88
12.3	Permitted Disclosure and Use	89
12.4	Notification	89

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(continued)

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(continued)

List of Schedules
1.7	Auxilium Patents
2.8	BTC License Agreement
3.10.1	Manufacturing and Supply Plan
6.2.1	Initial Commercialization Plan
7.6	Forecast Methodology
7.8.2	Bulk Product Loading Specifications
10.2	Disclosures
10.2.6	Trademark Registrations
12.5.1	Press Release
12.5.2	Redacted Agreement
13.4	Target Product Profile

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DEVELOPMENT, COMMERCIALIZATION AND SUPPLY AGREEMENT

This Development, Commercialization and Supply Agreement (this “Agreement”), dated as of December 17, 2008 (the “Effective Date”), is made by and among Auxilium Pharmaceuticals, Inc., a Delaware corporation, and Auxilium International Holdings, Inc., a Delaware corporation, (together referred to as “Auxilium”), and Pfizer, Inc., a Delaware corporation (“Pfizer”). Auxilium and Pfizer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Auxilium has developed and is currently further developing a pharmaceutical product hereinafter defined as the Product for the treatment of Dupuytren’s Contracture and Peyronie’s Disease;

WHEREAS, Pfizer has significant experience in the development and commercialization of pharmaceutical products in the Territory; and

WHEREAS, Pfizer and Auxilium desire to establish a collaboration for the further development and commercialization of the Product in the Field in the Territory.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following initially capitalized terms shall have the meanings set forth in this Article 1 or as otherwise defined elsewhere in this Agreement:

1.1 “Advertising and Promoting Costs” means the Out-of-Pocket Costs paid by Pfizer for, and specifically attributable to, the marketing, promoting or offering for sale of the Product for an indication in the Field in the Territory, including planning, market research, Pre-Marketing, advertising, educating, marketing and promoting, by Pfizer of the Product in the Field in the Territory, including, (i) advertising agency fees, (ii) costs for conducting medical education or seminars in the Territory, (iii) costs for exhibiting at medical conventions and participating in professional medical association meetings in the Territory, (iv) costs for direct mail, internet programs and journal advertising in the Territory and (v) costs for creation of Promotional Materials and campaigns. For purposes of clarity, the costs and expenses associated with Pfizer’s sales force shall not be considered Advertising and Promoting Costs hereunder.

1.2 “Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Party, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”,

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“controlling” and “under common control with”) shall be presumed to exist with respect to a Person in the event of the possession, direct or indirect, of (i) the power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities, by contract or otherwise), or (ii) at least fifty percent (50%) of the voting securities or other comparable equity interests. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case, such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct or cause the direction of the management and policies of such Person. For the avoidance of doubt, neither of the Parties shall be deemed to be an “Affiliate” of the other.

1.3 “Auxilium Invention” means an Invention that is Invented solely or jointly with a Third Party, by an employee of Auxilium or its Affiliates or a Person under an obligation of assignment to Auxilium or its Affiliates.

1.4 “Auxilium Know-How” means all Know-How that is (i) Controlled by Auxilium (or its Affiliates) as of the Effective Date or at any time during the Term or (ii) an Auxilium Invention or a Joint Invention, in each case of (i) or (ii), which is necessary or reasonably useful for the Development or Commercialization of the Product in the Field in the Territory; provided, however that “Auxilium Know-How” shall not include any Auxilium Manufacturing Know-How. For clarity, “Auxilium Know-How” shall not include the Auxilium Patents or the Auxilium Manufacturing Patents.

1.5 “Auxilium Manufacturing Know-How” means all Know-How that is (i) Controlled by Auxilium (or its Affiliates) as of the Effective Date or (ii) an Auxilium Invention or a Joint Invention, in each case of (i) or (ii) which is necessary or reasonably useful for Manufacture of the Product in the Territory for Commercialization in the Field in the Territory, including any CMC Information.

1.6 “Auxilium Manufacturing Patent” means any Patent that is (i) Controlled by Auxilium (or its Affiliates) as of the Effective Date or (ii) an Auxilium Collaboration Patent, in each case of (i) or (ii), which is necessary or reasonably useful for the Manufacture of the Product in the Territory for Commercialization in the Field in the Territory; provided, however, that an “Auxilium Manufacturing Patent” shall not include any Auxilium Patent.

1.7 “Auxilium Patent” means any Patent in the Territory that is (i) Controlled by Auxilium (or its Affiliates) as of the Effective Date, including the Patents listed in Schedule 1.7, or (ii) that comes under the Control of Auxilium during the Term (including an Auxilium Collaboration Patent), in each case of (i) or (ii) which is necessary or reasonably useful for the Development or Commercialization of the Product in the Field in the Territory.

1.8 “Auxilium Technology” means the Auxilium Patents and Auxilium Know-How.

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1.9 “Biosimilar Version” means, with respect to a Product in a given country in the Territory, a Third Party pharmaceutical product (other than such Product hereunder) that: (i) contains injectable collagenases derived from Clostridium histolyticum as the sole active ingredient (and labeled for the same indications of treatment as such Product) and (ii) has been granted a marketing authorization by an abridged procedure that relies in whole or in part on safety and efficacy data generated for the marketing authorization for such Product as determined by the applicable Governmental Authority in such country and, in the case of those countries in the Territory that are a part of the EU, is authorized for the same indication as such Product in such country in accordance with Article 10 of Directive 2001/83/EC (as amended).

1.10 “BTC License Agreement” means that certain Development and License Agreement, dated as of June 3, 2004, by and between Auxilium and BioSpecifics Technologies Corp. (“BTC”), as amended pursuant to (i) that certain Amendment No. 1 to Development and License Agreement, dated as of May 10, 2005, (ii) that certain Letter Agreement dated December 15, 2005, and (iii) that certain Amendment dated as of December 11, 2008.

1.11 “Bulk Product” means the finished form of the Product, packaged in unlabeled vials.

1.12 “Commercialize”, “Commercializing” or “Commercialization” means all activities directed to the marketing, promotion, selling or offering for sale of a Product for an indication, including planning, market research, Pre-Marketing, advertising, educating, marketing, promoting, importing, exporting, distributing and post-marketing safety surveillance and reporting. For clarity, “Commercialization” shall not include any activities related to clinical research, Manufacturing or Development of the Product.

1.13 “Commercialization Term” means, on a country-by-country and Product-by-Product basis in the Territory, the period of time beginning on the First Commercial Sale of such Product in such country and ending upon the latest of: (i) the date on which such Product (including, the use, sale, offer for sale, importation, development or manufacturing thereof) is no longer Covered by a Valid Claim in such country, (ii) the fifteenth (15th) anniversary of the First Commercial Sale of such Product in such country, or (iii) Generic Entry with respect to such Product in such country.

1.14 “Commercially Reasonable Efforts” means, with respect to a Party’s obligations under this Agreement, including to Develop or Commercialize the Product, those efforts and resources consistent with the usual practices of such Party in pursuing the development or commercialization of its own pharmaceutical products that are of similar market potential as such Product, taking into account all relevant factors including product labeling or anticipated labeling, present and future market potential, past performance of such Product and such Party’s other pharmaceutical products that are of similar market potential, financial return, medical and clinical considerations, present and future regulatory environment and competitive market conditions, all as measured by the facts and circumstances at the time such efforts are due. Without limiting the foregoing, Commercially Reasonable Efforts requires, with respect to

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such obligations, that the Party: (i) promptly assign responsibility for such obligation to specific employee(s) who are held accountable for progress and monitor such progress on an on-going basis, (ii) set annual objectives for carrying out such obligations, and (iii) allocate resources designed to advance progress with respect to such objectives.

1.15 “Competitive Product” means any pharmaceutical product consisting of the colG and colH collagenase gene sequences from Clostridium histolyticum and variants thereof, and their encoded proteins expressed either homologously or heterologously together with the isolated enzyme products used individually or in combination anywhere in the world.

1.16 “Control” means, when used in reference to intellectual property, other intangible property, or materials, that a Party owns or has a license or sublicense to such intellectual property, other intangible property or materials, and has the ability to grant a license or sublicense or other right to use such intellectual property, other intangible property or materials, as applicable, as provided for herein, without (i) requiring the consent of a Third Party or (ii) violating the terms of any agreement or other arrangement with any Third Party.

1.17 “Cover(ed)” means, with respect to any Patent and the subject matter at issue, that, but for a license granted under a Valid Claim of such Patent, the manufacture, development, use, sale, offer for sale or importation of the subject matter at issue would infringe such Valid Claim, or in the case of a Patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

1.18 “Date of Manufacture” means the date of fill of Bulk Product.

1.19 “Develop”, “Developing” or “Development” means all activities relating to research, non-clinical, preclinical and clinical trials, toxicology testing, statistical analysis and reporting, preparation and submission of applications (including CMC Information) for Regulatory Approval of the Product, necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining all regulatory approvals for the Product and all other development-related activities that are deemed by the JSC to be commercially useful, but shall not include any activities related to Commercialization or Manufacture.

1.20 “Development Activities” means those Development activities undertaken by or on behalf of a Party or its Affiliates with respect to the Product in the Field consistent with the applicable Development Plan.

1.21 “Development Costs” means the costs and expenses incurred by a Party or its Affiliates attributable to, or reasonably allocable to, the Development of the Product and that are consistent with the applicable Development Plan, including costs of conducting Phase III Clinical Trials, Phase IIIB Clinical Trials and Phase IV Clinical Trials (as well as other post-Product Approval studies (including physician-initiated studies)). “Development Costs” shall include (i) Out-of-Pocket Costs and (ii) internal costs (e.g., staff or administrative) that are attributable or reasonably allocable to the Development of the Product. For clarity, Development Costs shall exclude Regulatory Costs.

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1.22 “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

1.23 “Drug Substance” means the collagenases derived from Clostridium histolyticum.

1.24 “EMEA” means the European Medicines Agency or its successor.

1.25 “Environmental Law” or “Environmental Laws” means all applicable laws, directives, rules, ordinances, codes, guidelines, regulations, governmental, administrative or judicial orders or decrees or other legal requirements of any kind, whether currently in existence or hereafter promulgated, enacted, adopted or amended, relating to (i) safety (including occupational health and safety); conservation, preservation or protection of human health, drinking water, natural resources, biota and the environment; (ii) the introduction of any chemical substances, products or finished articles into the stream of commerce; (iii) the imposition of any discharge levy or other economic instrument to prevent or reduce discharge of pollutants; (iv) the conduct of environmental impact assessment in connection with the design, development and operation of any Facility or project; (v) the notification, classification, registration, and labeling of new chemical substances; and/or (vi) the generation, use, storage, handling, treatment, transportation or disposal of Waste including without limitation any matters related to Releases and threatened Releases of Hazardous Materials.

1.26 “European Union” or “EU” means the countries of the European Union, as it is constituted as of the Effective Date, which consists of Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom or such other countries included in the Territory as of the Effective Date that after the Effective Date become members of the EU.

1.27 “Expert” means a mutually acceptable, disinterested, conflict-of-interest-free individual not affiliated with either Party or any of its Affiliates who, with respect to a dispute concerning a financial, scientific, technical or regulatory matter (e.g., disputes referred to such Expert in accordance with Section 15.5) possesses appropriate expertise to resolve such dispute.

1.28 “Facility” means, as applicable, a Party’s Manufacturing facility and such other facilities used by such Party (or those of its Affiliates or Third Party contractors) in the manufacture, packaging, labeling or storage of (a) Product or (b) materials utilized in the manufacture, packaging or labeling of Product, in each case, with respect to the Product for Development or Commercialization in the Field in the Territory hereunder.

1.29 “FDA” means the U.S. Food and Drug Administration or its successor.

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1.30 “FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder.

1.31 “Field” means the treatment in humans of (i) Dupuytren’s Contracture, (ii) Peyronie’s Disease and (iii) such other indications as the Parties agree to include hereunder in accordance with Section 2.6 (the New Indications), if any. For purposes of clarity, the “Field” shall not include any new indications for the Product other than as set forth in the foregoing clauses (i) and (ii) and any New Indications.

1.32 “Finished Product” means the Product in its full packaging and final presentation form ready for release to end-users.

1.33 “First Commercial Sale” means, with respect to a Product, the first sale of such Product in a given country or other regulatory jurisdiction in the Territory by or on behalf of Pfizer, its Affiliates or sublicensees to a Third Party, after receipt of Regulatory Approval (including Pricing Approval, to the extent required for sale of a Product in a given country or regulatory jurisdiction, and any necessary labeling negotiations that may be required after Regulatory Approval and such Pricing Approval) for such Product in such country or regulatory jurisdiction.

1.34 “FTE” means a full time equivalent person year (consisting of a total of one thousand eight hundred (1800) hours per year).

1.35 “General Development Activities” means all Development Activities other than Territory Exclusive Development Activities and Territory Discretionary Development Activities.

1.36 “Good Clinical Practices” or “GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable, (i) as set forth in European Commission Directive 2001/20/EC relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use, and brought into law by European Commission Directive 2005/28/EC laying down the principles and detailed guidelines for good clinical practice for investigational medicinal products, (ii) the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the EU, (iii) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (iv) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time, and (v) the equivalent Laws in any relevant country, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

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1.37 “Good Laboratory Practices” or “GLP” means all applicable Good Laboratory Practice standards, including, as applicable, (i) as set forth in European Commission Directive 2004/10/EC relating to the application of the principles of good laboratory practices, as may be amended from time to time as well as any Rules Governing Medicinal Products in the European Community Vol. III, ISBN 92.825 9619-2 (ex - OECD principles of GLP), (ii) the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and (iii) the equivalent Laws in any relevant country, each as may be amended and applicable from time to time.

1.38 “Good Manufacturing Practices” or “GMP” means all applicable Good Manufacturing Practices including, (i) the applicable part of quality assurance to ensure that products are consistently produced and controlled in accordance with the quality standards appropriate for their intended use, as defined in European Commission Directive 2003/94/EC laying down the principals and guidelines of good manufacturing practice, (ii) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Sections 210, 211, 601 and 610, (iii) the Rules Governing Medicinal Products in the European Community, Volume IV Good Manufacturing Practice for Medicinal Products, (iv) the principles detailed in the ICH Q7A guidelines, and (v) the equivalent Laws in any relevant country, each as may be amended and applicable from time to time.

1.39 “Governmental Authority” means any multinational, federal, state, local, municipal or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal), in each case, having jurisdiction over the applicable subject matter.

1.40 “Hazardous Materials” means any and all materials (including without limitation substances, chemicals compounds, mixtures, products, byproducts, biologic agents, living or genetically modified materials, wastes, pollutants and contaminants), that are (A) (i) listed, classified, characterized or regulated pursuant to Environmental Laws; or (ii) identified or classified as “hazardous”, “dangerous”, “toxic”, “pollutant”, “contaminant”, “waste”, “irritant”, “corrosive”, “flammable”, “radioactive”, “reactive”, “carcinogenic”, “mutagenic”, “bioaccumulative”, or “persistent” in the environment; or (B) petroleum products and their derivatives, asbestos-containing material, lead-based paint, polychlorinated biphenyls, urea formaldehyde, or viral, bacterial or fungal material.

1.41 “Incremental Costs of Manufacture” means the costs of Manufacturing the Product including: raw materials and consumables, such as supplies used in the Manufacturing process; direct labor, including wages and benefits for manufacturing operators, quality control testing personnel or other personnel directly associated with the Product; utilities directly associated with the production of the Product; quality control release testing, including charges from Third Party laboratories; distribution costs to a Third Party filling site; filling and lyophilization process; Third Party costs to fill and lyophilize Drug Substance into unlabelled vials; and such other costs which are directly attributable to an increase in a unit of production; but excluding fixed costs.

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1.42 “IND” means the equivalent application of an Investigational New Drug Application to the equivalent agency of the FDA in the Territory, such as a clinical trial application (“CTA”) or a clinical trial exemption (“CTX”), the filing of which is necessary to commence or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.43 “Invented” means the acts of (an) inventor(s), as determined in accordance with applicable Laws relating to inventorship set forth in the patent Laws of the United States (Title 35, United States Code), in discovering, conceiving and completing an Invention.

1.44 “Invention” means any writing, invention, discovery, improvement, technology or other Know-How (in each case, whether patented or not) that is not existing as of the Effective Date and is Invented under this Agreement during the Term.

1.45 “Joint Invention” means an Invention that is Invented jointly by an employee of, or Person under an obligation of assignment to, each of Auxilium and Pfizer or their respective Affiliates.

1.46 “Joint Steering Committee” or “JSC” means the joint steering committee formed by the Parties as described in Section 3.1.

1.47 “Know-How” means any proprietary data, results, material(s), technology, and nonpublic information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports and plans, market research, expertise, technology, test data (including pharmacological, biological, chemical, biochemical, toxicological, preclinical and clinical test data), analytical and quality control data, stability data, other study data and procedures.

1.48 “Laws” means all laws, statutes, rules, regulations, directives, decisions, ordinances, guidelines and other pronouncements of any Governmental Authority.

1.49 “Major Market Country” means the UK, France, Italy, Germany or Spain, as the case may be.

1.50 “Manufacture” or “Manufacturing” means all activities related to the manufacturing of the Bulk Product, or any ingredient thereof, including manufacturing for clinical use or commercial sale, in-process and Bulk Product testing, release of Bulk Product, quality assurance activities related to manufacturing and release of Bulk Product, handling and storage of Bulk Product and ongoing stability tests and regulatory activities related to any of the foregoing; provided, however, that for purposes of clarity “Manufacture” shall include fill and lyophilization of Drug Substance but shall exclude Packaging and Labeling (whether in commercial or clinical packaging presentation).

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1.51 “Manufacturing Standard Cost” means the standard cost per Unit of Product, calculated annually. This includes the cost of raw materials, labor, and other direct and identifiable variable costs and appropriate costs for equipment pools, plant operations and plant support services. The costs for plant operations and support services would include utilities, maintenance, engineering, safety, human resources, finance, plant management and other similar activities, as well as, shipping costs to a finished goods warehouse. The plant operations and support services costs would be allocated to Product consistent with generally accepted accounting principles in the United States (“GAAP”), based on budgeted volumes. Costs which cannot be identified to a specific activity supporting Manufacturing, such as charges for corporate overhead which are not related to Manufacturing, would not be included in Manufacturing Standard Cost hereunder.

1.52 “Manufacturing Development Activities” means development of test methods, stability testing, formulation development, process development, quality assurance activities, quality control activities, qualification and validation activities, analytic process development, manufacturing process validation, scale-up, and all other activities, including CMC-related activities, necessary for or related to the Manufacture of the Product for use in the Field.

1.53 “Marketing Authorization Application” or “MAA” means an application to the appropriate Regulatory Authority for approval to sell the Product (but excluding Pricing Approval) in any particular country or regulatory jurisdiction, including such application filed with the EMEA pursuant to the centralized procedure or with the applicable Regulatory Authority of a country in the Territory in accordance with the decentralized or mutual recognition procedures or any other national approval procedure.

1.54 “Medical Science Liaison” means an individual who is employed by or on behalf of Pfizer or its Affiliates and who provides educational services and other educational efforts directed towards the medical and/or scientific community.

1.55 “Net Sales” means the gross amount invoiced by or on behalf of Pfizer or any of its Affiliates or sublicensees (or any permitted distributors) on account of sales of the Product, less the following deductions specifically and solely related to the Product and actually allowed:

(a) customary trade, cash or quantity discounts actually paid, granted or accrued, to the extent not already reflected in the amount invoiced;

(b) excise and sales taxes and customs duties to the extent included in the price and separately itemized on the invoice price (but specifically excluding, for clarity, any income taxes assessed against the income arising from such sale);

(c) outbound freight, shipment and insurance costs to the extent included in the price and separately itemized;

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(d) amounts actually paid, granted or accrued on (i) returns in accordance with Pfizer’s returned goods policy provided to Auxilium or (ii) recalls; and

(e) compulsory payments and rebates directly related to the sale of the Product paid to a Governmental Authority pursuant to governmental regulations by reason of any national or local health insurance program or similar program.

For clarity, (i) Net Sales shall not be reduced by the amount of any commissions paid to individuals, whether they are associated with independent sales agencies or regularly employed by Pfizer (or any agent, distributee, or designee thereof), or for a cost of collection or any other amount not specifically set forth in (a) through (e) above and (ii) the amount of any discounts, rebates or allowances granted or taken with respect to the total sales to a customer for multiple products of Pfizer (or any agent, distributee, or designee thereof) shall not be deducted in calculating Net Sales. Any of the items set forth above that would otherwise be deducted from the invoice price in the calculation of Net Sales but which are separately charged to, and paid by, Third Parties shall not be deducted from the invoice price in the calculation of Net Sales. In the case of any sale of the Product for value other than in an arm’s length transaction exclusively for cash, such as barter or counter-trade, Net Sales shall be determined by referencing Net Sales at which substantially similar quantities of the Product are sold in an arm’s length transaction for cash.

Notwithstanding the foregoing, amounts billed by Pfizer, its Affiliates, its sublicensees or any permitted distributors for the sale of Product among Pfizer, its Affiliates, its sublicensees or any permitted distributor for resale shall not be included in the computation of Net Sales hereunder. Net Sales shall be accounted for in accordance with GAAP, consistently applied. Pfizer, its Affiliates, its sublicensees (and any permitted distributor) will sell the Product as a stand-alone product and will not sell the Product as part of a bundle with other products or offer package deals to customers that include the Product, except to the extent required to obtain sales contracts with government entities, and in such case, the price of the Product relevant for the calculation of Net Sales will be the average price in the preceding calendar quarter of the Product sold separately less the average discount of all products sold as part of the package.

1.56 “Out-of-Pocket Costs” means costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with GAAP), other than Affiliates or employees, by either Party.

1.57 “Patents” means patents and patent applications and all substitutions, divisions, continuations, continuations-in-part, any patent issued with respect to any such patent applications, any reissue, reexamination, utility models or designs, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all counterparts thereof in any country.

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1.58 “Patent Term Extension” means any term extensions, supplementary protection certificates, Regulatory Exclusivity and equivalents thereof offering Patent protection beyond the initial term with respect to any issued Patents.

1.59 “Person” shall mean any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

1.60 “Pfizer Invention” means an Invention that is Invented, solely or jointly with a Third Party, by an employee of Pfizer or its Affiliates or a Person under an obligation of assignment to Pfizer or its Affiliates.

1.61 “Pfizer Applied Know-How” means all Know-How that is (a) (i) Controlled by Pfizer (or its Affiliates) as of the Effective Date or comes under the Control of Pfizer (or its Affiliates) during the Term (other than as a result of the licenses granted by Auxilium to Pfizer under this Agreement) and (ii) incorporated by Pfizer in any Product prior to any termination of this Agreement (provided, however, that such Know-How is necessary or reasonably useful for the Development, Manufacture or Commercialization of any Product) or (b) a Pfizer Invention.

1.62 “Pfizer Applied Patent” means any Patent that (a) (i) is Controlled by Pfizer (or its Affiliates) as of the Effective Date or comes under the Control of Pfizer (or its Affiliates) during the Term (other than as a result of the licenses granted by Auxilium to Pfizer under this Agreement) and (ii) that claims any Pfizer Applied Know-How or (b) is a Pfizer Collaboration Patent.

1.63 “Pfizer Applied Technology” means the Pfizer Applied Know-How and the Pfizer Applied Patents.

1.64 “Pfizer Quarter” means each of the four (4) thirteen (13) week periods commencing on December 1 of any calendar year.

1.65 “Pfizer Year” means the twelve (12) month period commencing on December 1 of any calendar year.

1.66 “Phase III Clinical Trials” means a clinical trial identified as a Phase III clinical trial in the Development Plan and conducted as a pivotal trial for purposes of filing a MAA for a Product that provides for the clinical study of such Product on a sufficient number of patients to confirm with statistical significance the efficacy, and confirm the safety of such Product, sufficient to support such MAA for such Product.

1.67 “Phase IIIB Clinical Trials” means one (1) or more product support clinical trial(s) with respect to a pharmaceutical product (i.e., a clinical trial which is not required for receipt of initial regulatory approval for a product but which may be useful in providing additional drug profile data or in seeking a label expansion) commenced before receipt of regulatory approval for the indication for which such trial is being conducted.

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1.68 “Phase IV Clinical Trials” means certain post-marketing studies to delineate additional information about a pharmaceutical product’s risks, benefits, and optimal use, commenced after receipt of regulatory approval for a product in the indication for which such trial is being conducted.

1.69 “Pre-Marketing” means all sales and marketing activities undertaken prior to and in preparation for the launch of the Product in the Territory. Pre-Marketing shall include market research, key opinion leader development, advisory boards, medical education, disease-related public relations, health care economic studies, sales force training and other pre-launch activities prior to the First Commercial Sale of the Product in a given country or other regulatory jurisdiction in the Territory.

1.70 “Pricing Approval” means the approval, agreement, determination or decision from a Governmental Authority establishing the price and/or reimbursement for the Product for sale in a given country or regulatory jurisdiction, as required by applicable Law in such country or other regulatory jurisdiction prior to the sale of the Product in such country or regulatory jurisdiction.

1.71 “Product” means, in all cases excluding any dermal formulations labeled for topical administration, any dosage strength of the pharmaceutical product consisting of the lyophilized form of injectable collagenases derived from Clostridium histolyticum as [***] and a sterile diluent containing NaCl and CaCl2 for the reconstitution of the lyophilized collagenase.

1.72 “Product Approval” means the approval of a Governmental Authority necessary for the marketing and sale of the Product in a given country or regulatory jurisdiction, which may include the approval of an MAA (but shall not include any Pricing Approvals).

1.73 “Product Complaint” means any written, verbal or electronic expression of dissatisfaction regarding any Product sold by or on behalf of Pfizer (or any of its Affiliates or sublicensees) in the Territory, including reports of actual or suspected product tampering, contamination, mislabeling or inclusion of improper ingredients.

1.74 “Product Specifications” means those Manufacturing, performance, quality - control release, and Packaging and Labeling specifications for the Product in the Territory, which are initially as set forth in the applicable Product Approval for the Product, as such specifications may be amended from time to time pursuant to the terms of this Agreement.

1.75 “Promotional Materials” means all written, printed, video or graphic advertising, promotional, educational and communication materials (other than the Product labels and package inserts) for marketing, advertising and promoting of the Product in the Field in the Territory, for use (i) by a Sales Representative or a Medical Science Liaison or (ii) in advertisements, web sites or direct mail pieces.

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1.76 “Quality Agreement” means the quality agreement relating to the Product among Pfizer, Auxilium and any Third Party Manufacturer Auxilium may use for the fill and lyophilization of the Product for the Territory.

1.77 “Regulatory Approvals” means all necessary approvals (including INDs, Product Approvals, Pricing Approvals and, in each case any supplements and amendments thereto), licenses, registrations or authorizations of any Governmental Authority, necessary for the manufacture, distribution, use, promotion and sale of the Product in a given country or regulatory jurisdiction.

1.78 “Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval in such country or regulatory jurisdiction, including, without limiting the foregoing, (i) in the U.S., the FDA, and (ii) in the European Union, the EMEA, the European Commission and relevant national medicines regulatory authorities.

1.79 “Regulatory Costs” means the costs and expenses incurred by a Party or its Affiliates attributable to, or reasonably allocable to, the preparation, obtaining or maintaining of Regulatory Materials and Regulatory Approvals for the Product and that are consistent with the applicable Development Plan, including the MAA (other than Pricing Approval and Manufacturing-related Regulatory Approvals), including any filing fees.

1.80 “Regulatory Data” means any and all research data, pharmacology data, chemistry, manufacturing and control data, preclinical data, clinical data and all other documentation submitted, or required to be submitted, to Regulatory Authorities in association with regulatory filings for the Product (including any applicable Drug Master Files (“DMFs”), Chemistry, Manufacturing and Control (“CMC”) data, or similar documentation).

1.81 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Governmental Authority with respect to the Product other than a Patent right, including without limitation, in the European Union, Regulation (EC) No 726/2004 and Directive 2001/83/EC (as amended).

1.82 “Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with a Regulatory Authority that are necessary in order to Develop, Manufacture, obtain marketing authorization, market, sell or otherwise Commercialize the Product in a particular country or regulatory jurisdiction. Regulatory Materials include INDs, MAAs, presentations, responses, and applications for other Product Approvals.

1.83 “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the uncontrolled presence or the movement of Hazardous Materials through the ambient air, soil, subsurface water, groundwater, wetlands, lands or subsurface strata.

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1.84 “Sales Representative” means an individual who is employed by or on behalf of Pfizer (or its Affiliates, sublicensees or subcontractors) and who performs details and other promotional efforts with respect to the Product.

1.85 “Supply Chain Advisory Committee” or “SCAC” means the supply chain advisory committee formed by the Parties as described in Section 3.10.

1.86 “Territory” means the EU and Croatia, Albania, Armenia, Azerbaijan, Belarus, Bosnia & Herzegovina, Georgia, Kazakhstan, Kirghiz Republic, Macedonia, Moldova, Montenegro, Serbia, Tajikistan, Uzbekistan, Turkey, Iceland, Switzerland and Norway.

1.87 “Territory Discretionary Development Activities” means all post-Product Approval Development Activities for the Product in the Field in the Territory other than Territory Exclusive Development Activities.

1.88 “Territory Exclusive Development Activities” means those Development Activities that are necessary solely for obtaining or maintaining Regulatory Approval for the Product in the Field in the Territory.

1.89 “Third Party” means any Person other than Auxilium or Pfizer or their respective Affiliates.

1.90 “Unit of Product” means one 0.9 mg vial of the current lyophilized form of injectable collagenases derived from Clostridium histolyticum and one 3 mL vial of sterile diluent containing NaCl and CaCl2.

1.91 “U.S.” means the United States of America and its possessions and territories.

1.92 “Valid Claim” means (a) a claim of an issued and unexpired Auxilium Patent, Joint Collaboration Patent or a Pfizer Collaboration Patent that (i) has not been rejected, revoked or held to be invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal can be further taken or (ii) has not been finally abandoned, disclaimed or admitted to be invalid or unenforceable through reissue or disclaimer; or (b) a claim included in a pending patent application of an Auxilium Patent, a Joint Collaboration Patent or a Pfizer Collaboration Patent (whether filed before or after the Effective Date) that (i) has not been pending for more than seven (7) years from the effective date of filing for such patent application (provided, however that for purposes of clarity, in the event such pending claim subsequently issues in an issued patent, then such claim shall again be a Valid Claim as of the date of issuance of such patent) or (ii) has not been finally determined to be unallowable by the applicable governmental authority (from which no appeal is or can be taken).

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1.93 “Waste” means all wastes which arise from the manufacture, handling or storage of Product hereunder, or which is otherwise produced through the implementation of this Agreement, including Hazardous Materials.

Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “include”, “includes” and “including” are not limiting; (b) “hereof”, “hereto”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) words of one gender include the other gender; (d) words using the singular or plural number also include the plural or singular number, respectively; (e) references to a contract or other agreement mean such contract or other agreement as from time to time amended, modified or supplemented; (f) references to a Person are also to its permitted successors and assigns; (g) references to an “Article”, “Section”, “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement, unless expressly stated otherwise; (h) references to a law include any amendment or modification to such law and any rules and regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules and regulations occurs, before or after the date of this Agreement; and (i) Dupuytren’s Contracture is analogous to Dupuytren’s Disease as such term is used in the BTC License Agreement.

Additional Definitions. The following terms have the meanings set forth in the corresponding Sections of this Agreement:

Term	Section
“Abandoned Collaboration Patents”	9.3.2
“Abandoned Joint Inventions”	9.3.2
“Agreement”	Preamble
“Alliance Manager”	3.5
“Auxilium”	Preamble
“Auxilium Collaboration Patents”	9.1.1
“Audit”	8.11
“Audited Party”	8.11
“Auditing Party”	8.11
“Bankrupt Party”	14.6
“Biologic License Application” or “BLA”	5.1.1
“Breaching Party”	13.2
“BTC”	1.10
“CDS”	5.1.1
“CHMP”	5.2.1(a)
“CMC”	1.80
“Commercialization Payments	8.3.1
“Commercialization Budget”	6.2.3(d)
“Commercialization Data”	6.10
“Commercialization Plan”	6.2.1

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“Commercialization Rates”	8.3.1
“Committee”	3.9
“Confidential Information”	12.1
“Controlling Party”	9.4.1(a)
“CTA”	1.42
“CTX”	1.42
“De Minimis Overage Amount”	4.4.4(a)
“Development and Regulatory Committee” or “DRC”	3.11
“Development Budget”	4.3.1(d)
“Development Data”	4.6
“Development Plan”	4.3.1
“Development Supply Price”	7.2
“Development Timeline Failure”	4.4.4(b)
“Disbanding Notice”	3.8
“Disclosing Party”	12.1
“DMFs”	1.80
“Effective Date”	Preamble
“Executive Officer”	15.2
“Excess Overage Amount”	4.4.4(a)
“Exclusivity Period”	2.5.3
“Expert Matter”	15.5.1
“Failure to Supply”	7.15.1
“Forecast”	7.6.1
“Forecast Date”	7.6.1
“GAAP”	1.51
“Generic Entry”	8.3.2
“Global Branding Strategy”	6.11
“ICH”	1.36
“Indemnification Claim Notice”	11.3.1
“Indemnified Party” and “Indemnifying Party”	11.3.1
“Indemnitee” and “Indemnitees”	11.3.1
“Infringement Claim”	9.4.1
“Initial Commercialization Plan”	6.2.1
“Initial Forecast Date”	7.6.1
“Joint Collaboration Patents”	9.1.1
“Latent Defects”	7.9.2(b)
“Long Range Forecast”	7.6.2
“Losses”	11.1
“Manufacturing Certificate of Analysis”	7.9.2(a)
“Milestone Notification Notice”	8.2
“Minimum Delivery Amount”	7.11.1
“Minimum Delivery Cure Period”	7.11.1
“New Indication”	2.6

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“Notice of Non-Conformance”	7.9.2(a)
“OOS”	7.9.3
“Packaging and Labeling”	7.5
“Party” or “Parties”	Preamble
“Patent Challenge”	9.7
“Pfizer”	Preamble
“Pfizer Collaboration Patents”	9.1.1
“Pfizer Funded Patent Rights”	9.3.1
“PIL”	5.1.1
“Product Trade Dress”	6.9.1
“Product Trademark”	6.9.1
“Promotional Commercialization Data”	6.10
“Purchase Order”	7.6.3
“Receiving Party”	12.1
“Reconciliation Development Payment”	8.10.2
“Recovery”	9.4.2(c)(iv)
“Redacted Agreement”	12.5.2
“Restricted Indications”	2.5.4
“SmPC”	5.1.1
“Supply Delivery Price”	7.7.1
“Term”	13.1
“Third Party Claim”	11.1
“Upfront Payment”	8.1
“VAT”	8.6(a)

ARTICLE 2

LICENSES

2.1 Grant to Pfizer.

2.1.1 General Grant to Pfizer. Subject to the terms and conditions of this Agreement, Auxilium hereby grants to Pfizer during the Term (i) a co-exclusive (with Auxilium and its Affiliates) license or sublicense, as applicable, including the right to sublicense solely in accordance with Section 2.4.3, under the Auxilium Technology and the Joint Collaboration Patents, to Develop the Product in the Territory for Commercialization in the Field in the Territory, and (ii) an exclusive, payment-bearing license or sublicense, as applicable (even as to Auxilium and its Affiliates), including the right to sublicense solely in accordance with Section 2.4.3, under the Auxilium Technology and the Joint Collaboration Patents, to Commercialize the Product in the Field in the Territory.

2.1.2 Additional Grant to Pfizer. Subject to the terms and conditions of this Agreement including in particular Section 6.9, Auxilium hereby grants to Pfizer during the Term an exclusive license or sublicense, as applicable, including the right to sublicense solely in

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accordance with Section 2.4.3, to use the Product Trademark and Product Trade Dress solely to the extent necessary to (i) Commercialize the Product in the Field in the Territory and (ii) Package and Label the Product for Development or Commercialization in the Field in the Territory. Auxilium hereby grants to Pfizer during the Term and from and after the expiration or termination of this Agreement, a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license, with the right to sublicense, under any Joint Collaboration Patents for any and all uses; provided, that in the event of termination of this Agreement such license grant is subject to the exclusive license granted by Pfizer to Auxilium pursuant to Section 2.2.2(iii).

2.2 Grant to Auxilium.

2.2.1 General Grant to Auxilium. Subject to the terms and conditions of this Agreement, Pfizer, together with its Affiliates, hereby grants to Auxilium during the Term (i) a non-exclusive royalty-free license or sublicense, as applicable, with the right to sublicense, under the Pfizer Applied Technology, to Develop, Manufacture or Commercialize the Product.

2.2.2 Additional Grant to Auxilium. Subject to the terms and conditions of this Agreement, Pfizer, together with its Affiliates, hereby grants to Auxilium (i) a non-exclusive, paid-up, irrevocable, perpetual, worldwide license or sublicense, as applicable, with the right to sublicense, under the Pfizer Applied Technology, to develop (including obtaining and maintaining regulatory approval), make, use, import, export, offer for sale and sell pharmaceutical products containing injectable collagenases derived from Clostridium histolyticum for sale anywhere in the world (other than the sale of the Product in the Field in the Territory), (ii) from and after the expiration or termination of this Agreement (on a country-by-country basis), a non-exclusive, paid-up, irrevocable, perpetual, worldwide license or sublicense, as applicable, with the right to sublicense, under the Pfizer Applied Technology, to develop (including obtaining and maintaining regulatory approval), make, use, import, export, offer for sale and sell the Product in the Field in such country in the Territory, and (iii) in the event of termination (as opposed to expiration) of this Agreement, from and after such termination, an exclusive (even as to Pfizer and its Affiliates), royalty-free, irrevocable, perpetual, worldwide license, with the right to sublicense, under any Joint Collaboration Patents with respect to the Product.

2.3 Additional Licensing Provisions.

2.3.1 Negative Covenant. Each Party covenants that it will not use or practice any of the other Party’s Patent rights or other intellectual property rights licensed (or sublicensed, as applicable) to it under this Article 2 except for the purposes expressly permitted in the applicable license grant.

2.3.2 No Implied Licenses; Retained Rights. Except as explicitly set forth in this Agreement, neither Party grants any license, express or implied, under its intellectual property rights to the other Party, whether by implication, estoppel or otherwise.

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2.4 Performance by Affiliates, Subcontractors and Sublicensees.

2.4.1 Performance by Affiliates. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates; provided, however, that each Party shall remain responsible for and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Each Party hereby expressly waives any requirement that the other Party exhaust any right, power or remedy, or proceed against an Affiliate, for any obligation or performance hereunder prior to proceeding directly against such Party. Wherever in this Agreement the Parties delegate responsibility to Affiliates, the Parties agree that such entities may not make decisions inconsistent with this Agreement, amend the terms of this Agreement or act contrary to its terms in any way.

2.4.2 Subcontractors. Subject to any restrictions on the use of subcontractors in Section 6.6, each Party shall ensure that each of its subcontractors accepts and complies with all of the terms and conditions of this Agreement (including, without limitation, Sections 2.4.3 and 2.7), and such Party shall guarantee its subcontractors’ performance under this Agreement. For the avoidance of doubt, Pfizer will remain directly responsible for all amounts owed to Auxilium under this Agreement. Each Party hereby expressly waives any requirement that the other Party exhaust any right, power or remedy, or proceed against a subcontractor, for any obligation or performance hereunder prior to proceeding directly against such Party.

2.4.3 Sublicensees. Pfizer shall have the right to grant sublicenses to any sublicensee under all of its rights under the license granted pursuant to Section 2.1 or to subcontract its rights as provided under Section 6.6 at any given time during the Term in any part of the Territory; provided however that with respect to each such sublicense or subcontract, as applicable, (i) Auxilium shall be notified in writing at least twenty (20) business days in advance of the grant (including a description of the rights to be granted, the identity of the sublicensee or subcontractor and the countries involved), and (subject to Section 6.6) Pfizer shall obtain the prior written consent of Auxilium thereto, such consent not to be unreasonably withheld, (ii) Pfizer shall ensure that each of its sublicensees and subcontractors accepts and complies with all applicable terms and conditions of this Agreement, and Pfizer shall remain responsible for, and shall guarantee, the performance of its sublicensees and subcontractors hereunder, and (iii) any such sublicense or subcontract shall (a) be subject and subordinate to the terms and conditions of this Agreement, (b) contain terms and conditions which are consistent with the terms and conditions of this Agreement, (c) not in any way diminish, reduce or eliminate any of Pfizer’s obligations under this Agreement, and (d) impose on the sublicensee or subcontractor all applicable obligations under the terms of this Agreement, including the reporting, audit, inspection and confidentiality provisions hereunder, as well as a provision prohibiting such sublicensee or subcontractor from further sublicensing or subcontracting. For the avoidance of doubt, Pfizer will remain directly responsible for all amounts owed to Auxilium under this Agreement. Pfizer hereby expressly waives any requirement that Auxilium exhaust any right, power or remedy, or proceed against a sublicensee or subcontractor, for any obligation or performance hereunder prior to proceeding directly against Pfizer.

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2.5 Exclusivity.

2.5.1 Pfizer. Pfizer hereby covenants that it shall not (and shall cause its Affiliates not to), during the Exclusivity Period, [***]. Notwithstanding the foregoing, the limitations set forth in this Section 2.5.1 shall not apply to any New Indication, subject to Section 2.6.

2.5.2 Auxilium. Auxilium hereby covenants that it shall not (and shall cause its Affiliates not to), during the Exclusivity Period, (i) develop (including submitting any applications for regulatory approval) or manufacture any pharmaceutical product consisting of the colG and colH collagenase gene sequences from Clostridium histolyticum and variants thereof, and their encoded proteins expressed either homologously or heterologously together with the isolated enzyme products used individually or in combination for use in the Field in the Territory or (ii) develop (including submitting any applications for regulatory approval), manufacture or commercialize any pharmaceutical product indicated for use in the Field in the Territory, in each case of (i) and (ii), either on its own, with or through any Affiliate, or in collaboration with a Third Party, and in each case other than with respect to the Development and Commercialization of the Product in the Field in the Territory pursuant to this Agreement. Notwithstanding the foregoing, the limitations set forth in this Section 2.5.2 shall not apply to any New Indication, subject to Section 2.6.

2.5.3 Exclusivity Period. “Exclusivity Period” means on a country-by-country basis (i) with respect to the exclusivity obligations contained in Sections 2.5.1 and 2.5.2 [***], the duration of the Term or such shorter period as required by Law and (ii) in the case of exclusivity obligations contained in Section 2.5.1 [***], the lesser of (x) a period of [***] ([***]) years from the Effective Date, (y) the duration of the Term in the event that the Agreement is terminated pursuant to Sections 13.2 – 13.5, inclusive, or (z) such shorter period as required by Law.

2.5.4 [***].

2.6 Right of Negotiation. If Auxilium wishes to Develop and Commercialize the Product for sale in the Territory in an indication outside the Field (a “New Indication”), then Pfizer and Auxilium shall negotiate with respect to such New Indication in the Territory pursuant to this Section 2.6. Auxilium shall notify Pfizer in writing in the event it wishes to Develop and Commercialize the Product in such New Indication in the Territory, and Pfizer shall notify Auxilium in writing within twenty-eight (28) days after receipt of such notice whether or not it desires to enter negotiations as set forth in this Section 2.6. If Pfizer exercises such right of negotiation in accordance with this Section 2.6, the Parties shall negotiate in good faith (but subject to each Party’s final management approval which can be given in their absolute discretion) the terms of a definitive agreement regarding the Development and Commercialization of such Product in the Territory, including the financial terms thereof. If Auxilium and Pfizer are unable to enter into a definitive agreement with respect to such transaction within sixty (60) days after receipt of the said notice (or such longer period as may be mutually agreed upon by the Parties), then Auxilium (either itself, or with its Affiliates or Third Parties) shall be permitted to Develop and/or Commercialize such New Indication in the

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Territory in each case; provided, however, that, if Pfizer determines in good faith and provides written notice within thirty (30) days after the end of such sixty (60) day period to Auxilium that it is not reasonably possible to differentiate the Product for such New Indication in the Territory such that it is not susceptible to use in the Field, then Auxilium (its Affiliates or any Third Parties on its behalf) shall not Develop and Commercialize such New Indication in the Territory (for clarity, in the event that Pfizer reasonably determines that such New Indication is not susceptible to sufficient differentiation as is called for hereunder, Pfizer shall explain in the aforementioned written notice the reasons why such New Indication is not sufficiently differentiated, and the Parties shall discuss in good faith such determination). For the purposes of this Section 2.6, the following formulations for any such New Indication will be considered differentiated from the formulation of the Product hereunder such that they would not be susceptible to use in the Field: (i) aerosol formulation, (ii) patch from which the active ingredient could not be removed and diluted, (iii) liquid formulation that is sufficiently dilute that it could not be used in the Field, (iv) multi-needle delivery device where the active ingredient could not be reasonably extracted for use in the Field, (v) dry powder inhalers, (vi) non-injectible gels, (vii) eye drop or other device for ocular administration, (viii) oral delivery methods, and (ix) implants that as a result of their dimensions and size cannot be used in the Field. A lyophilized or liquid formulation that could be used in, or diluted to, a concentration that would, in either case, have utility in the Field is agreed to be unacceptable such that it would be reasonable for Pfizer to refuse to consent to such a formulation for use in a New Indication. The Parties further agree and acknowledge that (A) Auxilium shall only be permitted to Develop and/or Commercialize a New Indication in the Territory under a different trademark and trade dress from that used by the Parties in the Territory and (B) nothing contained in this Section 2.6 shall prohibit Auxilium from (and this Section 2.6 shall not apply with respect to) (x) Developing or Commercializing the Product in a New Indication for sale outside the Territory, or (y) Developing or Commercializing the Product for non-human uses anywhere in the world for any indication.

2.7 Restrictive Covenants.

2.7.1 Ex-Territory Activities. Pfizer hereby covenants and agrees that it shall not (and shall cause its Affiliates, sublicensees and subcontractors not to), either directly or indirectly, market, distribute or sell the Product into countries outside of the Territory. Without limiting the generality of the foregoing, with respect to such countries outside of the Territory, Pfizer shall not (i) engage in any advertising activities relating to the Product directed solely to customers located in such countries, or (ii) solicit orders from any prospective purchaser located in such countries.

2.7.2 Ex-Field Activities. Pfizer hereby covenants and agrees that it shall not (and shall cause its Affiliates, sublicensees and subcontractors not to), either directly or indirectly, market, distribute or sell the Product for use outside the Field. Without limiting the generality of the foregoing, Pfizer shall not (i) engage in any advertising activities relating to the Product directed to use outside the Field, or (ii) solicit orders from any prospective purchaser for use of the Product outside the Field in the Territory.

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2.7.3 Pfizer Contracts. In the event that Pfizer (or any of its Affiliates) enters into any agreements with a subcontractor (including, any distributors or wholesalers) or a sublicensee for the Product, it shall include in any and all said agreements provisions substantially similar to those set forth in Sections 2.7.1 and 2.7.2, such that such subcontractor or sublicensee, as applicable, shall only be authorized to market, distribute and sell the Product within the Field within the applicable countries in the Territory, and shall be prohibited from marketing, distributing or selling the Product outside the Field or outside the Territory.

2.7.4 Within-Territory Activities. Auxilium hereby covenants and agrees that it shall not (and shall cause its Affiliates, sublicensees and subcontractors not to), either directly or indirectly, market, distribute or sell the Product into countries within the Territory for use in the Field. Without limiting the generality of the foregoing, with respect to such countries within the Territory, Auxilium shall not (i) engage in any advertising activities relating to the Product for use in the Field directed solely to customers located in such countries, or (ii) solicit orders from any prospective purchaser located in such countries (other than outside the Field in accordance with Section 2.6).

2.7.5 Auxilium Contracts. In the event that Auxilium (or any of its Affiliates) enters into any agreements with a subcontractor (including, any distributors or wholesalers) or a sublicensee for the Product, it shall include in any and all said agreements provisions substantially similar to those set forth in Section 2.7.4, such that such subcontractor or sublicensee, as applicable, shall only be authorized to market, distribute and sell the Product; (i) within countries outside the Territory or (ii) within the Territory, for use outside the Field as otherwise provided in this Agreement.

2.7.6 Jurisdictional Compliance. It is the desire and intent of the Parties that the restrictive covenants contained in this Section 2.7 be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Axel and Pfizer believe that the restrictive covenants in this Section 2.7 are valid and enforceable. However, if any restrictive covenant should for any reason become or be declared by a competent court or competition authority to be invalid or unenforceable in any jurisdiction, such restrictive covenant shall be deemed to have been amended to the extent necessary in order that such provision be valid and enforceable, such amendment shall apply only with respect to the operation of such provision of this Section 2.7 in the particular jurisdiction in which such declaration is made.

2.8 BTC License Agreement.

2.8.1 Auxilium confirms that a true and complete copy of the BTC License Agreement is attached to this Agreement as Schedule 2.8 and that Auxilium will not terminate the BTC License Agreement or agree or consent to any further amendments to the BTC License Agreement that would affect Pfizer’s rights under this Agreement without the prior written consent of Pfizer. Auxilium covenants to comply with all material terms of the BTC License Agreement and each Party shall take any action reasonably requested by the other Party to prevent any potential breach of the BTC License Agreement.

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2.8.2 In the event of a material breach under the BTC License Agreement by Auxilium with respect to the Sublicensee Territory (as defined in the BTC License Agreement) not remedied or cured by Auxilium within the first sixty (60) days of the relevant ninety (90) day period described in the BTC License Agreement, Pfizer shall have the right in accordance with the BTC License Agreement to step-in and, within the final thirty (30) days of such ninety (90) day period, remedy or cure such breach. In such event, and if Pfizer is not at fault with respect to such breach, Pfizer may request of BTC in writing in connection with such remedy or cure that BTC promptly grant to Pfizer a license under the Licensed Technology (as defined in the BTC License Agreement) and otherwise on the same economic and other terms as are contained in the BTC License Agreement covering the Sublicensee Territory (as defined in the BTC License Agreement) in substitution for Auxilium.

ARTICLE 3

GOVERNANCE

3.1 Joint Steering Committee. The Parties shall establish the JSC within thirty (30) days after the Effective Date. The JSC shall perform the following functions:

3.1.1 Approve the Development Plan and any material amendments thereto;

3.1.2 Review any matters related to Regulatory Approvals for the Product in the Field in the Territory;

3.1.3 Review and discuss the overall strategy for obtaining, maintaining and enforcing Patent protection and market and data exclusivity for the Product in the Field in the Territory;

3.1.4 Review and discuss the overall strategy for Commercializing the Product in the Field in the Territory;

3.1.5 Review and discuss the Commercialization Plan, and any amendments or revisions thereto, which review shall be on an annual basis, on or before September 30th of each year during the Term, with a six (6) month review of any amendments or revisions thereto until three (3) years after the First Commercial Sale when such reviews shall become annual reviews only;

3.1.6 Provide a forum for the Parties to discuss the Commercialization of the Product in the Field in the Territory in the broader context of Auxilium’s Global Branding Strategy and to receive reports on Auxilium’s commercialization activities for the Product in the Field outside the Territory;

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3.1.7 Discuss a range of suggested prices at which the Product will be sold to Third Parties in the Field in the Territory and any discount strategies for the Product in the Field in the Territory; provided that nothing contained herein shall limit or in any way restrict Pfizer from having the final decision on setting the price at which the Product will be sold in the Field in the Territory;

3.1.8 Review the progress of the other Committees;

3.1.9 Resolve disputes and other matters referred to the JSC by any other Committee;

3.1.10 Review and discuss any reports from the SCAC submitted pursuant to Section 3.10; and

3.1.11 Have such other responsibilities as may be assigned to the JSC pursuant to this Agreement or as may be mutually agreed upon by the Parties in writing from time to time.

3.2 Joint Steering Committee Membership. Auxilium and Pfizer shall each designate three (3) representatives of appropriate seniority and experience to serve on the JSC by written notice to the other Party. Either Party may designate substitutes for its representatives if one (1) or more of such Party’s designated representatives are unable to be present at a meeting. From time to time each Party may replace its representatives by written notice to the other Party specifying the prior representative(s) and their replacement(s). The JSC shall be co-chaired by a representative of each of Pfizer and Auxilium. One member of the JSC shall serve as secretary of the JSC at each Committee meeting, and the secretary shall alternate from meeting to meeting between a Pfizer Committee member and an Auxilium Committee member. The chairpersons shall be responsible for (i) calling meetings, (ii) preparing and issuing minutes of each such meeting within thirty (30) days thereafter, and (iii) preparing and circulating an agenda for the upcoming meeting; provided that the chairpersons shall consider including any agenda items proposed by either Party no less than five (5) days prior to the next scheduled JSC meeting.

3.3 Joint Steering Committee Meetings. The JSC shall hold at least one (1) meeting per calendar quarter at such times during such calendar quarter as it elects to do so until pre-launch Development Activities for the Product in the Field in the Territory are completed, and thereafter, if the Parties mutually so decide, twice per year provided that the JSC shall meet more or less frequently as Pfizer and Auxilium mutually agree upon as appropriate. Meetings of the JSC shall be effective only if at least one (1) representative of each Party is present or participating. The JSC may meet either (i) in person at either Party’s facilities or at such locations as the Parties may otherwise agree or (ii) by audio or video teleconference; provided that no less than one (1) meeting of the JSC during each calendar year shall be conducted in person. Other representatives of each Party involved with the Product may attend meetings as non-voting participants, subject to the confidentiality provisions set forth in Article 12. Additional meetings of the JSC may also be held with the consent of each Party, as required to resolve disputes, disagreements or deadlocks in the other Committees or as otherwise required under this Agreement, and neither Party shall unreasonably withhold its consent to hold such additional meetings. Each Party shall be responsible for all of its own expenses incurred in connection with participating in the JSC meetings or any of the other Committee meetings.

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3.4 Decision-Making. The JSC may make decisions with respect to any subject matter that is subject to the JSC’s decision-making authority and functions as set forth in Section 3.1. All decisions of the JSC shall be made by unanimous vote or written consent, with Pfizer and Auxilium each having, collectively, among its respective members, one (1) vote in all decisions. The JSC shall use commercially reasonable efforts to resolve the matters within its roles and functions or otherwise referred to it. If the JSC cannot reach consensus on a matter within ten (10) business days after such matter has been brought to the JSC’s attention, then such matter shall be handled in the following manner. Any dispute that cannot be resolved by the JSC shall be first referred to the Alliance Managers. The Alliance Managers shall use their commercially reasonable efforts to reach mutually acceptable resolutions on all such disputed matters. If the Alliance Managers are unable to resolve such dispute within ten (10) days after the dispute is first referred to the Alliance Managers, the matter shall be resolved as provided in Section 3.6.

3.5 Alliance Managers. Promptly following the Effective Date, each Party shall designate an individual to serve as the main point of contact for each Party to exchange information, facilitate communication and coordinate the Parties’ activities under this Agreement relating to the Products and to provide day-to-day support to the Committees (each, an “Alliance Manager”). Each Alliance Manager shall be experienced in project management and shall have appropriate experience in the pharmaceutical industry. The Alliance Managers shall attend all meetings between the Parties, including Committee meetings, and shall also work together to resolve any deadlock between the Parties in accordance with the procedures set forth in Section 3.4; provided, however, that the Alliance Managers shall not be members of any Committee established pursuant to this Agreement. Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party; provided, that the Parties recognize and agree as to the importance of continuity in their relationship and the activities hereunder.

3.6 Dispute Resolution Procedures. In the event that any matter remains unresolved pursuant to Section 3.4, then the following shall apply:

3.6.1 If the dispute relates to General Development Activities, then Auxilium shall have the final decision making authority.

3.6.2 If the dispute relates to any Territory Exclusive Development Activities, then either Party may refer the matter for determination by an Expert in accordance with Section 15.5.

3.6.3 If the dispute relates to Territory Discretionary Development Activities or post–Product Approval regulatory activities, then Pfizer shall have the final decision making authority.

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3.6.4 Subject to Section 3.7, all other matters properly brought to the JSC for approval shall be decided by consensus of the Parties.

3.6.5 Notwithstanding the foregoing provisions of this Section 3.6, neither Party shall exercise its right to finally resolve a dispute hereunder in a manner that excuses such Party from any of its obligations specifically enumerated under this Agreement or in a manner that negates any consent rights or other rights specifically allocated to the other Party under this Agreement. In addition, in resolving a dispute hereunder each Party shall act in good faith.

3.6.6 Nothing in this Section 3.6 shall affect the right of a Party to exercise its rights or remedies for a breach of this Agreement by the other Party.

3.7 Limits on JSC and Committee Authority. The JSC and any other Committee shall have only the powers assigned expressly to it in this Article 3 and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement. In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JSC and any other Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. Without limiting the generality of the foregoing, the JSC and any other Committee shall have no decision-making authority with respect to any matters related to (i) approving (or otherwise making decisions with respect to) matters related to obtaining, maintaining or enforcing Patent protection and market and data exclusivity for the Product in the Field in the Territory (which matters shall be governed by Article 9), (ii) the Development of the Product outside the Field or outside of the Territory, (iii) the regulatory strategy as provided in Section 5.2.1(b), (iv) the Commercialization of the Product and (v) the Manufacture of the Product.

3.8 Disbanding the JSC. At any time during the Term, and for any reason, Auxilium shall have the right to disband the JSC (and any Committees existing as of such time) upon written notice to Pfizer, which notice shall be effective immediately upon receipt (“Disbanding Notice”). Following the issuance of a Disbanding Notice and subject to this Section 3.8, (i) the JSC (and any Committees existing as of such time) shall immediately cease meeting and (ii) all decisions obligations rights and responsibilities within the purview of the JSC (and any Committees existing as of such time) shall henceforth be handled directly between the Parties; provided, that in the event of any disputes between the Parties the dispute resolution procedures set forth in Article 3 will continue to apply (substituting in the provisions of Article 3 references to “the Parties” instead of “the JSC”). If, at any time following the issuance of a Disbanding Notice, Auxilium wishes to reestablish the JSC, Auxilium shall notify Pfizer in writing and, thereafter, the JSC shall be reestablished and function in accordance with the provisions of this Article 3. For clarity, the disbanding of the JSC by Auxilium under this Section 3.8 shall have no impact on the consideration provided for or due to Auxilium under this Agreement.

3.9 Committees. From time to time, the JSC may establish and delegate duties to other sub-committees or directed teams (each, a “Committee”) to oversee particular projects or

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activities. Each such Committee shall be constituted and shall operate as the JSC determines; provided that each Committee shall have equal representation from each Party. Committees may be established on an ad hoc basis for purposes of a specific project, or on such other basis as the JSC may determine. Each Committee and its activities shall be subject to the oversight, review and approval of, and shall report to, the JSC. In no event shall the authority of a Committee exceed that of the JSC. Without limiting the foregoing, the Parties agree to initially establish the Committees described in Sections 3.10 and 3.11.

3.10 Supply Chain Advisory Committee. Within thirty (30) days after the Effective Date, Auxilium and Pfizer agree to establish the SCAC as a Committee. The SCAC shall consist of up to six (6) members (or such other number as may be agreed by the Parties in writing), three (3) of whom shall be representatives designated by Pfizer, and three (3) of whom shall be representatives designated by Auxilium. Such representatives shall include individuals who have experience in the manufacturing of pharmaceutical products. The SCAC shall advise the JSC with respect to all discussions related to the Manufacture and supply chain for the Product. Meetings of the SCAC shall commence at a time to be mutually agreed upon by the Parties and the SCAC shall meet at least once every three (3) months, and in any case more or less frequently as Pfizer and Auxilium deem appropriate or as reasonably requested by either such Party, on such dates and at such places and times as the Parties shall agree. Meetings of the SCAC that are held in person shall alternate between the offices of Pfizer and Auxilium, or such other place as the Parties may agree. The members of the SCAC also may convene or be consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate. The SCAC shall be a joint forum for the Parties to meet and discuss with Pfizer providing Auxilium reasonable input (which Auxilium shall in good faith consider incorporating into its Manufacturing and supply related decisions) but the SCAC shall not be a decision-making body but shall provide regular updates to the JSC on those matters under this Section 3.10 no less frequently than once each calendar quarter after the Effective Date. Additionally the SCAC shall:

3.10.1 Review an initial Manufacturing and supply plan (see Schedule 3.10.1) to be prepared by Auxilium for the Product within sixty (60) days of the Effective Date and quarterly updates thereto pursuant to Article 7;

3.10.2 Receive quarterly summaries of Drug Substance safety stock levels held at Auxilium’s Facilities or that of a designated Third Party manufacturing and testing site(s) in accordance with Article 7;

3.10.3 Be informed of Auxilium’s Manufacturing licensure activities specifically including those associated with the BLA filed within the U.S., and sourcing strategies in support of the Development and Commercialization of the Product in the Territory, including the strategic aspects of Manufacturing capacity;

3.10.4 Be informed of results of regulatory inspections related to the Product and review steps to be taken by Auxilium to address any deficiencies noted;

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3.10.5 Be informed of any material quality-related issues concerning the Product;

3.10.6 Be informed on progress and issues concerning Manufacturing Development Activities;

3.10.7 Be informed of and discuss changes in Facilities, testing sites, and responsibilities in the supply chain for the Product for Commercialization in the Field in the Territory;

3.10.8 Be informed of any Manufacturing activities by a Third Party on behalf of Pfizer (if applicable in accordance with Sections 7.15 and 7.19), and Packaging and Labeling strategies with respect to the Product in the Field in the Territory, including the strategic aspects of release of Finished Product; and

3.10.9 Monitor logistical strategies, capacity planning and inventory levels for the Product for Commercialization in the Field in the Territory for consistency with the forecasts and the Manufacturing and supply plan referred to in Section 3.10.1.

For purposes of clarity, Auxilium shall have final decision-making authority with respect to any dispute involving the Manufacture of the Product (including any Manufacturing Development Activities).

3.11 Development and Regulatory Committee. Within thirty (30) days after the Effective Date, the Parties shall establish a development and regulatory committee (the “Development and Regulatory Committee” or “DRC”), which shall consist of up to six (6) members (or such other number as may be agreed by the Parties in writing), three (3) of whom shall be representatives designated by Pfizer, and three (3) of whom shall be representatives designated by Auxilium. Each of Pfizer and Auxilium may replace any or all of its representatives on the DRC at any time upon written notice to the other Party. Such representatives shall include individuals who have clinical trial and regulatory experience and expertise in pharmaceutical drug development. A Party may designate a substitute to temporarily attend and perform the functions of such Party’s designee at any meeting of the DRC. Meetings of the DRC shall commence at a time to be mutually agreed upon by the Parties and the DRC shall meet in person at least once every three (3) months, and in any case more or less frequently as Pfizer and Auxilium deem appropriate or as reasonably requested by either such Party, on such dates and at such places and times as the Parties shall agree. Meetings of the DRC that are held in person shall alternate between the offices of Pfizer and Auxilium, or such other place as the Parties may agree. The members of the DRC also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate. Pfizer and Auxilium each may, on advance notice to the other Party, invite non-member employees of such Party to attend meetings of the DRC. The DRC may make decisions with respect to any subject matter that is subject to the DRC’s decision-making authority and functions as set forth in this Section 3.11. All decisions of the DRC shall be made by unanimous vote or written consent, with Pfizer and

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Auxilium each having collectively, among its respective members, one (1) vote in all decisions. If the DRC cannot reach consensus within ten (10) days after it has first met and attempted to reach such consensus, the disputed matter shall be referred on the eleventh (11th) day to the JSC for resolution. The DRC shall perform the following functions:

3.11.1 Review, coordinate and discuss the overall strategy for Developing the Product in the Field in the Territory, including reviewing, coordinating and discussing the overall strategy for seeking Regulatory Approvals for the Product in the Field in the Territory;

3.11.2 Manage and oversee the preparation and implementation of the Development Plans;

3.11.3 Review updates and amendments to the Development Plans;

3.11.4 Facilitate the exchange of information between the Parties under this Agreement regarding the strategy for implementing the Development Activities, including sharing Development Data created pursuant to this Agreement and establishing procedures for the efficient sharing of information and materials necessary or useful for the Development of the Product in the Field in the Territory;

3.11.5 Establish a CMC Regulatory Sub-Committee to ensure guidance, consultancy and access by both Parties to CMC information and data in support of filings, Facility inspections and Product launch in the Territory and the U.S.;

3.11.6 Review the design of the clinical trial protocols and endpoints and oversee the conduct of all clinical trials required as set forth in the Development Plan as well as discuss any General Development Activities, Territory Exclusive Development Activities or Territory Discretionary Development Activities to be conducted with respect to the Product in the Field in the Territory;

3.11.7 Be informed of the development and contents of all submissions to Regulatory Authorities in the Territory for Regulatory Approvals and all necessary filing and registration activities related thereto;

3.11.8 Have such other responsibilities as may be assigned to the DRC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time; and

3.11.9 Review and oversee issues regarding pharmacovigilance and safety both inside and outside the Territory.

3.12 Actions. In developing strategies, making decisions and exercising its rights under this Agreement (including acting through its representatives on any of the Committees and its Alliance Managers), each Party shall act in good faith and use its Commercially Reasonable Efforts to achieve the goals of the then-current Development Plan or Commercialization Plan.

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3.13 Exchange of Information. Each Party shall keep the other Party fully and promptly informed as to its progress and activities relating to the Manufacture, Development and Commercialization of the Product in the Territory, including with respect to regulatory matters and meetings with Regulatory Authorities, by way of updates to appropriate Committees at their meetings or to the other Party in the event that the Committees are disbanded and as otherwise specified in this Agreement, or as reasonably requested from time to time by the other Party. In connection therewith, Auxilium and Pfizer shall provide each other with such information regarding such progress and activities under the Development Plan or the Commercialization Plan, or otherwise relating to the Product, as the other Party may reasonably request from time to time.

3.14 Minutes of Committee Meetings. Definitive minutes of all Committee meetings shall be finalized no later than thirty (30) days after the meeting to which the minutes pertain as follows:

3.14.1 Within ten (10) days after a Committee meeting, the secretary of such Committee shall prepare and distribute to all members of such committee draft minutes of the meeting. Such minutes shall provide a list of any issues yet to be resolved, either within such Committee or through the relevant resolution process.

3.14.2 The members of each Committee shall then have ten (10) days after receiving such draft minutes to collect comments thereon and provide them to the secretary of such Committee.

3.14.3 Upon the expiration of such second ten (10) day period, the Parties shall have an additional ten (10) days to discuss each other’s comments and finalize the minutes. The secretary and chairperson(s) of such Committee shall each sign and date the final minutes. The signature of such chairperson(s) and secretary upon the final minutes shall indicate each Party’s assent to the minutes.

ARTICLE 4

DEVELOPMENT

4.1 Overview.

4.1.1 Overview of Development. Subject to the terms and conditions of this Agreement, the Parties shall collaborate with respect to the Development of the Product for use in the Field in the Territory as set forth in the Development Plan. Auxilium shall conduct the General Development Activities, Auxilium shall conduct that part of the Territory Exclusive Development Activities which occur prior to Product Approval, and Pfizer shall conduct that part of the Territory Exclusive Development Activities which occur after Product Approval, and Pfizer shall conduct the Territory Discretionary Development Activities in accordance with the Development Plan as provided in this Article 4.

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4.1.2 Development Outside the Territory or Outside the Field; Regulatory Approvals Outside the Territory or Outside the Field. The Parties hereby agree and acknowledge that subject to Auxilium’s compliance with all obligations under this Agreement, and to the rights specifically allocated to Pfizer under this Agreement, nothing contained herein shall limit or otherwise restrict the ability of Auxilium to (i) Develop the Product for use or sale outside the Territory (whether or not in the Field) and (ii) obtain or maintain Regulatory Approvals for the Product outside the Territory (whether or not in the Field). Without limiting the generality of the foregoing, (a) the Development Plan shall not address any Development activities which are necessary solely for obtaining or maintaining Regulatory Approval for the Product in any country outside the Territory or (b) obtaining or maintaining Regulatory Approvals for the Product outside the Territory. Any Development of the Product or obtaining or maintaining Regulatory Approval for the Product within the Territory but outside the Field shall only take place in accordance with the provisions of Section 2.6 and shall not otherwise be limited or restricted by this Agreement.

4.1.3 Manufacturing Development Activities. The Parties hereby agree and acknowledge that Auxilium shall be solely responsible for planning and performing all Manufacturing Development Activities, subject to Pfizer’s right to engage a Third Party to Manufacture, if applicable in accordance with Sections 7.15 and 7.19. Notwithstanding the foregoing, Manufacturing Development Activities shall not be set forth in the Development Plan but shall be reported on and discussed at the meetings of the SCAC periodically and or at the request of the SCAC, as provided for in Section 3.10.6.

4.1.4 Certain Additional Restrictions. Pfizer agrees and acknowledges that it and its Affiliates and sublicensees shall not conduct any Development of the Product except in accordance with a Development Plan established pursuant to this Agreement.

4.2 Objectives Under the Development Plan.

4.2.1 Development Activities. Each Party shall use Commercially Reasonable Efforts to carry out the Development Activities assigned to it under the Development Plan and in accordance with the time frames set forth in the Development Plan.

4.2.2 Compliance. Each Party shall conduct its Development Activities in accordance with the Development Plan, consistent with sound and ethical business and scientific practices, and in compliance with all applicable Laws, GCPs and GLPs.

4.3 Development Plan and Development Budget.

4.3.1 General. In connection with the Development of the Product for use in the Field in the Territory, the Parties shall conduct such Development Activities, if any, pursuant to a comprehensive development plan (the “Development Plan”). The Development Plan shall set forth, among other things, the following:

(a) any preclinical studies, toxicology studies, pharmaco-economic studies, process development studies and other clinical studies, in each case, together with all protocols, endpoints and investigators conducting such studies, with respect to the Product in the Field in the Territory;

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(b) any post-Product Approval clinical trials and studies, including Phase IV Clinical Trials with respect to the Product in the Field in the Territory;

(c) all regulatory plans and other elements of obtaining and maintaining Regulatory Approvals in the Field in each country or regulatory jurisdiction in the Territory;

(d) a detailed annual budget for all Development Costs and Regulatory Costs for the activities in the applicable Development Plan (the “Development Budget”);

(e) subject to the provisions of Section 4.1.1, the allocation of the Development Activities to be conducted by each Party and the timeline for completing such Development Activities; and

(f) the plans and timeline for preparing the necessary Regulatory Materials and for obtaining Regulatory Approval in the Field in the Territory.

4.3.2 Initial Development Plan. The initial Development Plan for the Product shall be prepared by the Parties following the Parties’ consultation with the applicable Regulatory Authorities in the EU pursuant to Section 5.2.1(b). To the extent that future “national meetings” with the Regulatory Authorities in a specific country or territory within the Territory provide guidance with respect to the risk management plan or Development Activities in such country or territory, the Parties shall consider such guidance in updating and amending the Development Plan pursuant to Section 4.3.3.

4.3.3 Updating and Amending Development Plan and Development Budget; Additional Development Activities.

(a) On or before September 30th of each year during the Term, the JSC shall review, update and approve the Development Plan (including the Development Budget contained therein) which shall cover the Development Activities to be conducted during the upcoming calendar year, and the JSC shall, on at least a quarterly basis, review and update, as appropriate, the then-current Development Plan (including the Development Budget) to reflect any changes, reprioritizations of, or additions to the Development Plan; provided, however, that any disputes with respect thereto shall be resolved pursuant to Section 3.4.

(b) From time to time during the Term, either Party may submit to the JSC any proposed expansion or other amendment of the Development Plan to cover additional Development Activities (or otherwise amend the Development Activities) with respect to the Product for use in the Field in the Territory for the JSC’s review and approval; provided,

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however, that any disputes with respect thereto shall be resolved pursuant to Section 3.4. Once approved by the JSC (or otherwise resolved pursuant to Section 3.4), each amended Development Plan (including the Development Budget contained therein) shall become effective and supersede the previous Development Plan and Development Budget as of the date of such approval or at such other time as decided by the JSC.

(c) The Development Plan shall provide for, and Auxilium shall conduct under its General Development Activities, the Phase III Clinical program for Peyronie’s Disease for which the Parties have sought CHMP advice in the EU and FDA advice in the U.S. and that takes into account such guidance.

4.4 Development Costs.

4.4.1 Territory Development Activities.

(a) The Parties shall share equally all the Development Costs (whether incurred by Auxilium or Pfizer or their respective Affiliates) set forth in the applicable Development Budget with respect to any Territory Exclusive Development Activities (subject to Section 3.6.2); provided, however, that Pfizer may, on an indication-by-indication basis, recoup its fifty percent (50%) share of such Development Costs, to the extent relating to Development Activities prior to Product Approval, by means of an off-set against the milestone payment due upon First Commercial Sale of the Product for such indication.

(b) All Development Costs for Territory Discretionary Development Activities shall be borne by Pfizer.

4.4.2 General Development Activities. Auxilium shall be responsible for one hundred percent (100%) of all Development Costs (whether incurred by Auxilium or Pfizer or their respective Affiliates) set forth in the applicable Development Budget with respect to any General Development Activities.

4.4.3 Manufacturing Development Activities. For purposes of clarity, Auxilium shall be solely responsible for one hundred percent (100%) of the costs incurred by Auxilium or its Affiliates associated with any Manufacturing Development Activities. Manufacturing Development Activities shall not be set forth in the Development Plan but shall be reported on and discussed at the meetings of the SCAC periodically and/or at the request of the SCAC, as provided for in Section 3.10.6.

4.4.4 Budget and Timeline Overruns.

(a) Each Party shall promptly inform the other Party upon determining that it is likely to exceed the budget amounts set forth in the annual Development Budget for Territory Exclusive Development Activities. To the extent that a Party (or its Affiliates) incurs Development Costs for a particular calendar year which exceed the Development Budget by ten percent (10%) or less (a “De Minimis Overage Amount”), then such De Minimis Overage

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Amount shall automatically be included in the Development Budget for such year. However, to the extent that a Party (or its Affiliates) incurs Development Costs for a particular calendar year which exceed the Development Budget by more than ten percent (10%) (such excess over ten percent (10%), the “Excess Overage Amount”), the Party that has so exceeded its budget shall provide to the JSC a full explanation for so exceeding its budget and such Excess Overage Amount shall only be included in the Development Budget if the JSC agrees to allow some or all of the Excess Overage Amount to be included in the Development Budget as it considers equitable under the circumstances. By way of example, if a Party incurs Development Costs which are in excess of the Development Budget by fourteen percent (14%), then the first ten percent (10%) thereof will automatically be included in the applicable budget as a De Minimis Overage Amount and the remaining four percent (4%) will constitute an Excess Overage Amount and shall only be included in the applicable budget to the extent agreed to by the JSC as set forth in this Section 4.4.4. To the extent that the JSC does not agree to treat the Excess Overage Amount as Development Costs, the Party that has exceeded its budget shall be solely responsible for the Excess Overage Amount. For clarity, this Section 4.4.4(a) applies only to Development Costs to which both Parties are contributing.

(b) Each Party shall promptly inform the other Party upon determining that it is likely to miss a Development date set forth in the Development Plan. To the extent that a Party (or its Affiliates) misses such a date by four (4) weeks or more (a “Development Timeline Failure”), the Party that has experienced such Development Timeline Failure shall provide to the JSC a full explanation for such Development Timeline Failure.

4.4.5 Payment and Reimbursement of Development Costs. The Parties shall adhere to the procedures in Section 8.10 to reimburse each other for the sharing of Development Costs as set forth in this Section 4.4.

4.5 Records, Reports and Information.

4.5.1 General. Each Party shall maintain current and accurate records of all work conducted by it under the Development Plan and all data and other information resulting from such work (which records shall include, as applicable, books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof (e.g., samples of materials and other graphic or written data generated in connection with the Development Activities)). Such records shall properly reflect all work done and results achieved in the performance of the Development Activities in sufficient detail and in good scientific manner appropriate for regulatory and patent purposes. Each Party shall document all preclinical studies and clinical trials to be conducted pursuant to the Development Plan in formal written study reports according to applicable national and international (e.g., ICH, GCP and GLP) guidelines. Each Party shall be given an adequate opportunity, in any event not less than ten (10) business days, to comment on and approve the drafts of reports resulting from activities conducted under the Development Plan.

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4.5.2 Status Updates in the Territory. Each Party shall provide the JSC with reports detailing its respective Development Activities under the Development Plan and the results thereof at least five (5) business days prior to any JSC meeting, but in any event, on at least a calendar quarter basis. Without limiting the foregoing, each Party shall promptly, but in any event within five (5) business days after receipt thereof, provide to the other Party with copies of any material documents or correspondence received from any Regulatory Authority related to Development Activities.

4.5.3 Access to Records. Each Party shall have the right, not more than one (1) time per calendar year, to review all records under the Development Plan maintained by the other Party at reasonable times, upon written request; provided, however, that such other Party shall have the right to redact any portions thereof not solely related to the Development of the Product for use in the Field in the Territory.

4.6 Ownership and Transfer of Development Data. All data (including pre-clinical, clinical, technical, chemical, safety, and scientific data and information), know-how and other results generated by or resulting from or in connection with the conduct of Development Activities, including relevant laboratory notebook information, screening data, Regulatory Data and synthesis schemes, including descriptions in any form, data and other information (collectively, the “Development Data”), shall be owned solely and exclusively by the Party generating such data which shall be Confidential Information of such Party (and each Party shall require that all of its Affiliates and sublicensees and subcontractors assign any of such Affiliates’ and sublicensees’ and subcontractors’ right, title and interest in and to such Development Data to such Party). With respect to Development Data generated by a Party, such Party shall promptly provide the other Party with copies of reports and summaries thereof, in each case as such reports and summaries become available to such Party. Pfizer hereby grants Auxilium (and its Affiliates and designees), a right of reference to all Development Data owned by Pfizer (or its Affiliates) for all uses in connection with the Product outside the Territory or outside the Field (including the development (including obtaining and maintaining Regulatory Approvals), manufacturing and commercialization thereof), which right of reference shall survive the expiration or termination of this Agreement.

4.7 Right to Audit. Each Party shall ensure that the other Party’s authorized representatives and any Regulatory Authorities, to the extent permitted by applicable Law, may, during regular business hours and upon reasonable advance written notice, not more than once annually (except for cause), (i) examine and inspect its facilities or, subject to any Third Party confidentiality restrictions and other obligations, the facilities of any subcontractor or any investigator site used by it in the performance of Development of the Product in the Field in the Territory hereunder, and (ii) subject to applicable Law and any Third Party confidentiality restrictions and other obligations, inspect all data, documentation and work product relating to the activities performed by it, the subcontractor or investigator site, including the medical records of any patient participating in any clinical study, in each case generated pursuant to the said Development. This right to inspect all data, documentation, and work product relating to the Product in the Field in the Territory may be exercised at any time during the Term upon reasonable notice (subject to each Party’s record retention policies then in effect), or such longer period as shall be required by applicable Law.

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ARTICLE 5

REGULATORY

5.1 Regulatory Data and Regulatory Materials.

5.1.1 Regulatory Materials. Each Party shall, as soon as reasonably practicable after the same become available (to the extent that such Party is undertaking any preparation of the same), provide the other Party with copies of the summary of product characteristics (the “SmPC”), the Core Data Sheet (“CDS”) and the Patient Information Leaflet (“PIL”) that are proposed or approved for the Commercialization and Development of the Product in the Field in the Territory. Auxilium shall, as soon as reasonably practicable after it becomes available, provide Pfizer with a copy of the Biologic License Application (“BLA”) for submission for the Product in the Field in the U.S. The foregoing shall be provided in an electronic format with a content and specification in such form as such other Party may reasonably request including formatting such that each clinical study report is merged with bookmarks applied to the table of contents as a PDF document.

5.1.2 Regulatory Data Generated by Auxilium and Pfizer. Within twenty (20) days after the Effective Date, Auxilium and Pfizer shall meet and agree upon the portion of Regulatory Materials and Regulatory Data that is necessary for Pfizer to perform its obligations hereunder and specifically to commence preparing for “national meetings”. All such agreed upon Regulatory Materials and Regulatory Data shall be made available within twenty (20) days after such meeting. Within twenty (20) days after the Effective Date, Auxilium shall make available for download and printing such of the Regulatory Materials and Regulatory Data as are available in Auxilium’s e-due diligence room, which shall be updated on a regular basis. Notwithstanding the foregoing, (a) Auxilium will use reasonable efforts to supply Pfizer with such Regulatory Materials and Regulatory Data as Pfizer may reasonably request from time to time and (b) Auxilium shall make available to Pfizer all material Regulatory Materials and Regulatory Data no later than April 17, 2009. During the Term, Auxilium and Pfizer shall each promptly provide to the other copies of any further Regulatory Materials and Regulatory Data that either may generate or otherwise acquire, including any further materials or data related to the BLA for submission in the U.S.

5.1.3 Use of Data by Pfizer. Pfizer may only use the Regulatory Materials and Regulatory Data provided by Auxilium hereunder or generated by Pfizer hereunder, and any other Development Data, for the purposes of (i) Developing the Product in the Field in the Territory pursuant to this Agreement, (ii) Commercializing the Product in the Field in the Territory pursuant to this Agreement and (iii) obtaining and maintaining Regulatory Approval, for the Product in the Field in the Territory pursuant to this Agreement.

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5.2 Regulatory Filings and Regulatory Approvals.

5.2.1 General.

(a) General Responsibilities; Ownership of Regulatory Approvals. Pfizer shall be responsible for the preparation of all Regulatory Materials necessary or desirable for obtaining and maintaining such Regulatory Approvals in the Territory (including in connection with PIL’s, labeling and packaging for the Product in the Field in the Territory). Auxilium shall review the materials and provide advice to Pfizer on the proposed strategy and documentation for submission in the Territory and Pfizer shall act in good faith to take such comments into account in preparing the materials. Pfizer shall submit such Regulatory Materials, Regulatory Approval and MAA applications, as applicable, to the applicable Governmental Authorities in the Territory. Auxilium shall cooperate with and provide reasonable assistance to Pfizer in connection with all activities undertaken by Pfizer relating to the obtaining and maintaining of the Regulatory Approvals. To the extent not prohibited by applicable Law, Pfizer and Auxilium shall each be entitled to attend key meetings with the relevant Regulatory Authorities with respect to obtaining or maintaining the Product Approvals for the Product in the Field in the Territory, including oral explanations before the Committee for Human Medicinal Products (“CHMP”) and to participate fully in such meetings. All Regulatory Approvals for the Product in the Territory (other than those related solely to the Manufacture of the Product in the Territory) shall be in the name of Pfizer, and Pfizer shall own all right, title and interest in and to all such Regulatory Approvals and all related Regulatory Materials. The provisions of this Section 5.2.1 shall be subject to the provisions of Section 5.2.2.

(b) Submission Strategy. Notwithstanding any other provision of this Agreement, the Parties agree that the regulatory strategy for obtaining and maintaining Product Approvals in the EU will involve meeting with relevant Regulatory Authorities to seek advice on the acceptability of the proposed submission package, the filing of the MAA under the centralized procedure provided for under Regulation (EC) NO 726/2004, and, if feasible, requesting an accelerated assessment procedure under Article 14.9 thereof prior to filing the MAA in the EU. This strategy will not be changed other than by mutual agreement of the Parties.

5.2.2 Certain Regulatory Approvals.

(a) Pricing Approvals. Notwithstanding the provisions of Section 5.2.1, to the extent that a given country or regulatory jurisdiction in the Territory requires Pricing Approval for sale of the Product in the Field in such country or regulatory jurisdiction, Pfizer shall (to the extent permitted by applicable Laws) be solely responsible for (and shall use Commercially Reasonable Efforts toward) obtaining and maintaining Pricing Approvals in all such countries and regulatory jurisdictions in the Territory, in its own name. Without limiting the foregoing, Pfizer shall use Commercially Reasonable Efforts to apply for Pricing Approvals in each country or regulatory jurisdiction in the Territory where Pricing Approvals are required for the sale of the Product in the Field no later than thirty (30) days following the receipt of the Product Approval in such country or regulatory jurisdiction. Pfizer shall keep Auxilium informed on an ongoing basis of Pfizer’s strategy for seeking, and the results it obtains in

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seeking, such Pricing Approvals in the Territory, including the results of any material discussion or other communication with relevant Governmental Authorities regarding such Pricing Approvals. To the extent not prohibited by applicable Law, Auxilium shall be entitled to attend key meetings with the relevant Regulatory Authorities with respect to obtaining or maintaining Pricing Approvals for the Product in the Field in the Territory; provided, that, for clarity, as between Auxilium and Pfizer, Pfizer shall have sole control over the conduct of such meetings and Auxilium’s role shall be limited to that of a silent observer.

(b) Manufacturing Approvals and Manufacturing Related Sections. Notwithstanding the provisions of Section 5.2.1, Auxilium shall be primarily responsible for preparing those portions of any Regulatory Materials related to the Manufacture of the Product for sale in the Field in the Territory, including any DMFs and CMC (or equivalent) sections of any Regulatory Materials, and will provide such Regulatory Materials to Pfizer for use (with or without edit/modification) in compiling, supporting and maintaining regulatory filings in the Territory. Auxilium shall provide Pfizer with copies of all reasonably requested analytical methods, and transfer the related Auxilium Know-How, including providing Pfizer with such reasonable technical assistance as is necessary to enable Pfizer to fulfill its obligations to release finished packaged Bulk Product under Section 7.5 for distribution in the Field in the Territory under Section 6.3.1(a).

5.2.3 Cost of Regulatory Activities. All Regulatory Costs incurred in connection with the preparation of Regulatory Materials and obtaining of Product Approvals in the Territory (a) for the Product for Dupuytren’s Contracture shall be included in the Development Budget and shall be borne by Pfizer (other than those costs related to matters described in Section 5.2.2(b) which shall be borne by Auxilium); provided, that, Pfizer may recoup fifty percent (50%) of such Regulatory Costs for the Product for Dupuytren’s Contracture in the Territory by means of an off-set against the milestone payment due upon First Commercial Sale of the Product for such indication up to an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000); and (b) for all other indications in the Field shall be included in the Development Budget and shall be borne solely by Pfizer. Pfizer shall be responsible for all Regulatory Costs involved in the maintenance of all Regulatory Approvals (other than Bulk Product Manufacturing-related Regulatory Approvals) for the Product in the Field in the Territory.

5.2.4 Reporting and Review. Each Party shall keep the other Party reasonably and regularly informed in connection with the preparation of all Regulatory Materials, Regulatory Authority review of Regulatory Materials, and Regulatory Approvals, in each case with respect to the Product for sale in the Field whether within the Territory or outside the Territory. Each Party shall provide the other Party, in a timely manner, with copies of all notices, questions, and requests for information in tangible form which it receives from a Regulatory Authority with respect to the Product for sale in the Field; provided, however that such Party shall have the right to redact any information to the extent not related to the Product for sale in the Field.

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5.2.5 Consultation Prior to Regulatory Filings. The Parties shall consult with each other on the package and strategy for filing (of pre-authorization activities (i.e., Regulatory Authority meetings and CP MAA filing) and post-authorization activities), with respect to Regulatory Approvals in the Territory for the Product in the Field in the Territory prior to the filing.

5.3 Communications. The Parties shall cooperate in communicating with any Regulatory Authority having jurisdiction regarding the Product in the Field whether within the Territory or outside the Territory and each Party shall immediately notify the other in the event that such Party communicates, or intends to communicate, either on its own initiative in accordance with this Agreement or as a result of such a Regulatory Authority initiating contact with such Party in connection therewith. Notwithstanding the foregoing, except as may be required by applicable Law, Pfizer shall not, with respect to the Product, communicate with (i) any Regulatory Authority having jurisdiction outside the Territory regarding the Product or (ii) any Regulatory Authority with respect to the Product for use outside the Field, in each case, unless explicitly provided for in the Development Plan or requested or permitted in writing to do so by Auxilium, or unless so ordered by such Regulatory Authority, in which case Pfizer shall immediately notify Auxilium of such order and shall, to the extent permitted by applicable Law, not take any further actions or communicate with such Regulatory Authority further until Auxilium has provided instruction as to how to proceed. All communications with Regulatory Authorities regarding the Product in the Field in the Territory shall be undertaken as provided in this Agreement.

5.4 No Other Regulatory Filings. Except as otherwise expressly set forth in Article 5, Pfizer (and its Affiliates and sublicensees) shall not file any Regulatory Materials or Regulatory Approvals for the Product or that are otherwise based on any Auxilium Technology or any Joint Collaboration Patents.

5.5 Adverse Event Reporting; Safety Data Exchange and Medical Inquiries.

5.5.1 Pharmacovigilance. Pfizer, as the holder of the Product Approval, shall be responsible for the collection, review, assessment, tracking and filing of information related to adverse events associated with the Product in the Field in the Territory (whether or not Product Approval has been achieved), in each case in accordance with applicable Law and this Agreement (and Pfizer shall ensure that, in the Development and Commercialization of the Product, it will record, investigate, summarize, notify, report and review all adverse events in accordance with applicable Law). Auxilium (or its designee) shall be responsible for the collection, review, assessment, tracking and filing of information related to adverse events associated with the Product in the countries outside the Territory. The safety units from each of the Parties shall meet and agree upon a written pharmacovigilance agreement for exchanging adverse event and other safety information relating to the Product prior to Pfizer’s first clinical activity or prior to the first Regulatory Approval in the Territory (whichever is first); provided that Pfizer shall be responsible for maintaining the global safety database for the Product. Such written pharmacovigilance agreement shall ensure that adverse event and other safety

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information is exchanged according to a schedule that will permit each Party (and its sublicensees or designees) to comply with applicable Laws and regulatory requirements in their respective markets.

5.5.2 Medical Inquiries for the Product. Following the Effective Date, Pfizer, as the holder of the Product Approval, shall be responsible for handling all medical questions or inquiries in each such country in the Territory, including all Product Complaints, with regard to any Product sold by or on behalf of Pfizer (or any of its Affiliates or sublicensees) (including setting up a call center in connection therewith), in each case in accordance with applicable Law and this Agreement. Pfizer shall submit a copy of any standardized responses to medical inquiries prior to use thereof for Auxilium’s review and comment. Auxilium shall immediately forward any and all medical questions or inquiries which it receives with respect to any Product sold by or on behalf of Pfizer (or any of its Affiliates or sublicensees) in the Territory to Pfizer in accordance with all applicable Laws and Pfizer shall immediately forward to Auxilium any and all medical questions or inquiries that it receives with respect to Product (i) not sold by or on behalf of Pfizer (or any of its Affiliates or sublicensees) in the Territory or (ii) outside of the Territory, in each case in accordance with all applicable Laws. Notwithstanding the foregoing, Auxilium shall be primarily responsible for handling any Product Complaints related to the Manufacture of the Product, and Pfizer shall refer all such Product Complaints to Auxilium.

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5.6 Regulatory Authority Communications Received by a Party.

5.6.1 General. Each Party shall immediately inform the other Party of notification of any action by, or notification or other information which it receives (directly or indirectly) from, any Regulatory Authority whether inside the Territory or outside the Territory which (i) raises any material concerns regarding the safety or efficacy of the Product; (ii) indicates or suggests a potential material liability of either Party to Third Parties in connection with the Product; (iii) is reasonably likely to lead to a recall, market withdrawal or market notification with respect to the Product whether inside the Territory or outside the Territory; or (iv) relates to expedited and periodic reports of adverse events with respect to the Product whether inside the Territory or outside the Territory, or Product Complaints, and which may have an adverse impact on Regulatory Approval or the continued Commercialization of the Product whether inside the Territory or outside the Territory. Pfizer shall be solely responsible for responding to any such communications relating to the Product in the Field in the Territory and the Parties shall reasonably cooperate with and assist each other in complying with regulatory obligations, including by Auxilium providing to Pfizer, within two (2) business days after a request, such information and documentation which is in Auxilium’s possession as may be necessary or reasonably helpful for Pfizer to prepare a response to an inquiry from a Regulatory Authority in the Territory with respect to the Product in the Field. Each Party shall also promptly provide the other Party with a copy of all correspondence received from a Regulatory Authority whether inside the Territory or outside the Territory specifically regarding the matters referred to above. Auxilium shall be solely responsible for any communications relating to the Product outside of the Territory.

5.6.2 Disclosures. In addition to its obligations under this Agreement, each Party shall disclose to the other Party the following regulatory information:

(a) Regulatory Actions. All material information pertaining to actions taken by Regulatory Authorities whether inside the Territory or outside the Territory controlled by such Party, in connection with the Product in the Field, including any notice, audit notice, notice of initiation by Regulatory Authorities of investigations, inspections, detentions, seizures or injunctions concerning the Product in the Field whether inside the Territory or outside the Territory, notice of violation letter (i.e., an untitled letter), warning letter, service of process or other inquiry; provided, however, that a Party shall be entitled to redact those portions thereof to the extent not related to the Product in the Field. Without limiting the generality of the foregoing, each Party shall promptly, but in any event within two (2) business days, inform the other Party of any inspections, proposed regulatory actions, investigations or requests for information or a meeting by any regulatory Authority with respect to the Product in the Field whether inside the Territory or outside the Territory.

(b) Regulatory Non-compliance. All information pertaining to notices from Regulatory Authorities whether inside the Territory or outside the Territory controlled by such Party of non-compliance with Laws in connection with the Product in the Field, including receipt of a warning letter or other notice of alleged non-compliance from any

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Regulatory Authority relating to the Product in the Field whether inside the Territory or outside the Territory; provided, however, that a Party shall be entitled to redact those portions thereof to the extent not related to the Product in the Field.

(c) Certain Activities Outside the Territory. Auxilium will provide reports of safety information related to the Product arising from all non-clinical toxicology studies (other than studies outside of the Field) and all clinical studies initiated outside of the Territory by Auxilium (or its Affiliates or by any Third Party on its or their behalf) related to the Product within (i) forty eight (48) hours in the case of safety related information and (ii) sixty (60) days of completion in all other cases, in each case, solely to the extent such information is Controlled by Auxilium (and solely to the extent Auxilium is permitted to disclose such information to Pfizer pursuant to applicable Law or otherwise). Auxilium will also provide Pfizer with copies of all material regulatory filings made by Auxilium related to the Product in the Field outside of the Territory that may have a material adverse impact on the Development and/or Commercialization of the Product in the Field in the Territory. Notwithstanding anything to the contrary contained in this Section 5.6.2(c), Pfizer shall only be entitled to utilize any such data or other information provided pursuant to this Section 5.6.2(c) to satisfy its pharmacovigilance and safety reporting obligations hereunder in compliance with applicable Law (and for purposes of clarity, such information shall not be utilized for any other purposes, including to broaden the scope of any Regulatory Approval), and all such data and other information shall be considered “Confidential Information” of Auxilium.

(d) Delay in Regulatory Approval or failure to gain Regulatory Approval for Horsham Facility. In the event Auxilium fails to obtain Regulatory Approval for its Drug Substance Facility at Horsham, PA in support of either Auxilium’s U.S. BLA submission or the MAA submission, the Parties shall meet without undue delay to discuss the plan forward (which may include the formation of a joint Pfizer/Auxilium team) to remedy deficiencies in order to obtain Regulatory Approval.

(e) BTC. Pfizer hereby agrees and acknowledges that Auxilium shall have the right (i) in connection with Section 5.1(c) of the BTC License Agreement, to provide BTC with copies of all market research plans and research results, clinical development results and similar items for the Product for the purposes of the “JCC” (as such term is defined in the BTC License Agreement) and (ii) in connection with Section 3.3(a) of the BTC License Agreement, to grant BTC a right of reference with respect to “Remaining Indications” to the “Regulatory Data” contained in “Regulatory Approvals” (as such terms are defined in the BTC License Agreement) for the Product in the Field in the Territory.

5.7 Recall, Withdrawal, or Market Notification of Product.

5.7.1 Notification and Determination. In the event that any Governmental Authority threatens or initiates any action to remove the Product from the market in the Field whether inside the Territory or outside the Territory (in whole or in part), the Party receiving notice thereof shall notify the other Party of such communication immediately, but in no event

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later than one (1) business day, after receipt thereof. Notwithstanding the foregoing, in all cases Pfizer (acting as the holder of the Product Approval in the Territory) shall determine whether to initiate any recall, withdrawal or market notification of the Product in the Field in the Territory, and Auxilium, as holder of the Product Approval outside the Territory shall determine whether to initiate any such recall, withdrawal or market notification of the Product outside the Territory, including the scope of such recall or withdrawal (e.g., a full or partial recall, or a temporary or permanent recall) or market notification; provided, however that before Pfizer or Auxilium (as the case may be) initiates a recall, withdrawal or market notification, the Parties shall promptly meet and discuss in good faith the reasons therefor, provided that such discussions shall not delay any action that Pfizer or Auxilium (as the case may be) reasonably believes has to be taken in relation to any recall, withdrawal or market notification. In the event of any such recall, withdrawal or market notification, Pfizer or Auxilium (as the case may be), as the distributor of the Product, shall determine the necessary actions to be taken, and, shall implement such action, with the other Party providing reasonable input (which the first Party shall in good faith consider and incorporate into any recall, withdrawal or market notification strategy) and reasonable assistance, to conduct such recall, withdrawal or market notification. Without limiting the foregoing, Auxilium shall have the right to propose that a Product recall, withdrawal or market notification should be initiated by Pfizer, but Pfizer, acting as the holder of the Product Approval in the Territory, shall make the final decision as to whether or not the recall, withdrawal or market notification will be initiated. Pfizer shall at all times utilize a batch tracing system which will enable the Parties to identify, on a prompt basis, customers within the Territory who have been supplied with Product of any particular batch, and to recall such Product from such customers as set forth in this Section 5.7.1.

5.7.2 Cost Allocation. All direct costs and expenses associated with implementing a recall, withdrawal or market notification with respect to the Product in the Field in the Territory shall be allocated between Auxilium and Pfizer as follows:

(a) in the event, and to the extent, that the recall, withdrawal or market notification arises as a result of a material breach of this Agreement by Auxilium, including any Bulk Product Manufacturing breach, then Auxilium shall bear the costs and expenses, including all internal and Out-of-Pocket Costs of Pfizer for implementing the recall, withdrawal or market notification (including an appropriate credit to Pfizer against the payments of the Supply Delivery Price pursuant to Section 7.7.1 for any such recalled Product which Pfizer has paid for); and

(b) in the event, and to the extent, that the recall, withdrawal or market notification arises out of the material breach of this Agreement by Pfizer, then Pfizer shall bear the costs and expenses for implementing the recall, withdrawal or market notification (and no credit will be given to Pfizer against the payments of the Supply Delivery Price pursuant to Section 7.7.1 for any such recalled Product which Pfizer has paid for); and

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(c) in all other cases, all costs and expenses incurred by either Party for implementing the recall, withdrawal or market notification shall be borne equally by the Parties.

ARTICLE 6

COMMERCIALIZATION

6.1 Commercialization in the Field in the Territory. During the Term, Pfizer shall be solely responsible for Commercializing the Product in the Territory for use in the Field, which Commercialization shall be in accordance with the Commercialization Plan and this Agreement. Pfizer shall be responsible for one hundred percent (100%) of the expenses (including Pre-Marketing and other Commercialization expenses) incurred in connection with the Commercialization of the Product in the Territory for use in the Field. Without limiting the foregoing, Pfizer shall use its Commercially Reasonable Efforts to Commercialize the Product for use in the Field in each country in the Territory.

6.2 Commercialization Plan.

6.2.1 Initial Commercialization Plan. On an annual basis, Pfizer shall prepare a commercialization plan with respect to the Commercialization of the Product in the Field in the Territory pursuant to this Agreement (the “Commercialization Plan”). The initial Commercialization Plan for the Product for the first full calendar year of this Agreement (including any additional period from the Effective Date through the end of the initial calendar year) is attached to this Agreement as Schedule 6.2.1 (the “Initial Commercialization Plan”).

6.2.2 Updates to Commercialization Plan. On an annual basis no later than September 30th of each year (except as set forth in Section 6.2.1), Pfizer shall create and submit to the JSC for its review and discussion of the Commercialization Plan for the following calendar year. Each Commercialization Plan shall contain a five (5) year rolling annual plan for the Commercialization of the Product in the Territory for use in the Field. The first year of such plan (except the initial Commercialization Plan as set forth in Section 6.2.1), shall constitute the plan and budget for the first year and the remaining four (4) years shall be for planning purposes only (provided that Pfizer shall prepare such four (4) year portion in accordance with its good faith anticipated activities). Upon review and discussion by the JSC, Pfizer shall finalize the Commercialization Plan for the following calendar year. From time to time during a given calendar year, Pfizer may propose written updates to the Commercialization Plan for review and discussion by the JSC. Pfizer shall conduct all Commercialization of the Product in accordance with the Commercialization Plan and this Agreement.

6.2.3 Contents of Commercialization Plan. Each annual Commercialization Plan shall include and set forth on a regional or country-by-country basis as determined by Pfizer, among other things, the following items in connection with the Commercialization of the Product in the Territory for use in the Field:

(a) a description of the short-and long-term vision for the Product and Product positioning; a situation analysis; a Strengths, Weaknesses, Opportunities and Threats (SWOT) analysis; and a description of critical issues, strategic imperatives and tactics by strategic imperative with timelines and budget, all of the foregoing from each of the following perspectives: marketing, sales, and reimbursement;

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(b) a summary of the minimum level of sales efforts to be dedicated to the promotion of the Product, including the anticipated number of details and targets of such details;

(c) a description of any Promotional Materials and campaigns, including publication plans to be used in connection with the promotion of the Product in the Field; and

(d) a detailed budget for the Commercialization activities (including advertisement, promotion, medical education, public relations, life cycle management and publication costs) for the applicable period (the “Commercialization Budget”).

6.3 Pfizer’s Performance.

6.3.1 Specific Commercialization Obligations. Without limiting the generality of the provisions of Section 6.1, in connection with the Commercialization of the Product in the Territory for use in the Field by Pfizer hereunder:

(a) Pfizer shall be solely responsible for (i) receiving, accepting and filling orders for the Product in the Field in the Territory, (ii) handling all returns of the Product in the Field in the Territory, (iii) controlling invoicing, order processing and collection of accounts receivable for the sales of the Product in the Field in the Territory, and (iv) distributing and managing inventory of the Product in the Field in the Territory.

(b) Pfizer shall use Commercially Reasonable Efforts to launch the Product in each country (or other regulatory jurisdiction) in the Territory after all applicable Regulatory Approvals for the Product in such country (or other regulatory jurisdiction) have been obtained. Pfizer shall commercially launch the Product in each country in the Territory within sixty (60) days after the receipt of Pricing Approval and final label agreement of the Product in such country (to the extent Pricing Approval and final label agreement are required in such country, and otherwise within sixty (60) days after receipt of Product Approval in, or otherwise covering, such country); provided that Auxilium complies with its obligations to supply Product in accordance with Article 7 of this Agreement.

(c) Pfizer [***] of [***] from the Effective Date through [***].

(d) On an [***]:

(i) with respect [***] such Product [***]:

(1) [***]

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(2) [***]

(ii) with respect [***] such Product [***]:

(1) [***]

(2) [***]

6.3.2 Commercialization Plan. Without limiting obligations of Pfizer under Sections 6.3.1, Pfizer shall carry out the Commercialization activities in the Commercialization Plan, in accordance with the time frames set forth in the Commercialization Plan.

6.3.3 Diligence Failures. If Auxilium believes in good faith that Pfizer has failed to utilize Commercially Reasonable Efforts (which, for clarity would include the failure to satisfy the requirements set forth in Section 6.3.1) with respect to the Commercialization of the Product in the Field in the Territory pursuant to this Agreement, then Auxilium shall first raise such issue through the JSC, identifying the countries at issue and specific detailed reasons underlying such allegation. Within sixty (60) days following Pfizer’s receipt of any such notice from Auxilium, Pfizer shall provide Auxilium with a written response specifying, in reasonable detail, how it is using or has begun to use such Commercially Reasonable Efforts.

6.4 Reports. Pfizer shall update the JSC on a regional or on a country-by-country basis no less than twice per calendar year regarding its significant Commercialization activities involving the Product. Such updates will provide reports for each of the Major Market Countries and all other countries in the Territory will be covered in accordance with Pfizer’s regional commercial structure as it exists from time to time.

6.5 Compliance. Pfizer shall, in Commercializing the Product, comply with all applicable Laws, including the U.S. Foreign Corrupt Practices Act, as well as all applicable Regulatory Approvals for the Product. In addition, Pfizer shall not use in any capacity, in connection with its Commercialization (or Development) of the Product hereunder, any Person who has been debarred pursuant to Section 306 of the FD&C Act (or similar Law outside of the U.S.), or who is the subject of a conviction described in such section, and Pfizer shall inform Auxilium in writing immediately if it or any Person who is performing services for Pfizer hereunder is debarred or is the subject of a conviction described in Section 306 (or similar Law outside of the U.S.), or if any action, suit, claim, investigation or legal administrative proceeding is pending or, to Pfizer’s knowledge, is threatened, relating to the debarment of Pfizer or any Person used in any capacity by Pfizer in connection with its Commercialization (or Development) of the Product hereunder.

6.6 Use of Subcontractors. Pfizer shall have the right, upon giving prior written notice to Auxilium, to package, label, release, distribute or detail the Product directly or indirectly through any Third Party(ies); provided that Pfizer remains responsible for the

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performance of its subcontractors and such actions do not in any way diminish, reduce or eliminate any of Pfizer’s obligations under this Agreement. In exercising its rights under this Section 6.6, Pfizer shall not be required to obtain Auxilium’s prior written consent pursuant to Section 2.4.3 but Pfizer shall otherwise comply with all of the other obligations imposed under that Section.

6.7 Provisions applicable to Sales Representatives and/or Medical Science Liaisons.

6.7.1 General. Pfizer shall, and shall cause its Sales Representatives to, conduct all details with respect to the Product and perform its other Commercialization activities under this Agreement in the Territory in adherence with applicable Law and Regulatory Approvals, the Product package inserts, labeling and packaging, and any professional requirements, including those relating to promotion of pharmaceutical products, consumer protection, fraud and abuse and false claims.

6.7.2 Compensation. Pfizer shall be solely responsible for (i) any compensation that is payable to its Sales Representatives (including, without limitation, with respect to any employee benefit plan), (ii) the payment or withholding of any contributions, payroll taxes, or any other payroll-related item by or on behalf of Pfizer (or its Affiliates or sublicensees) or any of its Sales Representatives or Medical Science Liaisons, and (iii) any failure of Pfizer (or its Affiliates or sublicensees) to withhold or pay required taxes or failure to file required forms with regard to compensation and benefits paid or extended by Pfizer (or its Affiliates or sublicensees) to any of its Sales Representatives or Medical Science Liaisons. Pfizer acknowledges and agrees that Auxilium does not and will not maintain or procure any worker’s compensation, healthcare, or other insurance for or on behalf of the Pfizer’s Sales Representatives, all of which shall be Pfizer’s sole responsibility.

6.7.3 Training. Pfizer shall be solely responsible for training, and all costs associated with such training, its Sales Representatives and Medical Science Liaisons using Commercially Reasonable Efforts and in all cases in accordance with applicable Law, including timely reporting of any adverse events with respect to the Product.

6.7.4 Acts of Sales Representatives and Medical Science Liaisons. For the avoidance of doubt, Pfizer shall be solely responsible for any act or omission of its Sales Representatives and Medical Science Liaisons while performing any Commercialization activities (including, without limitation, any proceedings or claims for benefits that any Sales Representative or Medical Science Liaison may make under or with respect to any Auxilium benefit plan). Pfizer shall be solely responsible and liable for all probationary and termination actions taken by it with respect to its Sales Representatives and Medical Science Liaisons, as well as for the formulation, content and dissemination (including content) of all employment policies and rules (including written probationary and termination policies) applicable to its employees and contractors.

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6.8 Promotional Materials.

6.8.1 Creation of Promotional Materials. Pfizer will create and develop Promotional Materials for the Territory in accordance with the Regulatory Approvals and applicable Laws, and shall provide samples thereof to Auxilium for its review and comment (and Pfizer shall consider any such comments in good faith) prior to distributing such Promotional Materials (for clarity, such samples need only be submitted for each different type of Promotional Material, as opposed to each item of Promotional Material needing to be submitted). To the extent Pfizer shall include any Auxilium trademarks in the Promotional Materials, Pfizer shall comply with Auxilium’s then-current guidelines for trademark usage a copy of which shall be provided by Auxilium to Pfizer within thirty (30) days of the Effective Date; provided, however that Pfizer shall not be required to comply with such guidelines or any changes, amendments or updates to such guidelines unless and until Auxilium provides such guidelines or changes, amendments, or updates, as applicable, to Pfizer; provided, further, that Pfizer shall be entitled to sell-off any existing inventory of materials which were in compliance with the guidelines existing prior to the receipt of any such changes, amendments or updates, as applicable and subject to applicable Law.

6.8.2 Inclusion of Logos on Packaging and Promotional Materials. To the extent permitted or required by applicable Law and subject to obtaining necessary Regulatory Authority approvals, with respect to Product to be sold by or on behalf of Pfizer (or any of its Affiliates or sublicensees) in the Territory, the Auxilium housemark and the Pfizer housemark shall be given equal prominence on all package inserts utilized by Pfizer. Auxilium hereby grants to Pfizer a non-exclusive, royalty-free right and license during the Term to utilize the Auxilium housemark (including all trademarks, names and logos) in order to perform the Commercialization activities required to be performed by Pfizer hereunder in accordance with the terms of this Agreement. Pfizer hereby grants to Auxilium a non-exclusive, royalty free right and license during the Term to utilize the Pfizer housemark (including all trademarks, names and logos) in order to perform the Manufacturing and other activities to be performed by or on behalf of Auxilium under the terms of this Agreement. Each Party shall only use the housemark of the other Party with the necessary trademark designations, and each Party shall use the other Party’s housemarks in a manner that does not derogate from such Party’s rights in its trademarks, names and logos. Each Party shall submit representative samples of its use of the other Party’s housemark for review by the JSC. Each Party will take no action that will interfere with or diminish the other’s rights in its respective trademarks, names and logos, and if a Party reasonably believes that the use of its trademarks, names and logos by the other Party hereunder is interfering with or diminishing its rights, such Party shall notify the other Party thereof in writing and such other Party shall promptly cease use of such trademarks, names or logos in such manner. Each Party agrees that all use of the other Party’s trademarks, names and logos will inure to the benefit of such other Party, including all goodwill in connection therewith.

6.8.3 Pfizer Ownership of Promotional Materials. During the Term, Pfizer shall own all right, title and interest in and to any Promotional Materials created by Pfizer hereunder relating to the Product in the Field in the Territory including copyrights, but excluding trademarks (including the Product Trademark), names, logos and other marks owned by or on behalf of Auxilium or its Affiliates.

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6.8.4 Use of Promotional Materials Exclusively for the Product. The Promotional Materials, and any aspects of those uniquely tied to the Product, shall be used by Pfizer exclusively in connection with the Commercialization of the Product in the Field in the Territory in accordance with the terms of this Agreement, and Pfizer shall not use, or allow any other Person to use, any such Promotional Materials except in accordance with this Agreement.

6.9 Product Trademarks and Product Trade Dress.

6.9.1 Product Trademark. Pfizer shall use Commercially Reasonable Efforts to Commercialize the Product in the Field in the Territory under the trademark XIAFLEXTM (and logo) and under the trade dress or such other trademark or trade dress as the Parties mutually agree upon (in each such Party’s sole discretion), including, if applicable, any alternative trademark and any alternative trade dress pursuant to this Section 6.9.1 (the “Product Trademark” and the “Product Trade Dress”, respectively). Notwithstanding the foregoing, in the event that Pfizer believes that the use or registration of the Product Trademark or the use of the Product Trade Dress in a particular country in the Territory would be inappropriate due to such country’s linguistic or cultural particularities or against the Laws of such country, or in conflict with any Third Party’s intellectual property rights in that country, based on a review of market research, regulatory research, legal searches, investigation results, and any other relevant information that may have been collected by either Party that is relevant to the clearance for use and registration of a trademark or for use and registration of a trade dress, Pfizer shall present such concern to Auxilium, and Auxilium shall propose alternative trademarks and trade dresses to Pfizer for use and registration in the country in question. Auxilium shall bear all reasonable costs relating to the creation, legal clearance, filing, registration, and maintenance of any alternative trademark and trade dress without prejudice to Pfizer’s right to reasonably refuse to adopt any such alternative trademark or trade dress on the aforementioned grounds. Pfizer may request, and Auxilium shall use Commercially Reasonable Efforts to provide, a reasonable number of alternative trademarks and trade dresses from among which the Parties may agree that the use or registration of such an alternative trademark, or the use of such an alternative trade dress, in a particular country in the Territory would not be inappropriate due to such country’s linguistic or cultural particularities, or against the Laws of such country, or in conflict with any Third Party’s intellectual property rights in that country, based on a review of market research, regulatory research, legal searches, investigation results, and any other relevant information that may have been collected by either Party that is relevant to the clearance for use and registration of a trademark or for use and registration of a trade dress.

6.9.2 Use and Ownership of Product Trademarks and Product Trade Dress. All uses of the Product Trademark and Product Trade Dress by Pfizer (and its Affiliates and sublicensees) to identify and/or in connection with the Commercialization of the Product in the Field in the Territory shall be in accordance with Regulatory Approvals and all applicable Laws and shall be subject to the approval of Auxilium in its reasonable discretion. Pfizer (and its

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Affiliates and sublicensees) shall only use the Product Trademark and Product Trade Dress pursuant to the terms of this Agreement to identify and in connection with the Commercialization of the Product in the Territory for use in the Field, and Pfizer shall not (and shall cause its Affiliates and sublicensees not to) use such Product Trademark or Product Trade Dress to identify or in connection with the marketing of any other products. Auxilium shall own and retain all rights to the Product Trademark and Product Trade Dress (in each case, together with all goodwill associated therewith throughout the Territory), and Pfizer shall assign (and shall cause its Affiliates and sublicensees to assign), and hereby does assign to Auxilium, all of its right, title and interest in and to such Product Trademark and Product Trade Dress, if any. Auxilium shall also own rights to any Internet domain names incorporating the Product Trademark or any variation or part of such trademark as its URL address or any part of such address; and Pfizer shall not establish any Internet domain name or URL incorporating such trademark without the prior written consent of Auxilium, such consent not to be unreasonably withheld; provided that Pfizer shall be responsible for all costs incurred by Auxilium with respect to such Internet domain names or URLs to the extent used for the Commercialization of the Product in the Territory. The Parties hereby agree and acknowledge that nothing contained herein shall limit Auxilium’s right to use the Product Trademark or Product Trade Dress outside the Territory.

6.9.3 Maintenance of Product Trademark. Auxilium will use Commercially Reasonable Efforts to establish, maintain and enforce the Product Trademark in the Territory and will bear all costs and expenses relating thereto.

6.9.4 Infringement of the Product Trademark. In the event that either Party becomes aware of any infringement of the Product Trademark by a Third Party in the Territory, such Party shall promptly notify the other Party and the Parties shall consult with each other in good faith with respect thereto. Auxilium shall, at its sole discretion, have the first right to determine how to proceed with respect to such infringement, including by the institution of legal proceedings against such Third Party, in which case all costs and awards relating to such legal proceedings will be borne exclusively by Auxilium. If requested to do so, Pfizer shall reasonably cooperate with any and all action initiated by Auxilium, including by joining legal proceedings as a party at Auxilium’s reasonable expense. If Auxilium elects not to take action or initiate legal proceedings against an instance of infringement to the Product Trademark in the Territory, Pfizer shall have the right at its own and sole discretion to take action or initiate legal proceedings against such instance of infringement to the Product Trademark in the Territory, in which case all costs and awards relating to such legal proceeding will be borne exclusively by Pfizer. If requested to do so, Auxilium shall reasonably cooperate with any and all action initiated by Pfizer in connection therewith, including, by joining legal proceedings as a party at Pfizer’s reasonable expense.

6.9.5 Trademark Acknowledgments. Each Party acknowledges the sole ownership by the other Party and validity of all trademarks, trade dress, logos and slogans owned by the other Party and used or intended to be used in connection with the Commercialization of the Product for the Field in the Territory. Each Party agrees that it will not at any time during or

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after the Term assert or claim any interest in, or do anything which may adversely affect the validity or enforceability of, any copyright, trademark, trade dress, logo or slogan owned by the other Party and used or intended to be used on or in connection with the marketing or sale of the Product. Neither Party will register, seek to register or cause to be registered any copyrights, trademarks, trade dress, logos or slogans owned by the other Party and used or intended to be used on or in connection with the marketing or sale of the Product or any variation thereof, under any applicable Law providing for registration of copyrights, trademarks, service marks, trade names or fictitious names (including as an Internet domain name) or similar Laws, without the other Party’s prior written consent (in its sole discretion).

6.10 Commercialization Data. Pfizer shall own all marketing and sales data and information resulting from its Commercialization of the Product in the Field in the Territory during the Term (the “Commercialization Data”). Upon request from Auxilium, Pfizer shall provide to Auxilium a copy of such of the Commercialization Data as constitutes promotional materials, marketing strategies and market research data (“Promotional Commercialization Data”). Auxilium shall have the irrevocable right and license to use all such Promotional Commercialization Data (and the right to grant its Affiliates and Third Parties the right to use such Promotional Commercialization Data) in connection with its commercialization of the Product in the Field in the U.S., which right and license shall survive the expiration or termination of this Agreement. Notwithstanding the foregoing, Pfizer’s obligation to provide Promotional Commercialization Data and Auxilium’s right to use such data shall be performed, or exercised, respectively, in all instances in accordance with all applicable Laws, including, without limiting the foregoing, any data privacy Laws.

6.11 Global Branding Strategy. Auxilium shall have the right, from time to time during the Term, to implement (and thereafter modify and update) a global branding strategy, including global messaging, for the Product for use in the Field throughout the world (the “Global Branding Strategy”). To the extent Auxilium determines to utilize such Global Branding Strategy, Pfizer shall use Commercially Reasonable Efforts to adhere to the Global Branding Strategy in its Commercialization of the Product, including with respect to any Promotional Materials; provided, that, in the event that Pfizer believes that the application of the Global Branding Strategy in a particular country in the Territory would be inappropriate whether because of such country’s linguistic or cultural particularities, because it is against the Laws of such country or because Pfizer reasonably determines it would be inconsistent with Pfizer’s obligation to use Commercially Reasonable Efforts to Commercialize the Territory, Pfizer shall present such concern to Auxilium, and the Parties shall discuss whether appropriate revisions to the Global Branding Strategy may make it appropriate for use in such country. Nothing in this Section shall be construed to derogate from Pfizer’s ultimate right and responsibility to use Commercially Reasonable Efforts to Commercialize the Product in the Territory in accordance with the terms and conditions of this Agreement.

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ARTICLE 7

SUPPLY

7.1 General. Auxilium will use Commercially Reasonable Efforts to develop, or have developed, a process for the Manufacture of the Bulk Product, and to scale up (or have scaled-up) such process to a level sufficient to Manufacture (or have Manufactured) and supply reasonable quantities of the Bulk Product for clinical and commercial use in the Field in the Territory, in each case in accordance with the terms of this Article 7 and the Quality Agreement.

7.2 Development Supply. Auxilium will use Commercially Reasonable Efforts to Manufacture, or arrange for a Third Party to Manufacture, and supply all of Pfizer’s requirements of the Bulk Product for Development Activities to be performed by it in accordance with the Development Plan, which supply shall be in accordance with the terms of this Article 7. The Bulk Product shall be ordered and supplied for Development Activities in accordance with the procedures set forth in this Article 7. The Bulk Product supplied for Development Activities shall initially be invoiced at the lower of (i) Auxilium’s prevailing Manufacturing Standard Cost to Manufacture the Bulk Product at the time Pfizer issued the relevant Purchase Order or (ii) [***] Dollars ($[***]) per Unit of Product (the “Development Supply Price”). The Development Supply Price described by Section 7.2(ii) shall be amended once annually on the anniversary of the Effective Date to reflect any change in the United States Department of Labor Producer Price Index for pharmaceutical preparations over the preceding year.

7.3 Commercial Supply. Auxilium will use Commercially Reasonable Efforts to Manufacture, or arrange for a Third Party to Manufacture, and supply all of Pfizer’s requirements of the Bulk Product for commercial sale in the Field in the Territory pursuant to this Agreement, which supply shall be in accordance with the terms of this Article 7 and the Quality Agreement.

7.4 Exclusive Source. Subject to the provisions of this Agreement, Pfizer shall purchase all of its requirements of the Product exclusively from Auxilium pursuant to the terms of this Article 7.

7.5 Packaging and Labeling; Certain Other Manufacturing Activities. Notwithstanding anything to the contrary contained herein, in accordance with the procedures set forth in the Quality Agreement, Pfizer or its designated Third Party shall be responsible (at its sole cost and expense) for all final product labeling and packaging (whether in commercial or clinical packaging presentation), including insertion of materials such as patient inserts, patient medication guides, professional inserts and any other written, printed or graphic materials accompanying the Product, considered to be part of the Finished Product, and handling, storage, quality control, quality assurance, testing, release and related activities, of the Product in connection with the foregoing (collectively, “Packaging and Labeling”). Pfizer or its designated Third Party shall ensure that all such Packaging and Labeling shall comply with

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applicable Law, GMPs and the Regulatory Approvals for the Product in the Territory, including the Product Specifications; provided that Auxilium shall have the right, but not the obligation, to review any single or collective element of Packaging and Labeling at any time. Pfizer or its designated Third Party shall also be responsible for testing and release of the Finished Product and Auxilium shall provide assistance to Pfizer and its designees in connection therewith (including, to the extent possible, granting Pfizer reasonable access to Auxilium (and its Affiliates’, sublicensees’ and subcontractors’) facilities as is necessary or useful for Pfizer to access applicable records and documents for performing its testing and release obligations), all as more particularly set forth in the Quality Agreement.

7.6 Forecasting and Ordering.

7.6.1 Forecast. Pfizer shall furnish the first forecast under this Section 7.6 no less than twelve (12) months before the anticipated First Commercial Sale of the Product under this Agreement (the “Initial Forecast Date”). On the Initial Forecast Date and on the first day of each calendar quarter thereafter (each a “Forecast Date”), Pfizer shall furnish Auxilium a forecast of quantities of Bulk Product that Pfizer expects to be delivered on a monthly basis in each of the six (6) calendar quarters beginning, respectively, six (6) months, nine (9) months, twelve (12) months, fifteen (15) months, eighteen (18) months and twenty-one (21) months from the Forecast Date (each a “Forecast”). The Forecast for deliveries occurring in the calendar quarter beginning six (6) months after the Forecast Date shall provide for quantities no less than seventy-five percent (75%), and no more than one hundred twenty five percent (125%), of the quantities contained in the Forecast for such quarter given one quarter earlier. The Forecast for deliveries occurring in the calendar quarters beginning nine (9) months, twelve (12) months, fifteen (15) months, eighteen (18) months and twenty-one (21) months after the Forecast Date shall be non-binding (see Schedule 7.6 for Forecast methodology). All Forecasts shall (i) be specified for Bulk Product on a monthly basis and (ii) be in multiples of either [***] Units of Product (i.e. full batches of the [***]L Manufacturing environment, if applicable) or [***] Units of Product (i.e. full batches of the [***]L Manufacturing environment, if applicable). The Parties recognize that the foregoing Forecasts may change over time based on commercial and regulatory developments and other factors, and Pfizer shall be liable to reimburse Auxilium for Out-of-Pocket Costs incurred by Auxilium as a result of any such changes with respect to the first three (3) quarters of the then current Forecast; provided, that, to the extent practicable, Auxilium will use Commercially Reasonable Efforts to reduce such reimbursement exposure to Pfizer under the terms hereof incident to changes in such Forecast; provided, however, that, notwithstanding the foregoing, in all cases, Auxilium shall not be in breach of this Agreement for any failure to reduce such reimbursement exposure and Pfizer shall be responsible for purchasing any and all Bulk Product in accordance with the provisions of this Agreement.

7.6.2 Long Range Capacity Planning; Supply Chain Improvements. Concurrent with the Initial Forecast, for the purposes of discussion and planning of manufacturing capacity Pfizer shall provide a non-binding forecast of Bulk Product needs for the twenty-four (24) months following that specified in the then current Forecast as described in Section 7.6 (“Long Range Forecast”). In the event Auxilium projects a shortfall in capacity

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based on the Long Range Forecast, the Parties will jointly discuss alternatives to increase such capacity, and the Parties shall promptly meet to discuss a reasonable manner of proceeding. Unless otherwise agreed to by the Parties during the Term, the Long Range Forecast shall be updated by Pfizer and reviewed with Auxilium on an annual basis. In addition to the discussions focused specifically on the Long Range Forecast, in the event that the Bulk Product for Commercial sale has, on an on-going basis, less than eighteen (18) months of shelf-life at the time of delivery to Pfizer by Auxilium, the Parties shall discuss possible improvements to the supply chain, including, the feasibility of Auxilium supplying Bulk Product to Pfizer in the Territory.

7.6.3 Orders. On each Forecast Date, in addition to the Forecast specified in Section 7.6, Pfizer shall for the Term deliver to Auxilium a firm purchase order or orders specifying the quantities of the Bulk Product for delivery on a monthly basis in the calendar quarter beginning three (3) months after the Forecast Date (each a “Purchase Order”). Each such Purchase Order shall provide for aggregate quantities for delivery in such quarter that are no less than seventy-five percent (75%), and no more than one hundred twenty five percent (125%), of the quantities contained in the Forecast for such quarter given one (1) quarter earlier than the Forecast Date on which such Purchase Order is placed (see Schedule 7.6 for Forecast methodology). Purchase Orders shall call for shipment no less than ninety-five (95) days from the Date of Manufacture unless otherwise agreed by the Parties. For clarity, Auxilium shall use Commercially Reasonable Efforts to reduce the time from Date of Manufacture to delivery of Bulk Product as specified in Section 7.8.1 from ninety five (95) days. In the event a Purchase Order for quantities in the calendar quarter beginning three (3) months from the Forecast Date is not received at least ninety-five (95) days before the desired delivery date, the amount forecasted for such calendar month in the last delivered Forecast shall be deemed a Purchase Order. Unless agreed separately between the Parties, each Purchase Order shall specify no more than one (1) delivery date for the Bulk Product in each calendar month.

7.6.4 Receipt and Acceptance. Pfizer shall purchase all Bulk Product ordered and specified in a Purchase Order. Purchase Orders may be delivered electronically or by other means to such location as Auxilium shall designate and shall be in a form reasonably acceptable to Auxilium. Auxilium shall provide written confirmation of such Purchase Order to Pfizer within ten (10) business days of receipt of such Purchase Order. Auxilium will accept any Purchase Order for Bulk Product that does not exceed the applicable maximum provided for in the most recent Forecast. If a Purchase Order, whether or not accepted, exceeds such applicable maximum, the Parties shall seek to agree on a reasonable manner of proceeding. Auxilium shall use reasonable efforts to supply any amount of Bulk Product that Pfizer orders pursuant to Section 7.6.3 in excess of the maximum amount deliverable under the ordering and forecasting procedures specified herein, but in any event, such efforts shall not be construed as an obligation hereunder and in no event shall Auxilium be deemed in breach of this Agreement by means of a failure to provide Bulk Product in excess of the Forecasted amount. Nothing in any such Purchase Order or written acceptance shall supersede the terms and conditions of this Agreement or the Quality Agreement, and in the event of a conflict between the terms such Purchase Order (or written acceptance, as applicable) and the terms of this Agreement (or the Quality Agreement, as applicable), the terms of this Agreement (or the Quality

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Agreement, as applicable) shall control. All Purchase Orders, written acceptances of Purchase Orders and other notices contemplated under this Section 7.6 shall be sent to the attention of such persons as each Party may identify to the other in writing from time to time in accordance with Section 16.3. Notwithstanding any term in Section 7.6.3 or this Section 7.6.4 or elsewhere herein, and notwithstanding any Forecasts given by Pfizer, Pfizer shall not be obligated to place any Purchase Orders for Bulk Product prior to receipt of Regulatory Approval thereof, and Pfizer shall have the right to reasonably amend its Forecasts and Purchase Orders in the event of unexpected delays in receipt of any such approval; provided, that Pfizer shall be liable to reimburse Auxilium for Out-of-Pocket Costs incurred by Auxilium as a result of any such changes with respect to the first three (3) quarters of the then current Forecast; provided, that, to the extent practicable, Auxilium will use Commercially Reasonable Efforts to reduce such reimbursement exposure to Pfizer under the terms hereof incident to changes in such Forecasts and Purchase Orders; provided, however, that notwithstanding the foregoing, in all cases, Auxilium shall not be in breach of this Agreement for any failure to reduce such reimbursement exposure and Pfizer shall be responsible for purchasing any and all Bulk Product in accordance with the provisions of this Agreement.

7.7 Pricing, Invoicing, and Manufacturing Standard Cost Audit.

7.7.1 Supply Delivery Price. The consideration payable by Pfizer to Auxilium for the supply of Bulk Product for commercial sale and for the other rights granted to Pfizer under this Agreement is contained in Section 8.3 as part of the Commercialization Payments. As an advance against the Commercialization Payments, Pfizer shall make initial payments (“Supply Delivery Price”) which shall be calculated as the lower of (i) [***] Dollars ($[***]) per Unit of Product (which shall be amended once annually on the anniversary of the Effective Date to reflect any change in the United States Department of Labor Producer Price Index for pharmaceutical preparations over the preceding year), (ii) Auxilium’s prevailing [***] the Bulk Product as reported to Pfizer on September 30th of the previous year ([***]), or (iii) to the extent applicable, the price per Unit of Product which would be used to calculate the Commercialization Payment due to Auxilium pursuant to Section 8.4.2. The Supply Delivery Price will be credited against future Commercialization Payments as provided in Section 8.4.

7.7.2 Invoice. Each delivery of Bulk Product hereunder shall be accompanied by an invoice setting forth the Development Supply Price or the Supply Delivery Price, as applicable, for such delivery. Auxilium shall invoice such Bulk Product at the Development Supply Price or the Supply Delivery Price, as applicable, and Pfizer will issue payment against invoices within forty five (45) days.

7.7.3 Manufacturing Standard Cost Audit. Pfizer shall have the right to audit the calculation of Auxilium’s prevailing Manufacturing Standard Cost or Incremental Costs of Manufacture, as applicable, to manufacture the Bulk Product as provided in Section 7.7.1. Such audit shall be carried out in the same manner as the audit provisions of Section 8.11 which shall apply mutatis mutandis, to both Parties to facilitate such right of audit.

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7.8 Shipping and Delivery.

7.8.1 Delivery. Auxilium shall deliver (or have delivered) to Pfizer in accordance with this Section 7.8 the quantity of the Bulk Product specified in each accepted Purchase Order within ninety-five (95) days from the Date of Manufacture of the batch or otherwise as agreed to by the Parties; provided, that, Auxilium shall use Commercially Reasonable Efforts to reduce the time between the Date of Manufacture and delivery hereunder. Notwithstanding anything to the contrary contained herein, (i) Auxilium will notify Pfizer of the anticipated FCA (Incoterms 2000) (Auxilium’s or its designee’s site) date of delivery at least five (5) days prior to such FCA (Auxilium’s or its designee’s site) date, which FCA (Auxilium’s or its designee’s site) date may occur as many as seven (7) days prior to or seven (7) days after the delivery date specified by Pfizer in the applicable Purchase Order, and such delivery shall be deemed to have been delivered on a timely basis hereunder, and (ii) in order to allow for Bulk Product Manufacturing variances, Auxilium shall be entitled to deliver quantities of Bulk Product as much as ten percent (10%) above or as little as ten percent (10%) below the amount of the Bulk Product specified by Pfizer in the applicable Purchase Order, provided however that the aggregate difference in any twelve (12) month period does not exceed ten percent (10%) in the aggregate for all such Bulk Product ordered for such period and such delivery shall be deemed to have been delivered in satisfaction of Auxilium’s obligations hereunder. Pfizer shall purchase all such Bulk Product so delivered.

7.8.2 Delivery Terms. Bulk Product shall be supplied to Pfizer FCA (Auxilium’s or its designee’s site). Delivery shall occur, and title and risk of loss will pass to Pfizer, when each order of the Product is placed at the disposal of Pfizer at such Facility pursuant to the loading instructions provided by Pfizer as specified in Schedule 7.8.2, or as otherwise agreed to by the Parties. The cost of complying with such specifications shall be borne by Pfizer. The Bulk Product shall be shipped at Pfizer’s expense via a carrier identified by Pfizer in the applicable Purchase Order; provided, that in the event that Pfizer fails to identify a carrier, Auxilium may choose a carrier at its own reasonable discretion.

7.8.3 Retention. Unless the Parties agree otherwise, Auxilium will maintain analytical samples of each Bulk Product in storage for a time period based upon Auxilium’s sample retention policy.

7.9 Quality and Compliance.

7.9.1 Quality Agreement. The Quality Agreement will set forth the Parties’ quality and compliance obligations with respect to Manufacture of the Product and will include Pfizer, Auxilium and Auxilium’s current Third Party Manufacturer of commercial Bulk Product. Pfizer and Auxilium agree to comply with the requirements and provisions set forth in the Quality Agreement. The Quality Agreement will set forth in greater detail many of the responsibilities and obligations set forth herein. In the event of a conflict between the terms of the Quality Agreement and the terms of this Agreement, the terms of this Agreement shall prevail. The Parties shall execute the Quality Agreement within one-hundred eighty (180) days

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of the Effective Date. For any additional Third Party Manufacturer which may be approved by Auxilium and Pfizer to supply commercial Product to Pfizer, an additional quality agreement between Pfizer, Auxilium and that Third Party Manufacturer will be executed concomitant to execution of a corresponding supply agreement between Auxilium and the Third Party Manufacturer for Bulk Product for sale in the Territory. Additionally, the Parties shall execute a quality agreement detailing quality and compliance activities with respect to Manufacture of Drug Substance used in the Product within one-hundred eighty (180) days of the Effective Date, which in the event of a conflict between such additional quality agreement and the terms of this Agreement, the terms of this Agreement shall prevail.

7.9.2 Notice of Non-Conformance.

(a) Auxilium will supply to Pfizer the applicable batch number for the Bulk Product delivered as well as such other information as the Parties may set forth in the Quality Agreement with respect to the Manufacture of the Product (a “Manufacturing Certificate of Analysis”) for all Product shipped to Pfizer hereunder. Pfizer shall promptly on receipt of each shipment of Bulk Product hereunder inspect, or cause to have inspected, each shipment of the Product for any damage, defect or shortage and within a reasonable period of time give Auxilium written notice of any such damaged, defective or short shipment (a “Notice of Non-Conformance”).

(b) Latent Defects shall be communicated to Auxilium, together with appropriate detail, via a Notice of Non-Conformance, without undue delay after such Latent Defect is first discovered by Pfizer (or Pfizer otherwise is notified of such Latent Defect), but in all cases within two (2) business days of the date on which such Latent Defect was first discovered by Pfizer or was notified to Pfizer by the relevant Party discovering the defect, and thereafter such Latent Defect shall be handled as set forth in the remainder of this Section 7.9 and/or the Quality Agreement, as applicable. For purposes of this Section 7.9.1(b), “Latent Defects” shall mean those defects that could not be discovered by inspection by Pfizer or its designee as described in Section 7.9.1(a).

7.9.3 Notification of significant quality issues. As set forth in the Quality Agreement, the Parties shall notify each other of the occurrence of a confirmed out-of specification (“OOS”) result or major process deviation relating to the Product whether inside the Territory or outside the Territory. The Parties agree to consult on all quality decisions regarding any OOS result or major process deviations involving the Bulk Product. All investigations regarding confirmed OOS results or major process deviations generated by the Third Party Manufacturer for Product must be completed, documented, and approved by Auxilium and Pfizer prior to issuance of a Certificate of Compliance or a Certificate of Analysis.

7.9.4 Audits. Pfizer shall have access to Auxilium Facilities and the Facilities of any Third Party Manufacturer associated with the Product at a mutually agreeable time for the sole purpose of auditing the Facilities for operational compliance with cGMPs and the content of the respective Quality Agreements. The right to audit also includes any testing (for EU testing) Facility related to the Product.

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7.10 Disputes and Remedies.

7.10.1 Disputes. If Pfizer delivers a Notice of Non-Conformance in respect of all or any part of a shipment of the Bulk Product, and Auxilium does not agree with Pfizer’s determination that the Bulk Product fails to meet the Product Specifications (or there is a short shipment), the Parties shall in good faith attempt to resolve such dispute. Auxilium and Pfizer shall have thirty (30) days, unless otherwise agreed in writing by the Parties, from the date of Auxilium’s receipt of a Notice of Non-Conformance to resolve such dispute regarding whether all or any part of such shipment of Bulk Product was Manufactured in conformance with the Product Specifications (or there is otherwise a short shipment). If the dispute regarding whether all or any part of a shipment of Bulk Product rejected by Pfizer was Manufactured in conformance with the Product Specifications (or there is a short shipment) is not resolved in such thirty (30) day period, then Auxilium shall prepare an investigative report concerning such alleged non-conformance and such investigative report and Pfizer’s original Notice of Non-Conformance shall be submitted to an independent consultant. The consultant shall be mutually agreed upon in writing by the Parties. The results of the consultant’s determination shall be based on Auxilium’s investigative report and Pfizer’s original Notice of Non-Conformance and shall be final and binding on the Parties, and if such Bulk Product is determined to meet the Product Specifications (or is otherwise determined not to be a short shipment, as applicable), then Pfizer shall pay for the costs of such consultant; otherwise Auxilium shall pay for such costs.

7.10.2 Remedies. In the event any shipment of Bulk Product is rejected pursuant to this Section 7.10.2 and/or the Quality Agreement, as applicable, solely as a result of any act or omission of Auxilium, then (i) Pfizer shall, at the direction of Auxilium, either (a) destroy such rejected Bulk Product at Auxilium’s reasonable expense (in accordance with applicable Law) or (b) return such Bulk Product to Auxilium, at a location designated by Auxilium and at Auxilium’s reasonable expense, and (ii) Auxilium, at no expense to Pfizer, shall (in its sole discretion) either (a) use its Commercially Reasonable Efforts to promptly replace such non-conforming Bulk Product (or short shipment) or (b) give Pfizer a credit in an amount equal to the amount paid or payable by Pfizer with respect to such rejected Bulk Product (or short shipment). In the event that any shipment of Bulk Product is rejected for any other reason, Auxilium shall have no liability to Pfizer in connection therewith, and Pfizer shall, at its sole cost, destroy such rejected Bulk Product in compliance with applicable Law. AUXILIUM’S LIABILITY IN RESPECT OF ANY REJECTION (INCLUDING ANY SHORT SHIPMENT) SHALL BE LIMITED TO THE REMEDIES PROVIDED IN THIS SECTION 7.10.2.

7.11 Shortages.

7.11.1 General. In the event that the materials and/or Manufacturing capacity required to Manufacture and deliver the Bulk Product to Pfizer in a timely manner are in short

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supply, Auxilium shall notify Pfizer of such shortage and, the Parties shall promptly meet to discuss the shortage. Auxilium shall provide a written plan of action stating in reasonable detail the root cause of the shortage and proposed measures to remedy the shortage and the date such shortage is expected to end. Notwithstanding anything to the contrary contained herein, the situation where the commercial success of the Product in the Territory is the reason for such shortage (which situation is addressed in Section 7.6.2) shall not constitute a “shortage” or mean that Auxilium is “unable to supply” for purposes of this Section 7.11 (provided, that Auxilium is using Commercially Reasonable Efforts to supply all of Pfizer’s Purchase Orders in accordance with this Agreement, including, without limitation, the allocation set forth in this Section 7.11.1). Auxilium shall use its Commercially Reasonable Efforts to minimize the duration of any shortage. During any such shortage, Auxilium shall allocate the materials and resources used in the supply of the Bulk Product between Auxilium (and any other Third Parties), on the one hand, and Pfizer, on the other hand, (i) for the first two (2) years from the First Commercial Sale, based on, in the case of Pfizer, the lesser of fifty percent (50%) of available Bulk Product or the undelivered quantities specified in all then current Purchase Orders, (ii) following the second anniversary of the First Commercial Sale, the forecasted demand reported one quarter earlier (pursuant to Section 7.6) against the forecasted needs of Auxilium (and any Third Parties) and (iii) following the third anniversary of the First Commercial Sale, in accordance with their respective share of sales in the applicable market of the Product during the immediately preceding twelve (12) months. If, during the Term, Auxilium is unable to supply according to the terms of this Agreement at least seventy -five percent (75%) of the aggregate quantity of Bulk Product to be delivered as required by Pfizer’s Purchase Orders (which have been properly submitted in accordance with this Agreement) (such quantity of Product, the “Minimum Delivery Amount”), other than to the extent caused by a Force Majeure Event or an act or omission of Pfizer or any of its Affiliates or sublicensees, then Pfizer will inform Auxilium in writing thereof. Following receipt of such notice, a joint team shall be formed without undue delay to address the nature of the shortage. Auxilium shall have sixty (60) days to supply Pfizer with sufficient quantities of Bulk Product such that Auxilium shall have delivered the Minimum Delivery Amount for the applicable period (the “Minimum Delivery Cure Period”), and in the event that Auxilium is unable to supply such quantities of Bulk Product to meet the Minimum Delivery Amount within such Minimum Delivery Cure Period, then until such time as quantities of Bulk Product to meet the Minimum Delivery Amount are supplied to Pfizer, the Commercialization Rate will be reduced by twenty five percent (25%) (i.e., reduced by one-fourth) for all Net Sales commencing with sales recorded in the month immediately following the month in which the end of the Minimum Deliver Cure Period occurred, and ending up to three (3) months following the month in which Auxilium has delivered quantities of Bulk Product sufficient to meet the Minimum Delivery Amount; provided, that, for clarity, such three (3) month period is solely intended to allow Pfizer an opportunity to reestablish its inventory, and to the extent that Pfizer is able to do so in less than such three (3) month period the Commercialization Rates shall promptly revert to the amounts currently set forth in Section 8.3; provided, further, that, during such three (3) month period, Pfizer shall have the right to submit Purchase Orders in excess of the twenty-five percent (25%) cap on increases from the previously forecasted amount for such period (provided, that, Auxilium shall not be obligated hereunder to fill such excess orders but shall use reasonable efforts to satisfy such excess orders); provided,

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further, that Auxilium’s inability to fill such excess orders shall not constitute a shortage hereunder; provided, further, that, at the option of Pfizer, during the pendency of any such shortage, Auxilium will agree to form a joint Pfizer/Auxilium team responsible for overseeing the restoration of supply.

7.11.2 Pfizer Representative. In the event of a shortage described in Section 7.11.1 related to Drug Substance, Auxilium shall permit Pfizer or its duly authorized representatives to: (a) observe the processes and operations involved in the Manufacture of Drug Substance in order to ensure that such processes and operations are conducted in accordance with cGMP and (b) consult with Auxilium during the Manufacture of Drug Substance, including any quality control testing of any batch of any Drug Substance. Auxilium shall provide sufficient access to its leadership team and process data and reports for Drug Substance and Bulk Product in Auxilium’s possession at the Facility in order to discuss with Pfizer and reconcile any issues that arise between the Parties concerning the Manufacture of Drug Substance. Auxilium shall provide sufficient office space in the Facility to enable such Pfizer representatives to perform such consultation until the end of such shortage.

7.12 Manufacturing Supply Assurance. Auxilium shall use its Commercially Reasonable Efforts, as the exclusive supplier of Bulk Product, to ensure for the duration of the Term of the Agreement that a reasonable measure of supply assurance be maintained.

7.12.1 Auxilium shall, as part of this obligation, make Commercially Reasonable Efforts to establish within twenty four (24) months of the First Commercial Sale a fully qualified, approved, and validated back-up Facility for the filling and finishing of Bulk Product.

7.12.2 Auxilium shall, as part of this obligation, make Commercially Reasonable Efforts to establish within forty-two months (42) months of the First Commercial Sale a fully qualified, approved, and validated back-up Facility for the Manufacturing of the Drug Substance.

7.13 Safety Stock Obligation. For the first twelve (12) months following the First Commercial Sale, Auxilium will maintain a minimum of [***] ([***]) months of Drug Substance equal to [***] ([***]) times the third quarter of the Forecast provided by Pfizer on or prior to the Initial Forecast Date plus or minus twenty-five percent (25%). For the twelve (12) month period between the first anniversary of the First Commercial Sale and the second anniversary thereof, Auxilium will maintain a minimum of [***] ([***]) months of Drug Substance based on Pfizer’s Purchase Orders for the preceding [***] ([***]) months plus or minus twenty-five percent (25%). From and after the second anniversary of the First Commercial Sale, Auxilium will maintain a minimum of twelve (12) months of Drug Substance based on Pfizer’s Purchase Orders for the preceding twelve (12) months plus or minus twenty-five percent (25%). Notwithstanding the foregoing, in the event that Pfizer has engaged a Third Party to Manufacture the Product pursuant to Section 7.15.1 or Section 7.19, then Auxilium shall have no obligation to maintain any safety stock. Auxilium will, at Pfizer’s option, upon reasonable advanced written notice, allow Pfizer to audit such safety stock during normal business hours no more than once annually. From the First Commercial Sale until the fourth

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anniversary of such date, provided, that the Product has received Regulatory Approval providing for a [***] ([***]) months shelf-life, Pfizer will maintain a stock of at least [***] ([***]) months of Finished Product or Bulk Product based on Pfizer’s sales of Units of the Product for the preceding [***] ([***]) months plus or minus twenty-five percent (25%). In the event that either Party becomes unable to maintain a safety stock of Drug Substance or Finished Product or Bulk Product, as applicable, equivalent to at least seventy-five percent (75%) of that required by this Section 7.13, the Parties shall meet to discuss ways to mitigate further erosion of supply assurance.

7.14 Product Specification and Manufacturing Changes. Product Specification and Manufacturing changes, including those resulting from a request received by a Party from a Governmental Authority, or any changes that Auxilium may make, shall be dealt with pursuant to the Quality Agreement; provided that all applicable Regulatory Materials shall be prepared and filed by the Parties in accordance with the provisions of Article 5.

7.15 Failure to Supply.

7.15.1 General. As used herein, a “Failure to Supply” shall mean that Auxilium is unable to supply according to the terms of this Agreement at least sixty-seven percent (67%) of the quantity of Bulk Product to be delivered pursuant to Pfizer’s Purchase Orders (which have been properly submitted in accordance with this Agreement) for a period of six (6) consecutive months, other than to the extent caused by a Force Majeure Event or an act or omission of Pfizer or any of its Affiliates or sublicensees, which Failure to Supply has not been cured within sixty (60) days after receipt of written notice regarding such Failure to Supply from Pfizer (i.e., to the extent that Auxilium supplies Pfizer with sufficient quantities of Bulk Product such that Auxilium shall have delivered at least sixty-seven percent (67%) of the quantity of Bulk Product required by such Purchase Orders for such six (6) month period within such sixty (60) day cure period, then a Failure to Supply shall not be deemed to have occurred). Notwithstanding the foregoing, a Failure to Supply shall not be deemed to have occurred in the event that (x) Auxilium is diligently pursuing a cure plan for such Failure to Supply, which, in the case where the Parties have formed a joint team pursuant to Section 7.11.1, shall mean a cure plan agreed upon by such joint team, (y) Auxilium has demonstrated reasonable progress toward establishing an alternate Drug Substance source of supply within forty two (42) months of the First Commercial Sale as required by Section 7.12.2 or (z) the commercial success of the Product in the Territory is the reason for such inability to supply, in which case such situation is addressed in Section 7.6.2 (provided, that Auxilium is using Commercially Reasonable Efforts to supply all of Pfizer’s Purchase Orders in accordance with this Agreement, including, without limitation, the allocation set forth in Section 7.11). In the event of a Failure to Supply, upon written notice by Pfizer to Auxilium, at the option of Pfizer, Pfizer shall have the right to engage a Third Party to assume Manufacturing of Drug Substance, in the case where such Failure to Supply relates to Drug Substance, or to engage a Third Party to assume fill and finish of Bulk Product, in the case where such Failure to Supply relates to Bulk Product, as follows: Auxilium shall (i) at Auxilium’s expense, grant to Pfizer on behalf of the designated Third Party

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manufacturer reasonably acceptable to Auxilium (which acceptance shall not be unreasonably withheld), a non-exclusive, royalty-free license to the Auxilium Manufacturing Know-How and Auxilium Manufacturing Patents for such Third Party to Manufacture Drug Substance and/or fill and finish of Bulk Product, as applicable, in the Territory for Commercialization in the Field in the Territory on behalf of Pfizer hereunder, (ii) provide copies of such Auxilium Manufacturing Know-How (to the extent Controlled by Auxilium) necessary for the Manufacture of Drug Substance and/or fill and finish of Bulk Product, as applicable, and (iii) provide reasonable assistance to Pfizer to validate and obtain approval of the manufacturing Facility of a Third Party designated by Pfizer (and reasonably acceptable to Auxilium which acceptance shall not be unreasonably withheld) as an alternate source of supply of Drug Substance and/or fill and finish of Bulk Product, as applicable. During this period of Failure to Supply, (a) the price paid by Pfizer to a Third Party for the supply of the Drug Substance and/or fill and finish of Bulk Product, as applicable, will be deducted from the Commercialization Payments and (b) Pfizer and Auxilium shall meet and discuss the possible supply of Drug Substance and/or fill and finish of Bulk Product by such Third Party to Auxilium.

7.15.2 Auxilium Resumption of Manufacturing. Following a Failure to Supply, in the event Auxilium wishes to resume Manufacturing under this Agreement, Auxilium shall have the right to do so provided that Auxilium can demonstrate to the reasonable satisfaction of Pfizer that it will be able to meet forecasted demand for the Bulk Product for the then current Forecast. Further (i) in the event Pfizer shall have entered into a Manufacturing agreement with a Third Party manufacturer for supply, Auxilium shall fully indemnify Pfizer for any costs, expenses or losses arising out of the transfer of the Manufacturing of the Bulk Product back to Auxilium as a result of the resumption of Auxilium’s Manufacturing hereunder; and (ii) in the event Auxilium’s Failure to Supply is deemed a result of its inability to meet the requirements of the Quality Agreement or Manufacture the Drug Substance and/or fill and finish of Bulk Product, then Auxilium shall demonstrate to Pfizer’s reasonable satisfaction that the conditions giving rise to the failure have been corrected.

7.16 Termination of Supply Obligations. Notwithstanding anything to the contrary contained herein, the obligations of Auxilium under this Article 7, including the obligations to Manufacture and supply Product to Pfizer hereunder, shall terminate (on a country-by-country and Product-by-Product basis) from and after the end of the Commercialization Term with respect to such Product in such country.

7.17 Auxilium Notice. Auxilium shall provide Pfizer with verbal notice within a reasonable time period, confirmed in writing within three (3) business days thereafter, after becoming aware of any significant condition or incident, which shall include any event, occurrence, or circumstance, including any governmental or private action, which could reasonably be expected to materially impact Auxilium’s ability to perform its obligations under this Agreement. These include, but are not limited to: (i) material revocation or modification of any permits, licenses, registrations, certificates, approvals, or authorizations required under Environmental Laws by any of the Facility at which Auxilium’s performance under this

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Agreement will occur; (ii) any inspection or enforcement by governmental authorities, or other action by governmental authorities that may reasonably lead to the revocation or material modification of any permits, licenses, registrations, certificates, approvals, or authorizations required under Environmental Laws by any of the Facility at which Auxilium’s performance under this Agreement will occur; (iii) any third party claim or threatened third party claim under Environmental Laws that could reasonably adversely impact Auxilium’s performance under this Agreement; (iv) any fire, explosion, significant accident (one causing serious injury or fatality), or catastrophic Release of Hazardous Materials at the Facility where Auxilium will perform its obligations under this Agreement; and (v) any environmental condition, event, or operating practice, including but not limited to the Release of Hazardous Materials, that may reasonably be expected to present a significant threat to human health, safety, or the environment.

7.18 Environmental Audit Right. Auxilium shall permit Pfizer to conduct reviews of the environmental and health and safety practices and performance at the Facility where Auxilium’s performance is occurring or will occur under this Agreement during regular business hours and upon reasonable advance written notice as follows: not more than once (1) annually, except in the event of a notification from Auxilium pursuant to Section 7.17 above. If the review is prompted by Pfizer’s receipt of a notification pursuant to Section 7.17 above, the review shall be limited to the subject matter for which Pfizer received notice from Auxilium under Section 7.17 above. In connection with such reviews, Auxilium shall cooperate with Pfizer regarding (i) the timely and accurate completion of any pre- or post- review information request, and (ii) the scheduling of the aforementioned environmental and health and safety reviews. Pfizer agrees to share its findings with Auxilium as soon as practicable. Auxilium acknowledges that such reviews and evaluations conducted by Pfizer are for the benefit of Pfizer only and Auxilium may not rely upon them for any purpose. Unless required by Law, Pfizer shall not disclose to any Third Party the results of any such environmental and health and safety review.

7.19 Pfizer Right to Designate Third Party Manufacturer Related to Floor Price. In the event Pfizer makes payments pursuant to Section 8.4.2 for eight (8) consecutive Pfizer Quarters, then Pfizer has the right to engage a Third Party to Manufacture Drug Substance, as follows: (i) at Pfizer’s expense, Auxilium will grant to Pfizer on behalf of a designated Third Party manufacturer reasonably acceptable to Auxilium (which acceptance shall not be unreasonably withheld), a non-exclusive, royalty-free license to the Auxilium Manufacturing Know-How and Auxilium Manufacturing Patents for a Third Party on behalf of Pfizer to Manufacture Drug Substance in the Territory for Commercialization in the Field in the Territory by Pfizer hereunder, (ii) Auxilium will provide copies of such Auxilium Manufacturing Know-How (to the extent Controlled by Auxilium) necessary for the Manufacture of Drug Substance, and (iii) Auxilium will provide reasonable assistance to Pfizer to validate and obtain approval of the manufacturing Facility of a Third Party designated by Pfizer (and reasonably acceptable to Auxilium (which acceptance shall not be unreasonably withheld)) as an alternate source of supply of Drug Substance. Following such assumption of Manufacturing, (a) the price paid by Pfizer to a Third Party for the supply of Drug Substance will be deducted from the Commercialization Payments and (b) Pfizer and Auxilium shall meet and discuss the possible supply of Drug Substance and/or fill and finish of Bulk Product by such Third Party to Auxilium.

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ARTICLE 8

PAYMENTS

8.1 Upfront Payment. Within five (5) business days of the Effective Date, Pfizer shall pay to Auxilium an upfront amount equal to Seventy-five Million Dollars ($75,000,000) (the “Upfront Payment”) by wire transfer of immediately available funds into an account designated in writing by Auxilium. Such Upfront Payment shall be nonrefundable and noncreditable against any other payments due hereunder.

8.2 Milestone Payments. Pfizer shall pay to Auxilium the milestone payments described in this Section 8.2 upon achievement (first occurrence) of the corresponding milestone event. A Party shall promptly notify the other Party in writing, but in no event later than ten (10) days after, of the achievement of each such milestone event (each, a “Milestone Notification Notice”) achieved by it. Pfizer shall pay the applicable milestone payment by wire transfer of immediately available funds into an account designated by Auxilium within ten (10) days after the achievement (first occurrence) of the applicable Milestone Event, but in all cases no later than (i) the time that such Milestone Notification notice is delivered by Pfizer to Auxilium in the event Pfizer is the Party achieving the applicable milestone or (ii) within ten (10) days of receiving a Milestone Notification Notice from Auxilium in the event Auxilium is the Party achieving the applicable milestone; provided, however, that in no event shall a failure to deliver a Milestone Notification Notice relieve Pfizer of its obligation to pay Auxilium the milestone payments described in this Section 8.2. Each such payment is nonrefundable and noncreditable against any other payments due hereunder (except as and to the extent expressly set forth in Section 4.4.1(a) and Section 5.2.3).

Milestone Event	Milestone Payment
Dupuytren’s Contracture
1. Acceptance of first submission of a Marketing Authorization Application which includes an indication for the treatment of Dupuytren’s Contracture to the EMEA pursuant to the centralized process.	[***] Dollars ($[***])

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2. First Commercial Sale in each Major Market Country for the indication of Dupuytren’s Contracture.	[***] Dollars ($[***]), as follows: [***] Dollars ($[***]) for the first Major Market Country; and [***] Dollars ($[***]) for each Major Market Country after the first)

Peyronie’s Disease
1. Acceptance of first submission of a Marketing Authorization Application which includes an indication for the treatment of Peyronie’s Disease to the EMEA pursuant to the centralized process.	[***] Dollars ($[***])

2. First Commercial Sale in each Major Market Country for the indication of Peyronie’s Disease.	[***] Dollars ($[***]), as follows: [***] Dollars ($[***]) for the first Major Market Country; and [***] Dollars ($[***]) for each Major Market Country after the first)

Sales Based Milestones
1. Aggregate sales of Product in the Territory equal or exceed [***] Dollars ($[***]) for any Pfizer Year.	[***] Dollars ($[***])

2. Aggregate sales of Product in the Territory equal or exceed [***] Dollars ($[***]) for any Pfizer Year.	[***] Dollars ($[***])

3. Aggregate sales of Product in the Territory equal or exceed [***] Dollars ([***]) for any Pfizer Year.	[***] Dollars ($[***])

8.3 Commercialization Payments.

8.3.1 Commercialization Payments. As further consideration for the rights granted to Pfizer under this Agreement and the supply commitments under Article 7, Pfizer shall pay to Auxilium tiered payments (“Commercialization Payments”) at the following rates (the “Commercialization Rates”) based on aggregate annual Net Sales of Product in the Territory for all or any portion of the Pfizer Year falling within the Commercialization Term:

Annual Net Sales	Commercialization Rate
For that portion of aggregate annual Net Sales less than [***] Dollars ($[***])	[***] percent ([***]%)

For that portion of aggregate annual Net Sales equal to or greater than [***] Dollars ($[***]) but less than or equal to [***] Dollars ($[***])	[***] percent ([***]%)

For that portion of aggregate annual Net Sales greater than [***] Dollars ($[***])	[***] percent ([***]%)

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8.3.2 Reduction of Compensation due to Biosimilar Version or Competitive Product. If the Biosimilar Version market share of all Biosimilar Versions of the Product or the Competitive Product market share of all Competitive Products to the Product sold in a given country in the Territory is greater than [***] percent ([***]%) in either case in any Pfizer Quarter (in which case “Generic Entry” shall be deemed to have occurred with respect to the Product in such country), then the compensation rate set forth in Section 8.3.1 with respect to such tier payable on Net Sales of Product in such country during each Pfizer Quarter in any such year from and after the Pfizer Quarter during which Generic Entry occurred and for so long as such Generic Entry continues in such country shall be reduced (i) for that portion of aggregate Net Sales less than [***] Dollars ($[***]) to [***] percent ([***]%), and (ii) for that portion of aggregate Net Sales equal to or greater than [***] Dollars ($[***]) and less than [***] Dollars ($[***]) to [***] percent ([***]%), and (iii) for that portion of aggregate Net Sales equal to or greater than [***] Dollars ($[***]) to [***] percent ([***]%).

8.4 Commercialization Payments and Reports; Floor Price.

8.4.1 General. Pfizer shall calculate all Commercialization Payments payable to Auxilium pursuant to Section 8.3 with respect to Net Sales at the end of each Pfizer Quarter, which amounts shall be converted to Dollars at such time in accordance with Section 8.7. Pfizer shall pay to Auxilium the Commercialization Payment due for Net Sales during a given Pfizer Quarter within forty-five (45) days after the end of such Pfizer Quarter. Each Commercialization Payment due to Auxilium shall be accompanied by (i) a statement of the amount of gross sales of the Product (a) in the Territory as a whole and (b) on a country-by-country basis during the applicable Pfizer Quarter (including such amounts expressed in local currency and as converted to Dollars), (ii) an itemized calculation of Net Sales (a) in the Territory as a whole and (b) on a country-by-country basis, showing for both (a) and (b) deductions provided for in the definition of “Net Sales” during such Pfizer Quarter and (iii) a calculation, on a country-by-country basis, of the amount of the Commercialization Payment due on such Net Sales for such Pfizer Quarter less any amounts already remitted in such Pfizer Quarter (and permitted to be credited against Commercialization Payments) in accordance with Section 7.7 hereof as the Supply Delivery Price. Without limiting the generality of the foregoing, Pfizer shall require its Affiliates and sublicensees to account for its Net Sales and to provide such reports with respect thereto as if such sales were made by Pfizer.

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8.4.2 Floor Price. Notwithstanding anything to the contrary herein, the Commercialization Payments owed to Auxilium hereunder for each Unit of Product sold shall in no event be less than:

(a) if Auxilium has sold less than [***] ([***]) Units of Product outside the Territory during the preceding Pfizer Quarter, then Auxilium’s Manufacturing Standard Cost to Manufacture such Unit of Product plus such amounts as Auxilium may owe to BTC as a result of the Manufacture and sale of such Unit of Product (provided, that such amount shall in no event exceed [***] Dollars ($[***])); or

(b) if Auxilium has sold [***] ([***]) or more Units of Product outside the Territory during the preceding Pfizer Quarter, then Auxilium’s Incremental Costs of Manufacture for such Unit of Product plus such amounts as Auxilium may owe to BTC as a result of the Manufacture and sale of such Unit of Product. For purposes of clarity, for this Section 8.4.2(b), any mark-up owed to BTC under Section 6.4(c) of the BTC License Agreement on Auxilium’s Manufacturing Standard Cost shall be limited to that percentage mark-up applied to Auxilium’s Incremental Costs of Manufacture for such Unit of Product.

8.4.3 Offset. In the event that Pfizer makes payments pursuant to Section 8.4.2, Pfizer shall be entitled to offset the amount by which such payment exceeds the Commercialization Payment that would have otherwise been due to Auxilium against future Commercialization Payments.

8.5 Third Party Royalties and Other Payments.

8.5.1 Certain Existing Obligations. Auxilium shall be solely responsible for the payment of any royalties, sublicense revenues, milestones or other payments due to Third Parties under the BTC License Agreement on account of the sale of the Product by Pfizer hereunder.

8.5.2 Licenses to New Necessary Patents. If Pfizer determines that it is necessary to obtain a license under any Patent of a Third Party that would be infringed by the sale by Pfizer of the Product, as the Product exists on the Effective Date (excluding, for the avoidance of doubt, any additional technology that may be combined or incorporated therewith, or any future improvements or enhancements to the Product) in the Territory (as in existence on the Effective Date) for use in the Field (as defined on the Effective Date), other than those described in Section 8.5.1 necessary to make, use, sell, offer for sale or import the Product for sale in the Field in the Territory, then the Parties shall meet to discuss and determine which Party will be primarily responsible for the negotiation and execution of the corresponding license agreement; provided, however, that, notwithstanding the foregoing, Auxilium shall have the sole right to obtain a license, and negotiate and execute a license agreement, in connection with the Manufacture of the Product or with respect to any intellectual property applicable to the Product on a worldwide basis (and, provided, that at the request of Auxilium, any such license from a Third Party shall include a license to Auxilium and its sublicensees with respect to the Product outside the Territory (and/or outside the Field)). Any amounts due under such Third Party

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license agreement with respect to sale of the Product in the Field in the Territory will be borne by Pfizer; provided, however, that Pfizer shall be entitled to deduct up to fifty percent (50%) of the royalties payable to such Third Party (on account of the sale of the Product in the Field in the Territory) from the Commercialization Payments thereafter made by Pfizer to Auxilium hereunder; provided, however, that the Commercialization Payments payable under Section 8.3.1 shall not be reduced in any such event below fifty percent (50%) of the amounts set forth in Section 8.3.1. In no event shall a license be deemed to be “necessary” on a Third Party Patent that is not issued, literally infringed or has genuine issues of fact that raise a reasonable defense that such Patent is invalid or unenforceable.

8.5.3 Licenses to Other Patents. Except as provided in Sections 8.5.1 and 8.5.2, if Pfizer desires to obtain a license under any Third Party’s Patents that are otherwise useful for the Development or Commercialization of Product in the Field in the Territory, then Pfizer shall notify the JSC. To the extent that both Parties determine (in each such Party’s sole discretion) to pursue such a license, then Pfizer shall be primarily responsible for the negotiation and execution of the corresponding license agreement and the Parties shall share equally (unless otherwise mutually agreed or as provided in the next sentence) all payments associated with any license fees, royalties and other amounts owed to the applicable Third Party for such license. Notwithstanding the foregoing, at the time a license opportunity is presented to the JSC, Auxilium may elect not to participate in the costs of such joint licensing opportunity with respect to the Product in the Field in the Territory. In such event Pfizer may pursue such licensing opportunity and shall be responsible for one hundred percent (100%) of all payments associated with any license fees, royalties and other amounts owed to the applicable Third Party for such license, with no right to invoice Auxilium or offset such amounts against any amounts owed to Auxilium under this Agreement; provided that, in the event that Pfizer decides to pursue such license within the Territory, then Auxilium will not be entitled to opt out of the obligation to contribute equally to all costs of such licensing opportunity within the Territory if Auxilium pursues the licensing of such opportunity outside of the Territory.

8.6 Taxes and Withholding.

(a) VAT. The Parties agree to cooperate with one another and use reasonable efforts to ensure that value added tax or similar payment (“VAT”) in respect of any payments made by Pfizer to Auxilium under this Agreement does not represent an unnecessary cost in respect of payments made under this Agreement. For purposes of clarity, all sums payable under this Agreement shall be exclusive of VAT. In the event that any VAT is owing in any jurisdiction in respect of any such payment, Pfizer shall pay such VAT, and (i) if such VAT is owing as a result of any action by Pfizer, including any assignment or sublicense (including, without limitation, assignment to, or payment hereunder by, another Pfizer-related entity or Affiliate), or any failure on the part of Pfizer or its Affiliates to comply with applicable tax Laws or filing or record retention requirements, that has the effect of modifying the tax treatment of the Parties hereto, then the payment in respect of which such VAT is owing shall be made without deduction for or on account of such VAT to ensure that Auxilium receives a sum equal to the sum which it would have received had such VAT not been due or (ii) otherwise, such

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payment shall be made after deduction of such VAT. For the sake of clarity, any increase in payments to Auxilium under this Section 8.6 shall reflect only the incremental increase in VAT directly resulting from clause (i) above. In the event that any VAT is owing in any jurisdiction in respect of any such payment, Auxilium will provide to Pfizer tax invoices showing the correct amount of VAT in respect of such payments hereunder.

(b) Withholding Tax Matters. If Pfizer is required to make a payment to Auxilium subject to a deduction of tax or withholding tax, the sum payable by Pfizer (in respect of which such deduction or withholding is required to be made) shall be made to Auxilium after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount shall be remitted in accordance with applicable Law. Any such withholding taxes required under applicable Law to be paid or withheld shall be an expense of, and borne solely by Auxilium, subject to Section 8.6(a) and the obligation of Pfizer to assume the responsibility of such expense in the event that such expense arises as a result of any action by Pfizer.

(c) Tax Cooperation. To the extent Pfizer is required to deduct and withhold taxes on any payments to Auxilium, Pfizer shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Auxilium an official tax certificate or other evidence of such withholding sufficient to enable Auxilium to claim such payments of taxes. Auxilium shall provide to Pfizer any tax forms that may be reasonably necessary in order for Pfizer not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Auxilium shall use reasonable efforts to provide any such tax forms to Pfizer at least thirty (30) days prior to the due date for any payments for which Auxilium desires that Pfizer apply a reduced withholding rate. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Law, of withholding taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or VAT.

8.7 Currency Conversion. All payments hereunder shall be made in U.S. Dollars. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than U.S. Dollars), any amount expressed in a foreign currency shall be converted into U.S. Dollars in a manner consistent with such Party’s normal practices used to prepare its audited financial statements for external reporting purposes, provided that such practices use a widely accepted source of published exchange rates.

8.8 General Payment Procedures. With the exception of the Upfront Payment payable pursuant to Section 8.1, the milestone payments payable pursuant to Section 8.2, Commercialization Payments payable pursuant to Section 8.4, the Supply Delivery Price payable pursuant to Section 7.7.1, or other amounts expressly payable in certain time frames set forth in this Agreement, the receiving Party shall invoice the paying Party for all amounts due to such receiving Party under this Agreement, and such payments shall be made within thirty (30) days following the receipt by the paying Party of an invoice from the receiving Party specifying the amount due.

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8.9 Late Payments. Any amount required to be paid by a Party hereunder which is not paid on the date due shall bear interest at a rate equal to the thirty (30) day U.S. dollar LIBOR rate effective for the date that payment was first due as reported by The Wall Street Journal plus two percent (2%). Such interest shall be computed on the basis of a year of 360 days for the actual number of days payment is delinquent.

8.10 Development Costs; Reimbursement Procedure.

8.10.1 Report of Development Costs. Within fifteen (15) days following the end of each Pfizer Quarter beginning with the Effective Date, each Party shall prepare and deliver to the other Party a quarterly report detailing its Development Costs (including, for clarity, any relevant Regulatory Costs) incurred during such period (and specifying whether such Development Costs were attributable to Territory Exclusive Development Activities or General Development Activities). Each Party shall submit any additional information reasonably requested by the other Party related to the Development Costs included in its report within ten (10) business days of its receipt of such request.

8.10.2 Reconciliation Reports and Payments. Within ten (10) days after the receipt of the report delivered by Pfizer pursuant to Section 8.10.1 for the last month of any given Pfizer Quarter, Auxilium shall prepare and deliver to Pfizer a composite report that (i) summarizes the Development Costs and/or Regulatory Costs incurred by each Party for such Pfizer Quarter, (ii) applies the percentage of such costs which each Party is responsible for with respect to such Development Costs (i.e., Territory Exclusive Development Activities or General Development Activities, as applicable) and/or Regulatory Costs attributable to the Development Activities for such quarter pursuant to Section 4.4, and (iii) computes the amount in Dollars due to Auxilium or Pfizer, as applicable, for such Pfizer Quarter in order for the Parties to share the total Development Costs for such Pfizer Quarter based on the principles set forth in Section 4.4 (each, a “Reconciliation Development Payment”). The Party to whom a Reconciliation Development Payment is due shall issue an invoice to the other Party for the Reconciliation Development Payment, and such other Party shall pay the Reconciliation Development Payment within ten (10) days after its receipt of the invoice. Each Party shall have the right to audit the records of the other Party with respect to any purported Development Costs and/or Regulatory Costs included in such reports, in accordance with Section 8.11 of this Agreement. To the extent Pfizer pays for any Territory Exclusive Development Costs under Section 4.4.1(a), or Regulatory Costs under Section 5.2.3, which can be credited against applicable First Commercial Sale milestones in Section 8.2, cumulative amounts of such creditable costs will be reported on the report accompanying any Reconciliation Development Payment.

8.11 Records; Audits. Pfizer and its Affiliates and its sublicensees and subcontractors shall keep full, true and accurate records and books of account containing all particulars that may be necessary for the purpose of confirming the accuracy of, and calculating, as applicable, all

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Commercialization Payments and other amounts payable to Auxilium hereunder (including records of Net Sales), and any other records reasonably required to be maintained with respect to Pfizer’s obligations under this Agreement, and each Party shall maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of all Development Costs, Regulatory Costs and any other amounts payable or otherwise reimbursable hereunder, in each case for a minimum period of two (2) years or such longer period as required by applicable Law. Each Party shall have a right to request an audit of the other Party in order to confirm the accuracy of any of the foregoing (an “Audit”); provided, however, that each Party shall only have the right to request such Audit of the other Party one time during any given calendar year. Upon the written request by a Party (the “Auditing Party”) to Audit the other Party (the “Audited Party”), the Auditing Party shall have the right to engage an independent, internationally recognized accounting firm to perform a review as is reasonably necessary to enable such accounting firm to calculate or otherwise confirm the accuracy of any of the foregoing for the calendar year(s) requested by the Auditing Party; provided that (i) such accountants shall be given access to, and shall be permitted to examine and copy such books and records of the Audited Party upon five (5) days’ prior written notice to the Audited Party, and at all reasonable times on such business days, (ii) prior to any such examination taking place, such accountants shall enter into a confidentiality agreement with the Audited Party reasonably acceptable to the Audited Party in order to keep all information and data contained in such books and records strictly confidential and shall not disclose such information or copies of such books and records to any third person including the Auditing Party, but shall only use the same for the purpose of the reviews and/or calculations which they need to perform in order to determine any amounts being reviewed, and (iii) such accountants shall use reasonable efforts to minimize any disruption to the Audited Party’s business. The Audited Party shall make personnel reasonably available during regular business hours to answer queries on all such books and records required for the purpose of the Audit. The accountants shall deliver a copy of their findings to each of the Parties within ten (10) business days of the completion of the review, and, in the absence of fraud or manifest error, the findings of such accountant shall be final and binding on each of the Parties. Any underpayments by a Party shall be paid to the other Party within ten (10) business days of notification of the results of such inspection. Any overpayments made by a Party shall be refunded by the other Party within ten (10) business days of notification of the results of such inspection. The cost of the accountants shall be the responsibility of the Auditing Party unless the accountants’ calculation shows that the actual royalties payable, Net Sales, Development Costs, Regulatory Costs, number of details, and/or any such other amount Audited hereunder to be different, by more than ten percent (10%), than the amounts as previously calculated by the Audited Party.

8.12 FTE Costs. With respect to those costs under Articles 4 and 5 hereunder which a Party is obligated to bear internally and then submit to the other Party for sharing, or reimbursement, as the case may be, each Party shall calculate its internal costs using an FTE rate of [***] Dollars ($[***]) per year (which shall be amended once annually on the anniversary of the Effective Date to reflect any change in the United States Department of Labor Producer Price Index for pharmaceutical preparations over the preceding year).

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ARTICLE 9

INTELLECTUAL PROPERTY MATTERS

9.1 Ownership of Intellectual Property.

9.1.1 General. Subject to the provisions of this Section 9.1.1 and except as expressly set forth otherwise in this Agreement, (i) Auxilium shall solely own, and it alone shall have the right to apply for, Patents within and outside of the Territory Covering any Auxilium Invention (“Auxilium Collaboration Patents”), and (ii) Pfizer shall solely own, and it alone shall have the right to apply for, Patents within and outside of the Territory Covering any Pfizer Invention (“Pfizer Collaboration Patents”). With respect to any Joint Invention and any Patents claiming such Joint Invention (“Joint Collaboration Patents”), Pfizer shall assign (and shall cause its Affiliates and sublicensees and subcontractors to assign), and hereby does assign, any and all of Pfizer’s (and its Affiliates’ and sublicensees’ and subcontractors’) right, title and interest in and to such Joint Inventions and Joint Collaboration Patents to Auxilium, such that Auxilium shall solely own such Joint Inventions and Joint Collaboration Patents and thereafter, any Confidential Information contained therein shall be deemed “Confidential Information” of Auxilium. Each Party shall promptly disclose to the other Party all Auxilium Inventions, Pfizer Inventions and Joint Inventions, as applicable, made by it during the Term. The determination of inventorship for such Inventions shall be made in accordance with applicable Laws relating to inventorship set forth in the patent Laws of the United States (Title 35, United States Code).

9.1.2 Employees. Each Party will require all of its and its Affiliates’ employees to assign all Inventions that are developed, made or conceived by such employees according to the ownership principles described in Section 9.1.1 free and clear of all liens, encumbrances, charges, security interests, mortgages or other similar restrictions. Each Party will also use its Commercially Reasonable Efforts to require any agents, independent contractors or sublicensees performing an activity pursuant to this Agreement to assign all Inventions that are developed, made or conceived by such agents, independent contractors or sublicensees to Auxilium and/or Pfizer according to the ownership principles described in Section 9.1.1 free and clear of all liens, encumbrances, charges, security interests, mortgages or other similar restrictions.

9.2 Disclosures; Disputes Regarding Inventions. Each Party shall, before filing a new Patent application (including provisionals and continuations-in-part) claiming an Invention, promptly disclose such Invention to the other Party and shall provide the other Party with a copy of the proposed patent application at least ten (10) business days before filing such application or such shorter time as may be required to preserve Patent rights, including the avoidance of a statutory bar or prior publication. If the non-filing Party believes that the filing Party’s proposed Patent application discloses Confidential Information of the non-filing Party, the non-filing Party shall so notify the filing Party within such ten (10) business days after receipt thereof, and the filing Party shall amend its proposed application to comply with the confidentiality provisions of this Agreement. If the Parties are in agreement as to the designation of the Invention as an Auxilium Invention, Joint Invention or Pfizer Invention, as applicable, they can continue as set

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forth in Section 9.3. If the Parties disagree as to whether an Invention is an Auxilium Invention, Joint Invention or Pfizer Invention, and are unable to reach agreement within thirty (30) days after commencing discussions, then the provisions of Article 15 shall apply to such dispute.

9.3 Patent Filings, Prosecution and Maintenance.

9.3.1 Auxilium Patents. Subject to, and without limiting Pfizer’s rights under, Section 9.4 of this Agreement, Auxilium shall have the first right to prepare, file, prosecute and maintain (i) Auxilium Collaboration Patents and (ii) all other Auxilium Patents, at its own cost and expense. Auxilium shall keep Pfizer informed of the status of Auxilium Patents and will provide Pfizer with copies of all substantive documentation submitted to, or received from, the patent offices in connection therewith. With respect to any substantive submissions that Auxilium is required to or otherwise intends to submit to a patent office with respect to an Auxilium Patent, Auxilium shall provide a draft of such submission to Pfizer at least sixty (60) days (or such time as is possible) prior to the deadline for, or the intended filing date of, such submission, whichever is earlier (or as soon as reasonably possible if Auxilium has less than sixty (60) days notice of a deadline for submission). Pfizer shall have the right to review and comment upon any such submission by Auxilium to a patent office, and will provide such comments within twenty (20) days after receiving such submission (provided, that if no comments are received within such twenty (20) day period, then Auxilium may proceed with such submission). Auxilium shall consider in good faith any suggestions or recommendations of Pfizer concerning the preparation, filing, prosecution and maintenance thereof. The Parties shall cooperate reasonably in the prosecution of all Auxilium Patents and shall share all material information relating thereto promptly after receipt of such information. If, during the Term, Auxilium (i) intends to allow any Auxilium Patent to which Pfizer has a license under this Agreement to expire or intends to otherwise abandon any such Auxilium Patent, or (ii) decides not to prepare or file patent applications covering Auxilium Inventions in the Territory to which Pfizer would otherwise have a license under this Agreement, Auxilium shall notify Pfizer of such intention or decision at least thirty (30) days (or as soon as possible if less than thirty (30) days) prior to any filing or payment due date, or any other date that requires action, in connection with such Auxilium Patent, and Pfizer shall thereupon have the right, but not the obligation, to assume responsibility for the preparation, filing, prosecution or maintenance thereof in the Territory at its sole cost and expense, in the name of Auxilium (such patents and patent applications shall thereafter be referred to as “Pfizer Funded Patent Rights,” and, at Pfizer’s election, such Pfizer Funded Patent Rights shall not be considered part of the Auxilium Patents for purposes of determining whether a claim constitutes a Valid Claim). Auxilium agrees to use Commercially Reasonable Efforts with respect to any decision to allow an Auxilium Patent to expire or to otherwise go abandoned, or with respect to any decision not to prepare or file patent applications covering Auxilium Inventions.

9.3.2 Joint Collaboration Patents. Subject to, and without limiting Pfizer’s rights under, Section 9.4 of this Agreement, Auxilium shall have the first right to prepare, file, prosecute and maintain Joint Collaboration Patents at its own cost and expense. Auxilium shall keep Pfizer informed of the status of Joint Collaboration Patents and will provide Pfizer with

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copies of all substantive documentation submitted to, or received from, the patent offices in connection therewith. With respect to any substantive submissions that Auxilium is required to or otherwise intends to submit to a patent office with respect to a Joint Collaboration Patent, Auxilium shall provide a draft of such submission to Pfizer at least sixty (60) days (or such time as is possible) prior to the deadline for, or the intended filing date of, such submission, whichever is earlier (or as soon as reasonably possible if Auxilium has less than sixty (60) days notice of a deadline for submission). Pfizer shall have the right to review and comment upon any such submission by Auxilium to a patent office, and will provide such comments within twenty (20) days after receiving such submission (provided, that if no comments are received within such twenty (20) day period, then Auxilium may proceed with such submission). Auxilium shall consider in good faith any suggestions or recommendations of Pfizer concerning the preparation, filing, prosecution and maintenance thereof. The Parties shall cooperate reasonably in the prosecution of all Joint Collaboration Patents and shall share all material information relating thereto promptly after receipt of such information. If, during the Term, Auxilium (i) intends to allow any Joint Collaboration Patent to expire or intends to otherwise abandon any such Joint Collaboration Patent (“Abandoned Collaboration Patents”), or (ii) decides not to prepare or file patent applications covering Joint Inventions (“Abandoned Joint Inventions”) Auxilium shall notify Pfizer of such intention or decision at least thirty (30) days (or as soon as possible if less than thirty (30) days) prior to any filing or payment due date, or any other date that requires action, in connection with such Abandoned Collaboration Patent or Abandoned Joint Invention, and Pfizer shall thereupon have the right, but not the obligation, to assume responsibility for the preparation, filing, prosecution or maintenance thereof at its sole cost and expense, in the name of Auxilium.

9.3.3 Pfizer Collaboration Patents and Pfizer Applied Patents. Pfizer shall have the first right to prepare, file, prosecute and maintain (i) Pfizer Collaboration Patents and (ii) Pfizer Applied Patents, at its own cost and expense. Pfizer shall keep Auxilium informed of the status of Pfizer Applied Patents and will provide Auxilium with copies of all substantive documentation submitted to, or received from, the patent offices in connection therewith. With respect to any substantive submissions that Pfizer is required to or otherwise intends to submit to a patent office with respect to a Pfizer Applied Patent, Pfizer shall provide a draft of such submission to Auxilium at least sixty (60) days (or such time as is possible) prior to the deadline for, or the intended filing date of, such submission, whichever is earlier (or as soon as reasonably possible if Pfizer has less than sixty (60) days notice of a deadline for submission). Auxilium shall have the right to review and comment upon any such submission by Pfizer to a patent office, and will provide such comments within twenty (20) days after receiving such submission (provided, that if no comments are received within such twenty (20) day period, then Pfizer may proceed with such submission). Pfizer shall consider in good faith any suggestions or recommendations of Auxilium concerning the preparation, filing, prosecution and maintenance thereof. The Parties shall cooperate reasonably in the prosecution of all Pfizer Applied Patents and shall share all material information relating thereto promptly after receipt of such information. If, during the Term, Pfizer (i) intends to allow any Pfizer Applied Patent to which Auxilium has a license under this Agreement to expire or intends to otherwise abandon any such Pfizer Applied Patent, or (ii) decides not to prepare or file patent applications covering Pfizer

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Applied Know-How or Pfizer Inventions to which Auxilium would otherwise have a license under this Agreement, Pfizer shall notify Auxilium of such intention or decision at least thirty (30) days (or as soon as possible if less than thirty (30) days) prior to any filing or payment due date, or any other date that requires action, in connection with such Pfizer Applied Patent, and Auxilium shall thereupon have the right, but not the obligation, to assume responsibility for the preparation, filing, prosecution or maintenance thereof at its sole cost and expense, in the name of Pfizer. Pfizer agrees to use Commercially Reasonable Efforts with respect to any decision to allow a Pfizer Applied Patent to expire or to otherwise go abandoned, or with respect to any decision not to prepare or file patent applications covering Pfizer Inventions.

9.3.4 Cooperation. The Parties agree to cooperate in the preparation, filing, prosecution and maintenance of all Patents under this Section 9.3, including obtaining and executing necessary powers of attorney and assignments by the named inventors, providing relevant technical reports to the filing Party concerning the Invention disclosed in such Patent, obtaining execution of such other documents which are needed in the filing and prosecution of such Patent, and, as requested by a Party, updating each other regarding the status of such Patent, and shall cooperate with the other Party so far as reasonably necessary with respect to furnishing all information and data in its possession reasonably necessary to obtain or maintain such Patents.

9.3.5 Patent Expenses. Any expenses incurred by a Party in connection with the preparation, filing, prosecution and maintenance of any Auxilium Patents, Joint Collaboration Patents or Pfizer Applied Patents, as applicable, shall be borne by the Party incurring such expenses.

9.4 Defense and Enforcement of Patents.

9.4.1 Infringement of Third Party Patents. Each of the Parties shall promptly, but in any event no later than ten (10) days after receipt of notice thereof, notify the other Party in writing in the event of any claims by a Third Party of alleged patent infringement by Pfizer or Auxilium or any of their respective Affiliates or sublicensees with respect to the research, development, manufacture, use, sale, offer for sale or importation of a Product (each, an “Infringement Claim”). With respect to any Infringement Claim in the Field in the Territory, the Parties shall attempt to negotiate in good faith a resolution with respect thereto. If the Parties cannot settle such Infringement Claim with the appropriate Third Parties within thirty (30) days after the receipt of the notice pursuant to this Section 9.4.1, then the following shall apply:

(a) In the case of any such claim against Pfizer alone or against both Pfizer and Auxilium, in each case, with respect to the Product in the Field in the Territory, then Pfizer shall be deemed to be the “Controlling Party” for purposes of such Infringement Claim. In the case of any claim against (i) Auxilium alone, or (ii) with respect to the Product outside the Territory or outside the Field, then Auxilium shall be deemed to be the “Controlling Party” for purposes of such Infringement Claim. In the event of worldwide litigation (such that related cases and/or claims are being pursued both inside and outside of the Territory), each Party shall reasonably assist the other in its role as the Controlling Party in its respective territory.

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(b) The Controlling Party shall assume control of the defense of such Infringement Claim. The non-Controlling Party, upon request of the Controlling Party, agrees to join in any such litigation at the Controlling Party’s expense, and in any event to reasonably cooperate with the Controlling Party at the Controlling Party’s expense. The non-Controlling Party will have the right to consult with the Controlling Party concerning such Infringement Claim and to participate in and be represented by independent counsel in any litigation in which such non-Controlling Party is a party at its own expense. The Controlling Party shall have the exclusive right to settle any Infringement Claim without the consent of the other Party, unless such settlement shall have a material adverse impact on the other Party (in which case the consent of such other Party shall be required). For purposes of this Section 9.4.1(b), any settlement that would involve the waiver of rights (including the rights to receive payments) of such other Party shall be deemed a material adverse impact and shall require the consent of such other Party, such consent not to be unreasonably withheld.

(c) If a Party shall become engaged in or participate in any suit described in this Section 9.4.1, the other Party shall cooperate, and shall cause its and its Affiliates’ employees to cooperate, with such Party in all reasonable respects in connection therewith, including giving testimony and producing documents lawfully requested, and using its reasonable efforts to make available to the other, at no cost to the other (other than reimbursement of actually incurred, reasonable out-of-pocket travel and lodging expenses), such employees who may be helpful with respect to such suit, investigation, claim or other proceeding.

9.4.2 Prosecution of Infringers.

(a) Notice. If either Party (i) receives notice of any patent nullity actions, any declaratory judgment actions or any alleged or threatened infringement of patents or patent applications or misappropriation of intellectual property in the Territory comprising the (w) Joint Inventions, (x) Auxilium Patents, Auxilium Inventions or Auxilium Know-How or (y) Pfizer Applied Patents, Pfizer Inventions or Pfizer Applied Know-How, or (ii) learns that a Third Party is infringing or allegedly infringing any Patent within the Auxilium Patents or Pfizer Applied Patents in each case, in the Territory, or if any Third Party claims that any such Patent is invalid or unenforceable, in each case, with respect to the Field in the Territory, it will promptly notify the other Party thereof, including providing evidence of infringement or the claim of invalidity or unenforceability reasonably available to such Party.

(b) Enforcement of Patents.

(i) As between Auxilium and Pfizer, Pfizer will have the first right (but not the obligation) to take the appropriate steps to enforce or defend any Patent within the Auxilium Patents and Joint Collaboration Patents against infringement by a Third Party that is conducting the manufacture, sale, use, offer for sale or import of any pharmaceutical product

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in the Field in the Territory. Pfizer may take steps including the initiation, prosecution and control of any suit, proceeding or other legal action by counsel of its own choice. Pfizer shall bear the costs of such enforcement or defense, as applicable. Notwithstanding the foregoing, Auxilium will have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(ii) If, pursuant to Section 9.4.2(b)(i), Pfizer fails to institute such litigation or otherwise take steps to remedy the infringement of an Auxilium Patent or a Joint Collaboration Patent within one hundred eighty (180) days of the date one Party has provided notice to the other Party pursuant to Section 9.4.2(a) of such infringement or claim, then Auxilium will have the right (but not the obligation), at its own expense, to bring any such suit, action or proceeding by counsel of its own choice and Pfizer will have the right, at its own expense, to be represented in any such action by counsel of its own choice. Notwithstanding anything to the contrary contained herein, in no event shall Pfizer have any right to bring any suit, action or proceeding with respect to any matter involving infringement of an Auxilium Manufacturing Patent, or a Patent outside the Territory or outside the Field.

(c) Cooperation; Damages.

(i) If one Party brings any suit, action or proceeding under Section 9.4.2(b), the other Party agrees to be joined as party plaintiff if necessary to prosecute the suit, action or proceeding and to give the first Party reasonable authority to file and prosecute the suit, action or proceeding; provided, however, that neither Party will be required to transfer any right, title or interest in or to any property to the other Party or any other party to confer standing on a Party hereunder.

(ii) The Party not pursuing the suit, action or proceeding hereunder will provide reasonable assistance to the other Party, including by providing access to relevant documents and other evidence and making its employees available, subject to the other Party’s reimbursement of any Out of Pocket Costs incurred by the non-enforcing or defending Party in providing such assistance.

(iii) Pfizer shall not, without the prior written consent of Auxilium (in its sole discretion), enter into any compromise or settlement relating to any claim, suit or action that it brought under Section 9.4.2 involving an Auxilium Patent (including any Joint Collaboration Patent), that admits the invalidity or unenforceability of any Auxilium Patent (including any Joint Collaboration Patent), or requires Auxilium to pay any sum of money, or otherwise adversely affects the rights of Auxilium with respect to such Patents, the Product or Auxilium’s rights hereunder (including the rights to receive payments).

(iv) Any settlements, damages or other monetary awards (a “Recovery”) recovered pursuant to a suit, action or proceeding brought pursuant to Section 9.4.2(b) will be allocated first to the costs and expenses of the Party taking such action, and second, to the costs and expenses (if any) of the other Party, with any remaining amounts (if any) to be allocated as follows: (i) to the extent that such Recovery is a payment for lost sales of the

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Product in the Field in the Territory, any such Recovery will be shared equally by Auxilium and Pfizer and (ii) all remaining Recoveries shall be payable to Party taking such action to the extent such remaining Recoveries relate solely to the Product in the Field in the Territory (and, for purposes of clarity, all remaining Recoveries related to the Product outside the Field or outside the Territory shall be payable to Auxilium).

(d) Infringement and Defense of Auxilium Patents Outside of the Territory or Outside the Field. For clarity, with respect to any and all infringement or defense of any Auxilium Patent (including any Joint Collaboration Patent) anywhere outside of the Territory or outside the Field, Auxilium (or its designee) shall have the sole and exclusive right to bring an appropriate suit or other action against any Person engaged in such infringement or defense of any such Auxilium Patents (including any Joint Collaboration Patents), in its sole discretion and Pfizer shall have no rights with respect thereto.

9.5 Patent Term Extensions. As between Pfizer and Auxilium, Pfizer shall have the exclusive right, but not the obligation, to seek, in Auxilium’s name if so required, Patent Term Extensions (including any supplemental protection certificates and the like available under applicable Law) in any country in the Territory in relation to the Auxilium Patents (including Joint Collaboration Patents). Auxilium and Pfizer shall cooperate in connection with all such activities. Pfizer, its agents and attorneys will give due consideration to all suggestions and comments of Auxilium regarding any such activities, but in the event of a disagreement between the Parties, Pfizer will have the final decision making authority; provided, however, that Pfizer shall seek (or allow Auxilium to seek) to extend any Auxilium Patent (including Joint Collaboration Patents) at Auxilium’s request, including through the use of supplemental protection certificates and the like, unless in Pfizer’s reasonable legal determination such Auxilium Patent may not be extended under applicable Law without limiting Pfizer’s right to extend any other Patent right; provided, further, that such selection by Pfizer shall not adversely affect the ability of Auxilium to seek Patent Term Extension with respect to such Auxilium Patent outside of the Territory.

9.6 Patent Marking. Pfizer shall mark the Product marketed and sold by Pfizer (or its Affiliate or distributor) hereunder with appropriate patent numbers or indicia at Auxilium’s request.

9.7 Patent Challenge. Auxilium will be permitted to terminate this Agreement upon written notice to Pfizer, effective upon receipt, if Pfizer or any of its Affiliates, directly or indirectly, (i) initiate or request an interference or opposition proceeding with respect to any Auxilium Patent identified on Schedule 1.7 as of the Effective Date, or (ii) (a) make, file or maintain any claim, demand, lawsuit or cause of action to challenge the validity or enforceability of any Auxilium Patent or Auxilium Manufacturing Patent, or (b) subject to and without limiting Pfizer’s rights under Section 9.5, oppose any extension of, or the grant of a supplementary protection certificate with respect to, any Auxilium Patent or Auxilium Manufacturing Patent (each of clause (i) or (ii), a “Patent Challenge”).

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ARTICLE 10

REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1 Mutual Representations and Warranties. Each Party hereby represents and warrants (as applicable) to the other Party as follows, as of the Effective Date:

10.1.1 Corporate Existence and Power. It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder.

10.1.2 Authority and Binding Agreement. (i) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, except as enforcement may be affected by bankruptcy, insolvency or other similar laws and by general principles of equity.

10.1.3 No Conflicts. The execution, delivery and performance of this Agreement by it does not (i) conflict with any agreement, instrument or understanding, oral or written, to which it is a party and by which it may be bound, subject in all cases to the rights of BTC under the BTC License Agreement or (ii) violate any Laws of any Governmental Authority having jurisdiction over it.

10.1.4 All Consents and Approvals Obtained. Except with respect to Regulatory Approvals for the Development, Manufacturing or Commercialization of the Product or as otherwise described in this Agreement, (i) all necessary consents, approvals and authorizations of, and (ii) all notices to, and filings by such Party with, all Governmental Authorities and other Persons required to be obtained or provided by such Party as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained and provided, except for those approvals, if any, not required at the time of execution of this Agreement.

10.2 Additional Representations, Warranties and Covenants of Auxilium. Auxilium hereby represents, warrants and covenants to Pfizer that, as of the Effective Date, except as set forth on Schedule 10.2:

10.2.1 Auxilium has not filed any Marketing Authorization Applications with a Governmental Authority in the Territory for the sale of the Product in the Territory.

10.2.2 Neither Auxilium nor its Affiliates, nor, to Auxilium’s knowledge, its subcontractors, has received any notice in writing or otherwise has knowledge of any facts which have led Auxilium to believe that any of the Regulatory Approvals relating to the Product are not currently in good standing with the FDA, the EMEA or their foreign equivalents.

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10.2.3 Neither Auxilium nor, to the knowledge of Auxilium, its subcontractors has received written notice of any proceedings pending before or threatened by any Regulatory Authority with respect to the Product or any Facility where the Product is Manufactured.

10.2.4 To the knowledge of Auxilium, (i) the issued patents encompassed within the Auxilium Patents are valid and enforceable patents, and (ii) there are no facts which would render the patent applications encompassed within the Auxilium Patents, if and when issued, invalid or unenforceable. To the knowledge of Auxilium, no Third Party (a) is infringing any such Auxilium Patents or has misappropriated any Auxilium Technology or (b) has challenged the ownership, scope, duration, validity, enforceability, priority, or Auxilium’s right to use or license any Auxilium Technology.

10.2.5 Schedule 1.7 contains a complete and correct list of the Auxilium Patents that are Controlled by Auxilium (or its Affiliates) as of the Effective Date.

10.2.6 Auxilium (or its Affiliate) is the exclusive owner of the trademark registrations for XIAFLEXTM in the EU, Norway and Switzerland displayed on Schedule 10.2.6. It has no knowledge of any trademarks or other rights which would prevent the use or registration of the XIAFLEXTM mark in any of the countries of the Territory.

10.2.7 There are no claims, judgments or settlements against or owed by Auxilium, nor any pending reissue, reexamination, interference, opposition or similar proceedings with respect to Auxilium’s Trademark XIAFLEXTM or Auxilium Technology, and Auxilium has not received notice as of the Effective Date of any threatened claims or litigation or any reissue, reexamination, interference, opposition or similar proceedings seeking to invalidate or otherwise challenge the Auxilium Patent Rights, Auxilium’s Trademark XIAFLEXTM or Auxilium Know-How.

10.2.8 To the knowledge of Auxilium, the use, sale, offer for sale, or importation by Auxilium or Pfizer (or their respective Affiliates), as applicable, of the Product (as the Product exists on the Effective Date, and excluding, for the avoidance of doubt, any additional technology that may be combined or incorporated therewith, or any future improvements or enhancements to the Product), (i) does not infringe any issued patent of any Third Party and (ii) does not misappropriate any Know-How of any Third Party and (iii) will not infringe any claim, if and when issued, within any patent application of any Third Party published as of the Effective Date. The Manufacture by Auxilium (or its Affiliates), as applicable, of the Product (as the Product exists on the Effective Date, and excluding, for the avoidance of doubt, any additional technology that may be combined or incorporated therewith, or any future improvements or enhancements to the Product), (a) does not infringe any issued patent of any Third Party, (b) does not misappropriate any Know-How of any Third Party, and (c) will not infringe any claim, if and when issued, within any patent application of any Third Party published as of the Effective Date.

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10.2.9 All Bulk Product Manufactured and supplied hereunder by, or under authority of, Auxilium shall be Manufactured and supplied such that:

(a) The Bulk Product furnished by Auxilium to Pfizer under this Agreement:

(i) shall be manufactured, handled, stored and shipped by Auxilium, in accordance with, and shall conform to, the applicable Product Specifications;

(ii) shall be manufactured, handled, stored and shipped by Auxilium in compliance with all applicable Laws including, GMPs; and

(iii) shall, at the time delivered by Auxilium, not contain any material that would cause the Bulk Product to be adulterated or misbranded within the meaning of applicable Laws.

(b) In the course of the Development of the Product, to its knowledge, Auxilium has not used any employee that is debarred by the FDA under the Generic Drug Enforcement Act of 1992 (or by any analogous agency or under any analogous Law in the Territory).

10.2.10 Except with respect to the Auxilium Technology that is the subject of the BTC License Agreement, Auxilium is the sole legal and beneficial owner of all the Auxilium Technology, free of any lien, encumbrance, charge, security interest, mortgage or other similar restriction, and no Person (including any Affiliate of Auxilium) has any right, interest or claim in or to, and neither Auxilium nor any of its Affiliates has entered into any agreement granting any right, interest or claim in or to, any such Auxilium Patents to any Third Party (including any academic organization or agency). With respect to the Auxilium Technology that is the subject of the BTC License Agreement, Auxilium legally and exclusively Controls all such Technology with respect to the Product in the Field in the Territory, and neither Auxilium nor any of its Affiliates has entered into any agreement (other than fee for services agreements, material transfer agreements or clinical trial agreements entered into in the ordinary course of business to develop the Product or any research agreements for non-commercial purposes) granting any right, interest or claim in or to, any such Technology to any Third Party (including any academic organization or agency).

10.2.11 To its knowledge, Auxilium has complied with all applicable Laws in all material respects, including any disclosure requirements, in connection with the filing, prosecution and maintenance of the Auxilium Patents owned by Auxilium in the Territory.

10.2.12 None of the rights of Auxilium or its Affiliates under the Auxilium Patents owned by Auxilium were developed with federal funding from the United States government or any other Governmental Authority.

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10.2.13 Auxilium has obtained assignments from the inventors of all inventorship rights relating to the Auxilium Patents which are owned by Auxilium, and all such assignments of inventorship rights relating to such Auxilium Patents are valid and enforceable. With respect to the Auxilium Patents that are the subject of the BTC License Agreement, to the knowledge of Auxilium, BTC has obtained assignments from the inventors of all inventorship rights relating to such Patents, and to the knowledge of Auxilium, all such assignments are valid and enforceable.

10.2.14 Auxilium has previously delivered or made available to Pfizer a true and complete copy of the BTC License Agreement. The BTC License Agreement has not been modified, supplemented or amended, other than by Amendment No. 1 dated May 10, 2005, the Letter Agreement dated December 15, 2005 and that certain amendment dated December 11, 2008, thereto. Except for the BTC License Agreement, there are no written agreements with a Third Party to which Auxilium or any of its Affiliates is a party pursuant to which Auxilium or any of its Affiliates has a license, or an option to obtain a license, or holds an immunity from suit, with respect to patents which (i) are pending, applied for, granted or registered, and (ii) but for Auxilium’s rights granted by the counterparty under such agreements, could be asserted by such counterparty to be infringed by the distribution, use, or sale of Products in the Field in the Territory. Auxilium has previously delivered or made available to Pfizer all written agreements between Auxilium and any Third Parties regarding the manufacture of the Product for sale in the Field in the Territory. The BTC License is in full force and effect, all payments to date required to be made thereunder by Auxilium have been made, and Auxilium is in compliance in all material respects with its obligations thereunder.

10.2.15 To the knowledge of Auxilium, Auxilium has heretofore disclosed or made available to Pfizer all material scientific and technical information which is known to, and in the possession of, Auxilium that Auxilium reasonably believes relates to the safety and efficacy of the Product for use in the Field in the Territory.

10.2.16 To the knowledge of Auxilium, Auxilium has heretofore disclosed or otherwise made available to Pfizer all material written correspondence between Auxilium and any Governmental Authorities regarding the Product for use in the Field in the Territory.

10.2.17 Auxilium hereby represents and warrants that it holds all necessary authorizations, licenses, permissions, and registrations necessary under Environmental Law to discharge its obligations to Pfizer under this Agreement and covenants that it will discharge its obligations under this Agreement in compliance in all material respects with Environmental Laws.

10.3 Additional Representations, Warranties and Covenants of Pfizer. Pfizer hereby represents, warrants and covenants to Auxilium that, as of the Effective Date,

10.3.1 Pfizer is solvent and has the ability to pay and perform all of its obligations as and when such obligations become due, including payment obligations and other obligations under this Agreement.

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10.3.2 Pfizer’s compensation programs for its Sales Representatives do not, and will not, provide financial incentives for the promotion, sales, and marketing of the Product in violation of any applicable Law or any professional requirements.

10.3.3 Pfizer’s medical, regulatory and legal teams will review all training materials and programs prior to use by Pfizer to ensure that all training materials and programs are in accordance with the Commercialization Plan, the Regulatory Approvals and applicable Laws.

10.3.4 All Product Commercialized by, or under authority of, Pfizer:

(a) shall be packaged, labeled, handled, stored and shipped by Pfizer, in accordance with, and shall conform to, the applicable Product Specifications;

(b) shall be packaged, labeled, handled, stored and shipped by Pfizer in compliance with all applicable Laws including, GMPs; and

(c) shall, from and after the time delivered by Auxilium hereunder, not contain any material that would cause the Product to be adulterated or misbranded within the meaning of applicable Laws.

10.3.5 To the extent Product is Manufactured on behalf of Pfizer, all such Product:

(a) shall be manufactured, handled, stored and shipped, in accordance with, and shall conform to, the applicable Product Specifications;

(b) shall be manufactured, handled, stored and shipped in compliance with all applicable Laws including, GMPs; and

(c) shall, at the time delivered, not contain any material that would cause the Product to be adulterated or misbranded within the meaning of applicable Laws.

10.3.6 To the knowledge of Pfizer, no claim or demand of any Person has been asserted in writing to Pfizer that challenges the rights of Pfizer to use or license any of the Pfizer Applied Technology.

10.3.7 Pfizer Controls all the Pfizer Applied Patents, and to the knowledge of Pfizer, neither Pfizer nor any of its Affiliates has entered into any agreement granting any right, interest or claim in or to, any Pfizer Applied Patent to any Third Party (including any academic organization or agency) which would conflict with the rights granted to Auxilium hereunder.

10.3.8 To its knowledge, Pfizer has complied with all applicable Laws, in all material respects, including any disclosure requirements, in connection with the filing, prosecution and maintenance of the Pfizer Applied Patents owned by Pfizer in the Territory.

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10.3.9 To the knowledge of Pfizer, none of the rights of Pfizer or its Affiliates under the Pfizer Applied Patents owned by Pfizer were developed with federal funding from the United States government or any other Governmental Authority.

10.3.10 Pfizer has obtained assignments from the inventors of all inventorship rights relating to the Pfizer Applied Patents which are owned by Pfizer, and, to the knowledge of Pfizer, all such assignments of inventorship rights relating to such Pfizer Applied Patents are valid and enforceable.

10.4 Disclaimer. Pfizer understands that the Product is the subject of ongoing clinical research and development and that Auxilium cannot ensure the safety or usefulness of the Product or that the Product will receive Regulatory Approvals. In addition, Auxilium makes no warranties except as set forth in this Article 10 concerning the Auxilium Technology.

10.5 No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 11

INDEMNIFICATION

11.1 Indemnification by Auxilium. Auxilium hereby agrees to save, indemnify, defend and hold Pfizer, its Affiliates, and their respective directors, officers, agents and employees harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising in connection with any and all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations or injunctions by a Third Party (each a “Third Party Claim”) resulting or otherwise arising from (i) any breach by Auxilium of any of its representations, warranties, covenants or obligations pursuant to this Agreement, (ii) the negligence or willful misconduct by Auxilium or its Affiliates or their respective officers, directors, employees, agents, consultants or sublicensee in performing any obligations under this Agreement or (iii) any matter related to the Development or Manufacturing of the Product hereunder (including, for clarity, product liability Losses resulting therefrom) by Auxilium or its Affiliates or their respective officers, directors, employees, agents, consultants or sublicensee; in each case except to the extent that such Losses are subject to indemnification by Pfizer pursuant to Section 11.2.

11.2 Indemnification by Pfizer. Pfizer hereby agrees to save, indemnify, defend and hold Auxilium, its Affiliates, and their respective directors, agents and employees harmless from

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and against any and all Losses arising in connection with any and all Third Party Claims resulting or otherwise arising from (i) any breach by Pfizer of any of its representations, warranties, covenants or obligations pursuant to this Agreement, (ii) the negligence or willful misconduct by Pfizer or its Affiliates or their respective officers, directors, employees, agents, consultants or sublicensees in performing any obligations under this Agreement, or (iii) any matter related to the Development, Manufacturing (if applicable in accordance with Sections 7.15.1 or 7.19), Packaging and Labeling or Commercialization of the Product hereunder (including, for clarity, any product liability Losses resulting therefrom) by Pfizer or its Affiliates or their respective officers, directors, employees, agents, consultants or sublicensees; in each case except to the extent that such Losses are subject to indemnification by Auxilium pursuant to Section 11.1.

11.3 Indemnification Procedures.

11.3.1 Notice of Claim. All indemnification claims in respect of any indemnitee seeking indemnity under Section 11.1 or 11.2, as applicable (collectively, the “Indemnitees” and each an “Indemnitee”) will be made solely by the corresponding Party (the “Indemnified Party”). The Indemnified Party will give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses and any legal proceeding initiated by a Third Party against the Indemnified Party as to which the Indemnified Party intends to make a request for indemnification under Section 11.1 or 11.2, as applicable, but in no event will the Indemnifying Party be liable for any Losses that result from any delay in providing such notice which materially prejudices the defense of such proceeding. Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). Together with the Indemnification Claim Notice, the Indemnified Party will furnish promptly to the Indemnifying Party copies of all notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim.

11.3.2 Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim subject to indemnification as provided for in Section 11.1 or 11.2, as applicable, by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel it selects, and such Indemnifying Party shall thereafter continue to defend such Third Party Claim in good faith. Should the Indemnifying Party assume the defense of a Third Party Claim (and continue to defend such Third Party Claim in good faith), the Indemnifying Party will not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim, unless the Indemnifying Party has failed to assume the defense and employ counsel in accordance with this Section 11.3.

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11.3.3 Right to Participate in Defense. Without limiting Section 11.3.2, any Indemnitee will be entitled to participate in the defense of a Third Party Claim for which it has sought indemnification hereunder and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnitee’s own expense unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has failed to assume the defense (or continue to defend such Third Party Claim in good faith) and employ counsel in accordance with this Section 11.3, in which case the Indemnified Party will be allowed to control the defense.

11.3.4 Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its reasonable discretion, will deem appropriate (provided, however, that such terms shall include a complete and unconditional release of the Indemnified Party from all liability with respect thereto), and will transfer to the Indemnified Party all amounts which said Indemnified Party will be liable to pay prior to the time of the entry of judgment. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.3.2, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, provided it obtains the prior written consent of the Indemnified Party (which consent will be at the Indemnified Party’s reasonable discretion). The Indemnifying Party that has assumed the defense of (and continues to defend) the Third Party Claim in accordance with Section 11.3.2 will not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of such Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee will admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without first offering to the Indemnifying Party the opportunity to assume the defense of the Third Party Claim in accordance with Section 11.3.2.

11.3.5 Cooperation. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each other Indemnitee to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with such Third Party Claim. Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses incurred in connection with such cooperation.

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11.3.6 Expenses of the Indemnified Party. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim will be reimbursed on a calendar quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

11.4 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 11.1 or 11.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 12. EXCEPT AS EXPRESSLY SET FORTH IN ANY REPRESENTATION OR WARRANTY IN ARTICLE 10, PFIZER ACKNOWLEDGES AND AGREES THAT AUXILIUM HAS MADE NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO, AND PFIZER SHALL HAVE NO CLAIM OR RIGHT (INCLUDING WITH RESPECT TO INDEMNIFICATION PURSUANT TO THIS ARTICLE 11 (OR OTHERWISE)) WITH RESPECT TO, ANY INFORMATION, DOCUMENTS OR MATERIALS FURNISHED TO OR FOR PFIZER BY AUXILIUM, ANY OF ITS AFFILIATES, OR ANY OF ITS OR THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR ADVISORS, INCLUDING THE CONFIDENTIAL INFORMATION PACKAGE REGARDING THE PRODUCT PROVIDED TO PFIZER AND ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO PFIZER IN ANY “DATA ROOM”, MANAGEMENT PRESENTATION OR ANY OTHER FORM IN EXPECTATION OF THE TRANSACTION AND COLLABORATION CONTEMPLATED HEREBY.

11.5 Insurance. Each Party shall (provided that Pfizer shall be allowed to self insure) procure and maintain insurance, including clinical trials insurance and product liability insurance, adequate to cover its obligations hereunder and which is consistent with normal business practices of prudent companies similarly situated at all times during which the Product is being clinically tested in human subjects or commercially distributed or sold by such Party pursuant to this Agreement, and the clinical trials insurance coverage shall, prior to the First Commercial Sale of a Product in the Territory, in no event be less than Ten Million Dollars ($10,000,000) per loss occurrence and Ten Million Dollars ($10,000,000) in the aggregate, and product liability insurance coverage shall, after such First Commercial Sale in the Territory, in no event be less than Twenty-five Million Dollars ($25,000,000) per loss occurrence and Twenty-five Million Dollars ($25,000,000) in the aggregate. It is understood that such insurance

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shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 11. Each Party shall provide the other Party with written evidence of such insurance prior to commencement of this Agreement and upon expiration of any one coverage. Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation, nonrenewal or material change in such insurance or self - insurance which materially adversely affects the rights of the other Party hereunder.

ARTICLE 12

CONFIDENTIALITY

12.1 Confidential Information. As used in this Agreement, the term “Confidential Information” means all information, whether it be written or oral, including all production schedules, lines of products, volumes of business, processes, new product developments, product designs, formulae, technical information, laboratory data, clinical data, patent information, know-how, trade secrets, financial and strategic information, marketing and promotional information and data, and other material relating to any products, projects or processes of one Party (the “Disclosing Party”) that is provided to, or otherwise obtained by, the other Party (the “Receiving Party”) in connection with this Agreement (including information exchanged prior to the date hereof in connection with the transactions set forth in this Agreement, including any information disclosed by either Party pursuant to the Mutual Disclosure Agreement between the Parties dated March 16, 2008). Notwithstanding the foregoing sentence, Confidential Information shall not include any information or materials that:

(a) were already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party, to the extent such Receiving Party has documentary evidence to that effect;

(b) were generally available to the public or otherwise part of the public domain at the time of disclosure thereof to the Receiving Party;

(c) became generally available to the public or otherwise part of the public domain after disclosure or development thereof, as the case may be, and other than through any act or omission of a Party in breach of such Party’s confidentiality obligations under this Agreement;

(d) were disclosed to a Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

(e) were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party, to the extent such Receiving Party has documentary evidence to that effect.

12.2 Confidentiality Obligations. Each of Pfizer and Auxilium shall keep all Confidential Information received from or on behalf of the other Party with the same degree of

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care with which it maintains the confidentiality of its own Confidential Information, but in all cases no less than a reasonable degree of care. Neither Party shall use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any other Person other than to such of its and its Affiliates’ directors, managers, employees, independent contractors, agents, consultants or sublicensees who have a need to know such Confidential Information to implement the terms of this Agreement or enforce its rights under this Agreement; provided, however, that a Receiving Party shall advise any of its and its Affiliates’ directors, managers, employees, independent contractors, agents, consultants or sublicensees who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure (including, in the case of a Third Party, by means of a written agreement with such Third Party having terms at least as protective as those contained in this Article 12) that all such directors, managers, employees, independent contractors, agents, consultants or sublicensees comply with such obligations. Upon termination of this Agreement, the Receiving Party shall return or destroy all documents, tapes or other media containing Confidential Information of the Disclosing Party that remain in the possession of the Receiving Party or its directors, managers, employees, independent contractors, agents, consultants or sublicensees, except that the Receiving Party may keep one copy of the Confidential Information in the legal department files of the Receiving Party, solely for archival purposes. Such archival copy shall be deemed to be the property of the Disclosing Party, and shall continue to be subject to the provisions of this Article 12. It is understood that receipt of Confidential Information under this Agreement will not limit the Receiving Party from assigning its employees to any particular job or task in any way it may choose, subject to the terms and conditions of this Agreement.

12.3 Permitted Disclosure and Use. Notwithstanding Section 12.2, (i) either Party may disclose Confidential Information belonging to the other Party only to the extent such disclosure is reasonably necessary to: (a) comply with or enforce any of the provisions of this Agreement; or (b) comply with applicable Law; and (ii) Auxilium may disclose Confidential Information belonging to Pfizer related to a Product only to the extent such disclosure is reasonably necessary to obtain or maintain regulatory approval of a Product, as applicable, to the extent such disclosure is made to a Governmental Authority. If a Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 12.3, such Party shall give reasonable advance written notice of such disclosure to the other Party to permit such other Party sufficient opportunity to object to such disclosure or to take measures to ensure confidential treatment of such information, including seeking a protective order or other appropriate remedy. Notwithstanding Section 12.2, Auxilium may also disclose Confidential Information belonging to Pfizer related to the Product (i) to BTC pursuant to the BTC License Agreement and (ii) to Third Parties in connection with the development or commercialization of the Product outside of the Field or outside of the Territory (provided that such Third Parties are bound by written agreements having terms at least as protective as those contained in this Article 12 with respect to keeping such Confidential Information confidential).

12.4 Notification. The Receiving Party shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential

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Information, and will cooperate with the Disclosing Party in any reasonably requested fashion to assist the Disclosing Party to regain possession of such Confidential Information and to prevent its further unauthorized use or disclosure.

12.5 Publicity; Filing of this Agreement.

12.5.1 Publicity. The press release to be issued in connection with the transactions is set forth on Schedule 12.5.1. Except as otherwise provided in this Section 12.5, each Party shall maintain the confidentiality of all provisions of this Agreement, and without the prior written consent of the other Party, which consent shall not be unreasonably withheld, neither Party nor its respective Affiliates shall make any press release or other public announcement of or otherwise disclose the provisions of this Agreement to any Third Party, except for: (i) disclosure to those of its directors, officers, employees, accountants, attorneys, underwriters, lenders and other financing sources, potential strategic partners, advisors, agents and sublicensees whose duties reasonably require them to have access to this Agreement, provided that such directors, officers, employees, accountants, attorneys, underwriters, lenders and other financing sources, advisors, agents or sublicensees are required to maintain the confidentiality of this Agreement, (ii) disclosures required by Nasdaq regulation or any listing agreement with a national securities exchange, in which case the disclosing Party shall provide the nondisclosing Party with at least forty eight (48) hours’ notice unless otherwise not practicable, but in any event no later than the time the disclosure required by such Nasdaq regulation or listing agreement is made, (iii) disclosures as may be required by Law, in which case the disclosing Party shall provide the nondisclosing Party with prompt advance notice of such disclosure and cooperate with the nondisclosing Party to seek a protective order or other appropriate remedy, including a request for confidential treatment in the case of a filing with the Securities and Exchange Commission, (iv) the report on Form 8-K, which may be filed by an Auxilium or an Affiliate of Auxilium setting forth the press release referred to above, and/or this Agreement in redacted form as provided in Section 12.5.2, (v) disclosures that are consistent with or complementary to those described in clause (iv) but which do not contain any Confidential Information of the other Party; and (vi) other disclosures for which consent has previously been given. A Party may publicly disclose without regard to the preceding requirements of this Section 12.5 any information that was previously publicly disclosed pursuant to this Section 12.5.

12.5.2 Redacted Agreement. The Parties acknowledge that either or both Parties may be obligated to file a copy of this Agreement with the SEC or other Governmental Authorities. Each Party shall be entitled to make such a required filing, provided that it initially file a redacted copy of this Agreement approved by both Parties in the form attached hereto as Schedule 12.5.2 (“Redacted Agreement”) and requests confidential treatment of the terms redacted from this Agreement for a reasonable period of time. In the event of any such filing, each Party shall (i) permit the other party to review and comment upon such request for confidential treatment and any subsequent correspondence with respect thereto at least five (5) Business Days in advance of its submission to the SEC or such other Governmental Authorities, (ii) reasonably consider and incorporate the other Party’s comments thereon to the extent

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consistent with the then-current legal requirements governing redaction of information from material agreements that must be publicly filed, (iii) promptly deliver to the other Party any written correspondence received by it or its representatives from such Governmental Authority, if any, with respect to such confidential treatment request and promptly advise the other Party of any other communications between it or its representatives with such Governmental Authority with respect to such confidential treatment request, (iv) upon the written request of the other Party, request an appropriate extension of the term of the confidential treatment period, where available and (v) if such Governmental Authority requests any changes to the redactions set forth in the Redacted Agreement, use commercially reasonable efforts to support the redactions in the Redacted Agreement as originally filed (to the extent consistent with the then-current legal requirements governing redaction of information from material agreements that must be publicly filed) and, to the extent reasonably practicable, not agree to any changes to the Redacted Agreement without first discussing such changes with the other Party and taking the other Party’s comments into consideration when deciding whether to agree to such changes. Each Party shall be responsible for its own legal and other external costs in connection with any such filing, registration or notification.

12.6 Publication. Pfizer shall submit copies of each proposed academic, scientific, medical and other publication or presentation that contains or refers to the Auxilium Patents, Auxilium Know-How or otherwise relates to the Product or any research or Development Activities under this Agreement to Auxilium at least thirty (30) days in advance of submitting such proposed publication or presentation to a publisher or other Third Party. Auxilium shall have the right to review, comment on and consent to each such proposed publication or presentation at its sole discretion. Auxilium shall have the right to remove any of its Confidential Information prior to submission for publication or presentation. Pfizer shall redact or otherwise modify the proposed publication or presentation to remove any such Confidential Information of Auxilium. In addition, in the event that the document includes data, information or material generated by Auxilium’s scientists, and professional standards for authorship would be consistent with including Auxilium’s scientists as co-authors of the document, the names of such scientists will be included as co-authors.

12.7 Use of Names. Except as otherwise set forth in this Agreement, neither Party shall use the name of the other Party in relation to this transaction in any public announcement, press release or other public document without the written consent of such other Party, which consent shall not be unreasonably withheld; provided, however, that subject to Section 12.5, either Party may use the name of the other Party in any document filed with any Regulatory Authority or Governmental Authority, including the FDA, EMEA and the Securities and Exchange Commission.

12.8 Survival. The obligations and prohibitions contained in this Article 12 as they apply to Confidential Information shall survive the expiration or termination of this Agreement for a period of ten (10) years.

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ARTICLE 13

TERM AND TERMINATION

13.1 Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 13, shall remain in effect, on a country-by-country basis, until the expiration of the Commercialization Term in such country in the Territory (the “Term”).

13.2 Termination for Breach. Either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement upon written notice to the other Party in the event that the other Party (the “Breaching Party”) shall have materially breached or defaulted in the performance of any of its obligations. The Breaching Party shall have sixty (60) days (thirty (30) days in the event of non-payment) after written notice thereof was provided to the Breaching Party by the non-breaching Party to remedy such default. Unless the Breaching Party has cured any such breach or default prior to the expiration of such sixty (60) day period (thirty (30) day period for non-payment), such Termination shall become effective upon receipt of the written notice of termination by the Breaching Party to be given within ten (10) days of the end of the sixty (60) day period (thirty (30) day period for non-payment). Notwithstanding the foregoing, Pfizer shall not have the right to terminate this Agreement by reason of a material breach by Auxilium of the BTC License Agreement and, in such event, regardless of whether Pfizer obtains a direct license from BTC under the “Licensed Technology” (as such term is defined in the BTC License Agreement) by reason of such material breach, the financial provisions of this Agreement, including without limitation Article 8 of this Agreement, shall remain in full force and effect; provided, however, that, in the event that, as contemplated by Section 2.8 of this Agreement, Pfizer timely remedies or cures such breach of the BTC License Agreement and Pfizer was not at fault with respect thereto, then at Pfizer’s sole discretion, Pfizer shall have the right to (i) receive a cash payment from Auxilium equal to the reasonable Out-of-Pocket Costs borne by Pfizer to remedy or cure such breach of the BTC License Agreement or (ii) set-off against any future payments under Article 8 of this Agreement an amount equal to one hundred and ten percent (110%) of the reasonable Out-of-Pocket Costs borne by Pfizer to remedy or cure such breach of the BTC License Agreement; provided, further, that, in the event Pfizer is entitled, in accordance with Section 11.3 of the BTC License Agreement, to request a direct license from BTC under the Licensed Technology, and Pfizer does so request such direct license, then the Commercialization Payments set forth in Section 8.3.1 shall be reduced by the applicable royalty payments due by Pfizer to BTC for the corresponding period under such direct license. For clarity, in the event that Auxilium cures a material breach under the BTC License Agreement for which Pfizer is at fault, Auxilium shall have the right to be reimbursed for one hundred percent (100%) of the reasonable Out-of-Pocket Costs borne by Auxilium to remedy or cure such breach of the BTC License Agreement.

13.3 Termination as a Result of Bankruptcy. Each Party shall have the right to terminate this Agreement upon written notice as a result of the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided that such termination shall be effective only if such proceeding is not dismissed within ninety (90) days after the filing thereof.

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13.4 Termination by Pfizer at Will. Pfizer shall have the right to terminate this Agreement in its entirety at will upon [***] ([***]) days prior written notice to Auxilium and without any termination payments or other compensation payable to Auxilium [***]

During such [***] ([***]) day notice period, Pfizer shall continue to perform all of its obligations under this Agreement, including performing all Development and Commercialization activities allocated to it pursuant to the Development Plan and Commercialization Plan, respectively, then in effect in accordance with the terms and conditions of this Agreement and bearing its share of all Development Costs and Regulatory Costs (if any) and Commercialization costs incurred during such [***] ([***]) day period.

13.5 Patent Challenge. Auxilium may terminate this Agreement pursuant to the provisions of Section 9.7.

ARTICLE 14

EFFECTS OF TERMINATION

14.1 Termination By Auxilium and Certain Terminations by Pfizer. Without limiting any other legal or equitable remedies that a Party may have, if this Agreement is terminated by Auxilium in accordance with Section 13.3 or Section 13.5, or if this Agreement is terminated in accordance with Section 13.2 and Pfizer is the Breaching Party, or if this Agreement is terminated by Pfizer in accordance with Section 13.4, then the following provisions shall apply:

14.1.1 Termination of Licenses. All rights and licenses granted to Pfizer hereunder shall immediately terminate and be of no further force and effect and Pfizer shall cease Developing and Commercializing the Product (except as otherwise set forth in Section 14.1.4).

14.1.2 Assignments. Pfizer will promptly, in each case within sixty (60) days after receipt of Auxilium’s request, and at no cost to Auxilium:

(a) assign to Auxilium all of Pfizer’s right, title and interest in and to any agreements (or portions thereof) between Pfizer and Third Parties that relate to the Development or Commercialization of the Product;

(b) assign to Auxilium all of Pfizer’s right, title and interest in and to any (i) Promotional Materials and (ii) copyrights and trademarks (including the Product Trademarks), including any goodwill associated therewith, and any registrations and design patents for the foregoing, and (iii) any Internet domain name registrations for such trademarks

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and slogans, all to the extent solely related to the Product; provided, however, in the event Auxilium exercises such right to have assigned such Promotional Materials, Pfizer shall grant, and hereby does grant, a royalty-free right and license to any housemarks, trademarks, names and logos of Pfizer contained therein for a period of twelve (12) months in order to use such Promotional Materials in connection with the Commercialization of the Product;

(c) assign to Auxilium, the management and continued performance of any clinical trials for the Product ongoing hereunder as of the effective date of such termination in respect of which Auxilium shall assume full financial responsibility from and after the effective date of such termination;

(d) transfer to Auxilium all of, if any, Pfizer’s right, title and interest in and to any and all regulatory filings, Regulatory Approvals and other Regulatory Materials for the Product in respect of which Auxilium shall assume full financial responsibility;

(e) transfer to Auxilium all of Pfizer’s right, title and interest in and to any and all Development Data and Promotional Commercialization Data Controlled by Pfizer for the Product; and

(f) provide a copy of (i) the material tangible embodiments of the foregoing and (ii) any other material books, records, files and documents Controlled by Pfizer solely to the extent related to the Product and which may be redacted to exclude Confidential Information of Pfizer;

provided, however, that to the extent that any agreement or other asset described in this Section 14.1.2 is not assignable by Pfizer, then such agreement or other asset will not be assigned, and upon the request of Auxilium, Pfizer will take such steps as may be reasonably necessary to allow Auxilium to obtain and to enjoy the benefits of such agreement or other asset. For purposes of clarity, (1) Auxilium shall have the right to request that Pfizer take any or all of the foregoing actions in whole or in part, or with respect to all or any portion of the assets set forth in the foregoing provisions and (2) to the extent Auxilium requests Pfizer to transfer its right, title and interest in the items set forth in this Section 14.1.2 to Auxilium, Pfizer shall also cause its Affiliates and sublicensees to transfer and assign to Auxilium all of such Affiliates’ and sublicensees’ right, title and interest in and to the foregoing items set forth in this Section 14.1.2.

14.1.3 Disclosure and Delivery. Pfizer will promptly transfer to Auxilium copies of any physical embodiment of any Pfizer Applied Know-How, to the extent then used in connection with the Development or Commercialization of the Product; such transfer shall be effected by the delivery of material documents, to the extent such Pfizer Applied Know-How is embodied in such documents, and to the extent that Pfizer Applied Know-How is not fully embodied in such documents, Pfizer shall make its employees and agents who have knowledge of such Pfizer Applied Know-How in addition to that embodied in documents available to Auxilium for interviews, demonstrations and training to effect such transfer in a manner sufficient to enable Auxilium to practice such Pfizer Applied Know-How but only in a manner as

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set out as follows in this Section. The appropriate technical teams at Auxilium and Pfizer will meet to plan transfer for the Pfizer Applied Know-How as follows: (a) Pfizer’s designated representative(s) for the Product will meet with representatives from Auxilium for not more than five (5) days to answer questions with respect to the Pfizer Applied Know-How and establish a plan for the transfer for such Pfizer Applied Know-How; (b) Pfizer will allocate two (2) appropriately qualified FTEs to work with Auxilium to review the Pfizer Applied Know-How over a total period not to exceed five (5) working days; (c) Auxilium must pay a fee of $1200 per day for each Pfizer FTE that performs any such transfer; and (d) the transfer must be completed within thirty (30) days of the completion of the initial transfer planning meetings to the extent reasonable, but in any event no longer than sixty (60) days thereafter.

14.1.4 Disposition of Inventory. Pfizer and its Affiliates will be entitled, during the period ending on the last day of the sixth (6th) full month following the effective date of such termination, to sell any inventory of Product affected by such termination that remains on hand as of the effective date of the termination, so long as Pfizer pays to Auxilium the Commercialization Payments and other amounts payable hereunder (including milestones) applicable to said subsequent sales, with respect to sales in the Territory, as applicable, in accordance with the terms and conditions set forth in this Agreement and otherwise complies with the terms set forth in this Agreement.

14.1.5 Disposition of Commercialization Related Materials. Pfizer will promptly deliver to Auxilium in electronic, sortable form (a) a list identifying all wholesalers and other distributors involved in the Commercialization of the Product in the Territory as well as any customer lists (e.g., purchasers) related to the Commercialization of the Product in the Territory, and (b) all Promotional Materials as well as any items bearing the Product Trademark and/or any trademarks or housemarks otherwise associated with the Product or Auxilium.

14.2 Termination by Pfizer. Without limiting any other legal or equitable remedies that Pfizer may have, if this Agreement is terminated by Pfizer in accordance with Section 13.3 or if this Agreement is terminated in accordance with Section 13.2 and Auxilium is the breaching Party, then Pfizer shall have the option, in its sole discretion, to terminate this Agreement, in which case the provisions of Section 14.1 shall apply; provided, however, that such termination must be exercised within one hundred twenty (120) days after written notice of such breach by Pfizer to Auxilium pursuant to Section 13.2 or 13.3, as applicable.

14.3 Expiration of this Agreement. Upon expiration of this Agreement pursuant to Section 13.1 with respect to a given country, all rights and licenses granted to Pfizer shall terminate with respect to such country and the provisions of Section 14.1 (exclusive of Section 14.1.2(f)) shall apply to such country; provided, however, that from and after the date of such expiration, Auxilium shall grant, and hereby does grant, to Pfizer a fully paid, non-exclusive, perpetual license under the Auxilium Know-How solely to Commercialize the Product in such country for sale in the Field in such country; provided, further, that Pfizer undertakes that, following such expiration of this Agreement, it will refrain from all further use of the Product Trademarks and Product Trade Dress and that it will not use any marks, trade dress or logos which are confusingly similar to the Product Trademarks or Product Trade Dress in connection with the Commercialization of the Product or otherwise.

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14.4 Accrued Rights. Termination or expiration of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to the effective date of such termination. Such termination will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

14.5 Survival. Notwithstanding anything to the contrary contained herein, the following provisions shall survive any expiration or termination of this Agreement: Articles: 1, 11, 12, 14 and 16 and Sections: 4.5.1, 4.5.3, 4.6, 5.6.1, 5.6.2(e), 5.7.2, 6.7, 6.9.2, 6.9.5, 6.10, 7.16, 8.6(c), 8.11, and 9.1.1. Except as set forth in this Article 14 or otherwise expressly set forth herein, upon termination or expiration of this Agreement all other rights and obligations of the Parties shall cease.

14.6 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Auxilium and Pfizer are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party, as licensee of certain rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party (such Party, the “Bankrupt Party”) under the U.S. Bankruptcy Code, (a) the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, shall be promptly delivered to it (x) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefore, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (y) if not delivered under clause (x), following the rejection of this Agreement by the Bankrupt Party upon written request therefore by the other Party and (b) the Bankrupt Party shall not unreasonably interfere with the other Party’s rights to intellectual property and all embodiments of intellectual property, and shall assist and not unreasonably interfere with the other Party in obtaining intellectual property and all embodiments of intellectual property from another entity. The “embodiments” of intellectual property includes all tangible, intangible, electronic or other embodiments of rights and licenses hereunder, including all compounds and products embodying intellectual property, Products, filings with Regulatory Authorities and related rights and Auxilium Know-How in the case that Auxilium is the Bankrupt Party and Pfizer Applied Know-How in the case Pfizer is the Bankrupt Party.

ARTICLE 15

DISPUTE RESOLUTION

15.1 Disputes. The Parties recognize that, from time to time during the Term, disputes may arise as to certain matters which relate to either Party’s rights and/or obligations hereunder.

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It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 15 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement (other than a dispute addressed in Section 3.4).

15.2 Arising Between the Parties. With respect to all disputes arising between the Parties and not from the JSC, including any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such dispute within thirty (30) days after such dispute is first identified by either Party in writing to the other, the Parties shall refer such dispute to the Chief Executive Officers of each of the Parties, or a designee from senior management with decision-making authority (the Chief Executive Officer or such designee, the “Executive Officer”) for attempted resolution by good-faith negotiations within thirty (30) days after such notice is received.

15.3 Dispute Resolutions. If the Executive Officers are not able to resolve such dispute referred to them under Section 15.2 within such thirty (30) day period, then either Party shall have right to pursue any legal or equitable remedy available to it under Law; provided that any litigation arising under this Agreement shall be brought in a state or federal court located in the State of New York. Each Party hereby agrees to the exclusive jurisdiction of such courts and waives any objections as to the personal jurisdiction or venue of such courts.

15.4 Patent and Trademark Dispute Resolution. Any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any patent rights covering the manufacture, use or sale of any Product or of any trademark rights relating to any Product shall be submitted to a court of competent jurisdiction in the Territory in which such patent or trademark rights were granted or arose.

15.5 Expert Matters.

15.5.1 Expert Matters Generally. As used herein, “Expert Matter” means all matters that are referenced in Section 3.6.2 as being, or otherwise mutually agreed by the Parties to be, determinable by an Expert. For clarity, no Party shall have final decision making authority with respect to an Expert Matter.

15.5.2 Expert Resolution of Certain Disputes. Any Expert Matter shall be resolved by expedited arbitration by an Expert as follows:

(a) Upon written request by either Party to the other Party, the Parties shall promptly negotiate in good faith to appoint an appropriate Expert. If the Parties are not able to agree by mutual written agreement within fourteen (14) days after the receipt by a Party of the written request in the immediately preceding sentence, the CPR Institute for Dispute Resolution, or such other similar entity as the Parties may agree by mutual written agreement, shall be responsible for selecting an Expert within twenty (20) days of being approached by a Party. The fees and costs of the Expert and the CPR Institute for Dispute Resolution (or such other entity) shall be shared equally (50%/50%) by the Parties.

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(b) Within fifteen (15) days after the designation of the Expert, the Parties shall each simultaneously submit to the Expert and one another a written statement of its last position on such disagreement as last presented to, and discussed by, the JSC prior to the reference of such disagreement to the Expert. Each Party shall have fifteen (15) days from receipt of the other Party’s submission to submit a written response thereto, which shall include any scientific, financial, technical or other relevant information in support thereof. The Expert shall have the right to meet with the Parties, either alone or together, as necessary to make a determination.

(c) No later than thirty (30) days after the designation of the Expert, the Expert shall make a determination by selecting the resolution proposed by one of the Parties that as a whole is the most nearly consistent with this Agreement and the most fair and reasonable to the Parties in light of the totality of the circumstances and the terms of this Agreement. The Expert shall provide the Parties with a written statement setting forth the basis of the determination in connection therewith. The decision of the Expert shall be final and conclusive and binding on the Parties and their Affiliates, absent manifest error.

15.5.3 Related Matters. Any dispute as to whether a particular dispute is an Expert Matter shall be resolved by litigation pursuant to Section 15.3.

15.6 Injunctive Relief. Nothing herein may prevent either Party from seeking a preliminary injunction or temporary restraining order, in any court of competent jurisdiction, so as to prevent any Confidential Information from being disclosed in violation of this Agreement.

ARTICLE 16

MISCELLANEOUS

16.1 Entire Agreement; Amendment. This Agreement, including the Exhibits and Schedules hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof, including the Confidential Disclosure Agreement between the Parties dated March 16, 2008 (which shall remain effective prior to the Effective Date). There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized representative of each Party.

16.2 Force Majeure. A Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse

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shall be continued so long as the condition constituting force majeure continues and the nonperforming Party makes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe. Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of force majeure affecting such Party.

16.3 Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 16.3, and shall be deemed to have been given for all purposes (i) when delivered, if hand-delivered or sent by facsimile on a business day, (ii) on the next business day if sent by a reputable international overnight courier service, or (iii) five (5) business days after mailing, if mailed by first-class certified or registered airmail, postage prepaid, return receipt requested. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below:

If to Auxilium:	Auxilium Pharmaceuticals, Inc.
40 Valley Stream Parkway
Malvern, Pennsylvania 19355
Attention: General Counsel
Fax: 1-484-321-5996

With a copy to:	Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, New Jersey 08540
Attn: Randall B. Sunberg
Fax: 1-609-919-6701

If to Pfizer:	Pfizer Inc.
235 East 42nd Street
New York, New York 10017-5755
Attention: Senior Vice President and Associate General Counsel,
Business Transaction
Fax: 1-212-573-0768

With a copy to:	Pfizer Inc.
235 East 42nd Street
New York, New York 10017-5755
Attention: General Counsel
Fax: 1-212-808-8924

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16.4 No Strict Construction; Interpretation. This Agreement has been prepared jointly and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

16.5 Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that (i) Auxilium may make such an assignment without Pfizer’s consent to (a) Affiliates (provided, however that Auxilium will remain jointly and severally liable with, and will guarantee the performance of, the relevant Affiliate under this Agreement, and the relevant Affiliate assignee, will assume in writing all of Auxilium’s obligations under this Agreement) and (b) a successor to substantially all of the business of Auxilium to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction and (ii) Pfizer may make such an assignment without Auxilium’s consent to (a) Affiliates (provided, however that the Pfizer will remain jointly and severally liable with, and will guarantee the performance of, the relevant Affiliate under this Agreement, and the relevant Affiliate assignee, will assume in writing all of Pfizer’s obligations under this Agreement) and (b) a successor to the business of Pfizer, whether in a merger, sale of stock, sale of assets or other transaction. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.5 shall be null, void and of no legal effect.

16.6 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to perform all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.7 Severability. If any one or more of the provisions of this Agreement are held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, such provision or provisions shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good-faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

16.8 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

16.9 Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

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16.10 English Language; Governing Law. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state.

16.11 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[No Further Text on This Page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date first written above.

PFIZER INC.		AUXILIUM PHARMACEUTICALS, INC.

By:	/s/ Frank D’Amelio	By:	/s/ Armando Anido
Name:	Frank D’Amelio	Name:	Armando Anido
Title:	Chief Financial Officer	Title:	Chief Executive Officer and President

AUXILIUM INTERNATIONAL HOLDINGS, INC.

		By:	/s/ James Englund
		Name:	James Englund
		Title:	President

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SCHEDULE 1.7

AUXILIUM PATENTS

[***]

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SCHEDULE 2.8

BTC LICENSE AGREEMENT

AMENDED AND RESTATED

DEVELOPMENT AND LICENSE AGREEMENT

dated as of December 11, 2008

by and between

BIOSPECIFICS TECHNOLOGIES CORP.

(a Delaware corporation)

and

AUXILIUM PHARMACEUTICALS, INC.

(a Delaware corporation)

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SCHEDULES

Schedule 1.8	BTC Patents
Schedule 1.17	Cost of Goods
Schedule 1.22	Enzyme
Schedule 1.46	Partner Territory
Schedule 3.2	Clinical Trials

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i

AMENDED AND RESTATED DEVELOPMENT AND LICENSE AGREEMENT

This AMENDED AND RESTATED DEVELOPMENT AND LICENSE AGREEMENT (this “Agreement”) dated the 11th day of December, 2008 is by and between BioSpecifics Technologies Corp., a corporation organized and existing under the laws of Delaware and having its principal office at 35 Wilbur Street, Lynbrook, New York 11563, and its Affiliates (“BTC”), and Auxilium Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office 40 Valley Stream Parkway, Malvern, PA 19355 (“Auxilium”). BTC and Auxilium shall sometimes be referred to herein individually as a “Party” and collectively as “Parties.”

INTRODUCTION

WHEREAS, BTC controls certain BTC Patents and BTC Know-How (each as defined below) related to the Enzyme and the Product (each as defined below), and has the right to grant certain rights and licenses thereunder as set forth herein, and

WHEREAS, Auxilium has certain expertise in the development and commercialization of pharmaceutical products, and Auxilium wishes to obtain certain licenses and options to develop and commercialize the Product for certain therapeutic uses in humans, and

WHEREAS, BTC wishes to convey such licenses to Auxilium, and

WHEREAS, BTC and Auxilium previously entered into that certain Development and License Agreement dated June 3, 2004, as amended by that certain Amendment No. 1 to Development and License Agreement dated May 10, 2005 and that certain letter agreement dated December 15, 2005 (the “Original Agreement”) involving the licensing of intellectual property by BTC to Auxilium, and

WHEREAS, BTC and Auxilium now desire to amend and restate the Original Agreement in its entirety and replace the Original Agreement with this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the sufficiency of which is hereby acknowledged, the Parties to this Agreement mutually agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following initially capitalized terms in this Agreement, whether used in the singular or plural, shall have the following meanings:

1.1 “Additional Indication” shall mean any Indication for a Product outside of the Field.

1.2 “Additional Indication Option” has the meaning set forth in Section 2.2(b).

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1.3 “Adverse Drug Experience” shall mean any of the following as such terms are defined at either 21 C.F.R. § 312.32 or 21 C.F.R. § 314.80: an “adverse drug experience,” a “life-threatening adverse drug experience,” a “serious adverse drug experience,” or an “unexpected adverse drug experience” and the foreign counterparts thereof.

1.4 “Affiliate” shall mean any corporation, company, partnership, joint venture or firm which controls, is controlled by, or is under common control with a specified person or entity. For purposes of this Section 1.4, “control” shall be presumed to exist if one of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such cases such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity. For purposes of clarity, Advance BioFactures Corporation of New York is an Affiliate of BTC and each of Auxilium International Holdings, LLC and Auxilium US Holdings, Inc. is an Affiliate of Auxilium and such Affiliates are parties to this Agreement. Advance BioFactures of Curacao, NV was an Affiliate of BTC on June 3, 2004 and May 10, 2005 and was a party to the Original Agreement.

1.5 “Amendment Effective Date” has the meaning set forth in Section 13.1.

1.6 “Auxilium Remaining Indication” shall mean an Additional Indication for a Product that Auxilium believes has a reasonable probability of obtaining Regulatory Approval and achieving commercial success, but for which BTC does not wish to undertake Stage I Development.

1.7 “Auxilium Territory” shall mean the Territory excluding the Partner Territory.

1.8 “BTC Know-How” shall mean any proprietary information or materials related to the Manufacture, preparation, formulation, use or development of the Enzyme or the Product Controlled by BTC during the Term and shall include formulations, processes, techniques, formulas, biological, chemical, assay control and manufacturing, technical, pre-clinical, clinical or other data, methods, know-how, and trade secrets.

1.9 “BTC Patents” shall mean those Patents Controlled by BTC with at least one claim directed to the Enzyme or the Product (or processes, improvements, uses and intermediates for the foregoing) including those listed on Schedule 1.9 attached hereto as it may be amended from time to time.

1.10 “BTC Product” shall mean any pharmaceutical product that includes Enzyme as an active ingredient and is under development for an Indication (or is indicated for use) outside the Field.

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1.11 “Business Day” shall mean any day on which banking institutions in New York, New York are open for business.

1.12 “Clinical Trials” shall mean tests and studies in human subjects or patients that are required to obtain, maintain, or sustain Regulatory Approval in a country in the Territory.

1.13 “Commercialization” or “Commercialize” shall mean activities directed to marketing, promoting, co-promoting, distributing, importing, exporting, offering for sale and selling the Product. When used as a verb, “Commercialize” means to engage in Commercialization.

1.14 “Commercially Reasonable Efforts” means, with respect to a Party, the efforts and resources which would be used by that Party relating to a certain activity or activities, consistent with its normal business practices, which are consistent with the general level of effort and resources in the pharmaceutical industry for a company similar in size and scope.

1.15 “Competing Product” shall mean a product that contains Enzyme and is sold in a country by a Person (other than Auxilium, its Affiliate or Sublicensee) in an Indication for which Auxilium, its Affiliate or Sublicensee is marketing a Product in such country.

1.16 “Confidential Information” has the meaning set forth in Section 10.1

1.17 “Controlled” or “Controls”, when used in reference to intellectual property, shall mean the legal authority or right of a Party hereto (or any of its Affiliates) to grant a license or sublicense of intellectual property rights to another Party, or to otherwise disclose proprietary or trade secret information to such other Party, without breaching the terms of any agreement with a Third Party, infringing upon the intellectual property rights of a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

1.18 “Cost of Goods” shall mean the total cost of Product in Final Packaging, including, but not limited to, the sum of the following actual costs: (i) manufacturing, shipping and storage of Enzyme; (ii) manufacturing, shipping and storage of Product, prior to sale to a Third Party; (iii) commercial packaging and labeling; (iv) routine quality compliance and quality assurance programs; and (v) customs or excise taxes, import duties, sales taxes and other taxes or duties (other than those taxes resulting from sales to a Third Party of Product in finished packaged and labeled form). In the event that BTC manufactures Enzyme or Products, Cost of Goods shall be calculated in accordance with Schedule 1.18.

1.19 “Develop” or “Development” shall mean Stage I Development and Stage II Development. When used as a verb, “Developing” means to engage in Development. For purposes of clarity, in no event shall Development include Manufacture.

1.20 “Development Costs” shall mean costs associated with Development activities.

1.21 “Effective Date” shall mean June 3, 2004.

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1.22 “EMEA” shall mean the European Medicines Evaluation Agency or any successor agency thereto.

1.23 “Enzyme” shall mean the purified form of the enzyme currently identified by BTC as Collagenase ABC, more particularly described on Schedule 1.23, and any variants or derivatives thereof.

1.24 “European Union” shall mean the countries of the European Union, as it is constituted as of the Effective Date and as it may be expanded from time to time.

1.25 “Exercised Indication” has the meaning set forth in Section 2.2(c).

1.26 “Exercised Indication Date” has the meaning set forth in Section 2.2(c).

1.27 “Exercise Period” has the meaning set forth in Section 2.2(c).

1.28 “FDA” shall mean the U.S. Food and Drug Administration or its successor agency.

1.29 “Field” shall mean, subject to expansion pursuant to Section 2.2, the prevention or treatment of Dupuytren’s Disease, Peyronie’s Disease and Adhesive Capsulitis (otherwise known as “Frozen Shoulder”).

1.30 “Final Packaging” means the labeling and packaging to be used in connection with the Product labeled for use in the Field in the Territory, including the packaging of package inserts and components reasonably necessary for sale of the finished Product to the ultimate consumer.

1.31 “Indemnified Party” has the meaning set forth in Section12.3.

1.32 “Indemnifying Party” has the meaning set forth in Section 12.3.

1.33 “Indication” shall mean a pharmaceutical application for the Product.

1.34 “Infringement Claim” has the meaning set forth in Section 8.2(a).

1.35 “Law” shall mean any applicable statute, law, ordinance, regulation, order, or rule of any federal, state, local, foreign, or other governmental agency or body or of any other type of regulatory body (including common law) or securities exchange, including those covering pharmaceutical sales, environmental, pollution, energy, safety, health, transportation, bribery, record-keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

1.36 “Licensed Technology” shall mean the BTC Patents and the BTC Know-How.

1.37 “Loss” has the meaning set forth in Section 12.1.

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1.38 “Major Market Country” shall mean [**].

1.39 “MAA” shall mean an application seeking Regulatory Approval of the Regulatory Authority in the European Union to market and sell a Product in the Field in the European Union.

1.40 “MAA Acceptance” shall mean the written notification by the applicable Regulatory Authority that the MAA has met all the criteria for filing acceptance.

1.41 “Manufacture” or “Manufacturing” shall mean manufacturing, filling, processing, testing, engineering, designing, redesigning, packaging, storing, quality control, quality assurance, releasing, disposing, handling, shipping, and all other activities undertaken or required to be undertaken in order to manufacture and supply the Product in its Final Packaging and related devices and apparatus for administration thereof, in the case of commercial supplies, or packaged in accordance with Laws, in the case of clinical supplies.

1.42 “NDA” or “New Drug Application” shall mean a new drug application filed with the FDA pursuant to 21 C.F.R. §314, seeking permission to market the Product for a particular Indication in the Field in interstate commerce in the United States.

1.43 “NDA Filing Acceptance” shall mean the written notification by the FDA that the NDA has met all the criteria for filing acceptance.

1.44 “Net Sales” shall mean the gross amount invoiced by Auxilium and its Affiliates or Sublicensees on account of sales of the Product in Final Packaging to Third Parties in the Territory, less the total of: (a) trade, cash or quantity discounts not already reflected in the amount invoiced; (b) excise, sales and other consumption taxes and customs duties to the extent included in the invoice price; (c) freight, insurance and other transportation charges to the extent specifically included in the invoice price; (d) returns or retroactive price reductions; and (e) compulsory payments and rebates directly related to the sale of the Product accrued, paid or deducted pursuant to governmental regulations.

1.45 “Orphan Drug Designation” shall mean the special designation of Product by FDA’s Orphan Product Division which provides the Product with the opportunity to obtain additional market exclusivity from the date the drug receives FDA approval and also possible tax and regulatory approval benefits. The term “Orphan Drug Designation” shall include any foreign counterparts of the foregoing.

1.46 “Partner” shall mean Pfizer, Inc., a Delaware corporation, and its Affiliates.

1.47 “Partner Territory” shall mean those countries in the Territory to which Auxilium has granted Partner rights hereunder and which are set forth on Schedule 1.47 as the same may be amended by mutual agreement of BTC and Auxilium.

1.48 “Patents” shall mean any patents or patent applications and any continuations, continuations-in-part, divisions, provisionals, substitutions, patents of addition, reissues,

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reexamination, renewals or extensions thereof (including any supplemental patent certificates) and any confirmation patent or registration patent and all foreign counterparts of any of the foregoing.

1.49 “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

1.50 “Phase II Clinical Trials” shall mean a Clinical Trial for the Product on a number of patients, no fewer than the number required to allow for the detection of statistical differences between the control and treated patients, for the purposes of determining dose and evaluating safety and efficacy in the proposed therapeutic indication, conducted in accordance with current good clinical practices and in accordance with a protocol that has been reviewed by the FDA and reflects any comments or concerns raised by the same.

1.51 “Phase III Clinical Trials” shall mean a Clinical Trial for the Product on sufficient numbers of patients to generate safety and efficacy data to support Regulatory Approval in the proposed therapeutic indication, conducted in accordance with current good clinical practices and in accordance with a protocol that has been reviewed by the FDA and reflects any comments or concerns raised by the same.

1.52 “Product” shall mean pharmaceutical product containing Enzyme as an active ingredient and any reformulation, improvement, enhancement, combination, refinement, or modification thereof; provided however, Product shall specifically exclude dermal formulations labeled for topical administration.

1.53 “Product Data” shall mean the physical embodiment, to the extent available of: (a) the know-how, including relevant laboratory notebook information, screening data and synthesis schemes, including descriptions in any form, data and other information, and (b) all other data including Regulatory Data and any other pre-clinical and clinical data and information, technical, chemical, safety and scientific data, information and know-how, obtained or generated in connection with Development of the Product in the Field.

1.54 “Product Details” shall mean a face-to-face meeting, in an individual or group practice setting, between a healthcare professional with prescribing authority who is a target prescriber of a Product in the Field and a professional representative of the applicable Party during which the key attributes of a Product are verbally presented to such healthcare professional. When used as a verb, “detail” or “detailing” shall mean to engage in a Detail.

1.55 “Regulatory Approval” shall mean, with respect to a country or group of countries in the Territory, all authorizations by the appropriate governmental entity or entities necessary for commercial sale of the Product in the Field for a particular Indication in that country or group of countries including, where applicable, approval of labeling, price, reimbursement and manufacturing.

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1.56 “Regulatory Authority” shall mean the FDA or any foreign counterpart or additional governmental or regulatory agencies in the Territory responsible for applicable Regulatory Approvals.

1.57 “Regulatory Data” shall mean any and all research data, pharmacology data, chemistry, manufacturing, and control data, preclinical data, clinical data or all other documentation submitted, or required to be submitted, to Regulatory Authorities in association with regulatory filings for the Product in the Field (including any Drug Master Files (DMFs), Chemistry, Manufacturing and Control (“CMC”) data, or similar documentation).

1.58 “Remaining Indication” shall mean an Additional Indication for which Auxilium has not exercised an Additional Indication Option within the Exercise Period.

1.59 “Stage I Development” shall mean pre-clinical and clinical drug development activities reasonably necessary to completing all development activities up to and including the completion of Phase II Clinical Trials for the Product in the Field, including pre-clinical studies, test method development, statistical analysis, Clinical Trials, regulatory affairs, and activities directed to seeking Regulatory Approvals.

1.60 “Stage I Development Costs” shall mean costs associated with Stage I Development activities.

1.61 “Stage II Development” shall mean non-clinical and clinical drug development activities reasonably necessary to the development and submission of Regulatory Data to a Regulatory Authority for the purpose of achieving Regulatory Approval, including non-clinical studies, test method development, statistical analysis, Clinical Trials, regulatory affairs, and activities directed to seeking Regulatory Approvals.

1.62 “Stage II Development Costs” shall mean costs associated with Stage II Development activities.

1.63 “Standard Terms” has the meaning set forth in Section 6.4(d).

1.64 “Sublicense Income” shall mean (a) the upfront payment, if any, actually received from a Sublicensee by Auxilium upon execution of an agreement with such Sublicensee, and (b) any milestone payments actually received from a Sublicensee by Auxilium in consideration for the grant of a sublicense to such Sublicensee under the Licensed Technology in the Field; provided, however, that Sublicense Income shall not include any such consideration received by Auxilium from any such Sublicensee in return for, as payment for or otherwise in respect of: (i) equity or debt of Auxilium (provided, however, that the exclusion contained in this sub-clause (i) shall not apply to transactions between Auxilium and its Affiliates), (ii) the manufacture or supply of ingredients or products, (iii) the performance of services (including research and development services other than screening services performed on behalf of a Sublicensee) or other similar payments, (iv) reimbursement of Auxilium’s out of pocket costs and expenses, including patent expenses, or (v) the sale of Auxilium in whole or in part. For the sake of clarity, Sublicense Income will not be reduced by, and Auxilium will be deemed to have actually

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received, any amount(s) for which a Sublicensee is entitled to a deduction or setoff under the agreement between Auxilium and the Sublicensee and for which BTC is not responsible under the terms of this Agreement.

1.65 “Sublicensee” shall mean a Person to whom Auxilium grants any right or license to use the Licensed Technology to make, use or sell the Product in the Field in the Territory, including the Partner.

1.66 “Supply Agreement” has the meaning set forth in Section 6.4.

1.67 “Term” has the meaning set forth in Section 11.1(a).

1.68 “Territory” shall mean all the countries and territories of the world.

1.69 “Third Party” shall mean any Person or other entity other than Auxilium, BTC or their respective Affiliates.

1.70 “Vial” shall mean a single dose unit of Product.

ARTICLE 2

LICENSE AND OPTION

2.1 License Grant to Auxilium.

(a) Subject to the terms and conditions of this Agreement, on the Effective Date, BTC hereby grants to Auxilium an exclusive license under the Licensed Technology to research, Develop, use, Commercialize, market, sell and distribute the Product for the Field in the Territory.

(b) Subject to the terms and condition of this Agreement, BTC hereby grants to Auxilium a non-exclusive right and license under the Licensed Technology to Manufacture or have Manufactured the Product for the Field in the Territory. Notwithstanding the foregoing provisions of this Section 2.1(b), Auxilium shall not exercise its license pursuant to this Section 2.1(b) to Manufacture the Product except as permitted by, and solely for the purposes set forth in, Article 6.

(c) The licenses granted under Sections 2.1(a) and 2.2(b) shall include the right to grant sublicenses (and in the case of Section 2.1(a), distribution rights); provided, however, that all such sublicenses shall contain terms and conditions which are consistent with the terms and conditions contained in this Agreement.

2.2 Option to License Additional Indications.

(a) Development of Additional Indications for Products. The Parties shall cooperate in good faith in generating ideas and concepts for Additional Indications for Products.

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(b) Option Grant. Subject to the terms and conditions of this Agreement, BTC hereby grants to Auxilium an exclusive option to an exclusive license to Products in the Territory for each Additional Indication on the same terms and conditions as provided for Indications in the Field (each, an “Additional Indication Option”).

(c) Exercise Period; Exercise of Option. The period during which Auxilium may exercise an Additional Indication Option (the “Exercise Period”) shall commence on the date on which BTC submits a Phase II Clinical Trial report to Auxilium for the Product for such Additional Indication and ends one hundred and twenty (120) days thereafter. BTC shall provide Auxilium with a copy of a Phase II Clinical Trial report and, any additional data or results in its control. Auxilium may exercise the Additional Indication Option at any time during the Exercise Period by delivering to BTC a written notice of exercise with regard to such Additional Indication (each, an “Exercised Indication”) that sets forth the effective date of the exercise (the “Exercised Indication Date”). Upon receipt, BTC shall counter-sign the exercise notice which shall then be appended to and incorporated by reference into this Agreement effective the Exercised Indication Date.

(d) License Grant Upon Exercise of Option. Effective on the Exercised Indication Date, the Field definition shall be amended and expanded to include the relevant Exercised Indication.

(e) Auxilium Remaining Indications. Auxilium shall have the right to Develop and Commercialize Auxilium Remaining Indications at its sole cost and expense. Upon notification to BTC of Auxilium’s intent to Develop and Commercialize an Auxilium Remaining Indication, the Field definition shall be amended and expanded to include such Auxilium Remaining Indication.

2.3 Remaining Indications. BTC may offer Third Parties the right under the Licensed Technology to research, Develop, use, Commercialize, market, sell and distribute the Product for any Remaining Indication in the Auxilium Territory (the “Remaining Indication Rights”), provided that, prior to executing a definitive agreement with a Third Party for one or more Remaining Indications, BTC must (a) provide Auxilium with a written summary of the material terms of the proposed agreement (the “Offer Terms”), and (b) grant Auxilium an option, exercisable for seventy-five (75) days after Auxilium’s receipt of the written summary, to agree to equivalent terms, in which case the Parties shall negotiate in good faith an exclusive license agreement on such terms as promptly as possible thereafter. In the event that Auxilium does not exercise an option to license a Remaining Indication within such seventy-five (75) day period, the Remaining Indication Rights may be licensed to such Third Party on terms and conditions no less favorable to BTC than the Offer Terms; provided, that [**].

2.4 Transfer of BTC Know-How. Within forty-five (45) days of the Effective Date, BTC shall, or shall cause its Affiliates to, transfer to Auxilium all material Product Data relating to Dupuytren’s Disease and Peyronie’s Diseases, including but not limited to preclinical, clinical data, clinical trial protocols, study data tabulations, reports, the right of cross-reference and permission to use in Auxilium Regulatory Data and regulatory filings, investigator-generated data granted by the owners of such data, etc., in reasonably satisfactory form. Promptly, but in no

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event more than thirty (30) days, after the Exercised Indications Date, BTC shall, or shall cause its Affiliates to, transfer to Auxilium all Product Data relating to such Exercised Indication, in reasonably satisfactory form.

2.5 Exclusivity. During the Term and any extension thereof, and for two years thereafter, neither BTC nor any of its Affiliates shall, except as otherwise set forth and provided in this Agreement, (a) directly or indirectly develop, manufacture, market, sell, detail or promote any Competing Product or (b) encourage off-label use of a Competing Product that could affect labeled usage of the Product in the Field. In addition, in the event that BTC markets a BTC Product outside the Field within a country in the Territory where Auxilium is promoting the Product within the Field, BTC shall promote the BTC Product under a trademark different from the Auxilium Trademark, and will not knowingly market, ship, distribute, promote, sell or otherwise put into circulation the BTC Products within the Field in such country or in any other country within the Territory. In the event that BTC enters into any agreements with its distributors or wholesalers for the BTC Products in a country in the Territory, it shall include in any and all said agreements appropriate provisions providing, to the extent not prohibited by Law, that the BTC Products must be distributed and sold solely outside the Field within such country in the Territory. In the event that Auxilium enters into any agreements with its distributors or wholesalers for the Product in the Field, it shall include in any and all said agreements appropriate provisions providing, to the extent not prohibited by Law, that the Product must be distributed and sold solely within the Field within such country in the Territory.

ARTICLE 3

PRODUCT DEVELOPMENT

3.1 Joint Development Committee.

(a) Formation. As soon as practicable after the execution of this Agreement, BTC and Auxilium will establish a Joint Development Committee (the “JDC”) made up of two (2) representatives designated by each Party hereto to assist in coordinating scientific interactions and resolving potential disagreements between BTC and Auxilium during the course of the Development of Product. The JDC Chair will be appointed by Auxilium from among the members of the committee designated by Auxilium. Each of BTC and Auxilium shall have one vote on the JDC and, in the event of a deadlock with respect to any action, the vote of Auxilium, rendered after reasonable and open discussion among the members of the JDC, shall be final and controlling. BTC shall not take any action with respect to Remaining Indications that would be detrimental to the Product or damaging to Auxilium. Notwithstanding the foregoing, BTC will advise the JDC of all Development and Commercialization of Remaining Indications. The JDC shall have the right to discuss and comment on such activities but shall not have the final vote with respect to such activities as they relate to Remaining Indications.

(b) Quarterly Meetings. While a Product is under Development, the JDC shall meet formally at least quarterly, or with such other frequency, and at such time and location, as may be established by the JDC, for the following purposes, among others: (i) to oversee and coordinate Development activities of the Parties for Products; (ii) to receive and review reports by the Parties as may be submitted to the JDC on a quarterly basis; and (iii) to

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discuss matters relating to Patents related to the Product, including but not limited to issues of inventorship and decisions relating to the filing, prosecution and maintenance of such Patents, provided however, when the JCC is established, the JCC and the JDC will coordinate responsibility on such matters. Meetings of the JDC may be held in person or by teleconference, as may be determined by the JDC.

3.2 Auxilium’s Stage II Development Activities.

(a) Dupuytren’s Disease, Peyronie’s Disease and Frozen Shoulder. Auxilium has assumed all responsibility for (including financial responsibility), and has sole discretion over, all continuing Development of the Product for Dupuytren’s Disease, Peyronie’s Disease and Frozen Shoulder, including all Clinical Trials listed on Schedule 3.2 and underway as of June 3, 2004 in regards to Dupuytren’s Disease and Peyronie’s Disease, and as of December 15, 2005 in regards to Frozen Shoulder. Auxilium shall not have financial responsibility for Development Costs or any other costs incurred in connection with Development related to Dupuytren’s Disease, Peyronie’s Disease and Frozen Shoulder prior to June 3, 2004 in regards to Dupuytren’s Disease and Peyronie’s Disease, and prior to December 15, 2005 in regards to Frozen Shoulder.

(b) Exercised Indications. On each Exercised Indication Date, Auxilium shall be entitled to assume responsibility for, and have sole discretion over, all continuing Development activities for the Product for each such Exercised Indication. Auxilium shall have one (1) year after the relevant Exercised Indication Date to initiate Stage II Development for such Exercised Indication, provided, however, that such obligations shall not be binding upon Auxilium to the extent that BTC fails to (i) deliver material Product Data to Auxilium in accordance with Section 2.4, or (ii) supply Auxilium with material amounts of clinical supplies of the Product for use in the Field in accordance with the delivery scheduled specified by Auxilium under the terms of Section 6.3.

(c) Cooperation. The Parties agree to cooperate with respect to the transfer of Development activities from BTC to Auxilium including transferring Clinical Trials and making introductions of Auxilium to clinical investigators and opinion leaders.

(d) Stage II Development Costs.

(i) Dupuytren’s Disease, Peyronie’s Disease and Frozen Shoulder. Auxilium shall be responsible for all the Development Costs related to the Product for Dupuytren’s Disease, Peyronie’s Disease and Frozen Shoulder incurred by Auxilium after June 3, 2004 in regards to Dupuytren’s Disease and Peyronie’s Disease, and after December 15, 2005 in regards to Frozen Shoulder; provided, however, that BTC shall continue to be responsible for all Development Costs which are incurred prior to June 3, 2004 in regards to Dupuytren’s Disease and Peyronie’s Disease, and prior to December 15, 2005 in regards to Frozen Shoulder.

(ii) Exercised Indications. In the event Auxilium assumes responsibility for Stage II Development of the Product for an Exercised Indication,

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Auxilium shall be responsible for all Development Costs related to the Product for such Exercised Indication and incurred by Auxilium after the Exercised Indication Date; provided, however, that BTC shall continue to be responsible for all Development Costs which are incurred prior to the Exercised Indication Date.

(iii) Right of Set-Off. To the extent that Auxilium pays any Stage I Development Costs resulting from additional Stage I Development that is requested or required by a Regulatory Authority after assuming responsibility for Development of the Product for any Indication, Auxilium shall be entitled to set-off the amount of such Stage I Development Costs against any amounts due to BTC pursuant to Section 7.1.

3.3 Data and Records.

(a) Ownership of Data. Auxilium shall retain ownership of all Product Data, information and results related to Development activities for the Product, provided, however, that Auxilium hereby grants to BTC a right of reference with respect to Remaining Indications to the Regulatory Data contained in Regulatory Approvals Controlled by Auxilium for the Product in the Field. Notwithstanding the foregoing, (a) if Auxilium’s license rights to the Product terminate with respect to an Indication within the Field, Auxilium shall assign BTC its right, title and interest in and to the Product and Regulatory Data for that Indication, and (b) if Auxilium’s license rights to a Product hereunder terminate entirely, Auxilium shall, assign BTC its right, title and interest in and to all such Product and Regulatory Data; provided, however, that Auxilium may maintain a copy of such Regulatory Data for legal and archival purposes.

(b) Development Records. Each Party shall each maintain records in sufficient detail and in good scientific manner appropriate for patent purposes and as will properly reflect all work done and results achieved in the performance of Development activities hereunder (including all Regulatory Data in the form required to be maintained under any applicable governmental regulations). Such records shall include books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with the Development activities. Subject to the terms and conditions of Article 10 below, each Party shall provide the other the right to inspect (no more than once a year) such records, to the extent Controlled by such Party, upon reasonable request and during normal business hours, and shall provide copies of all requested records, to the extent Controlled by such Party and reasonably required for the performance of the requesting Party’s obligations under this Agreement. For the avoidance of doubt, BTC shall have the right to inspect and receive copies of records of any Sublicensee described in this Section 3.3(b) to the extent Controlled by Auxilium. The Parties agree that Auxilium will be the single point of contact with respect to records and audit rights provided that BTC shall have the right to cause Auxilium to conduct an audit or request records on its behalf to the extent that Auxilium has not already requested such records or conducted such audit subject to Auxilium’s right to conduct such audit once per calendar year.

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ARTICLE 4

REGULATORY MATTERS

4.1 Efforts. Within twelve (12) months of filing for Regulatory Approval in any Major Market Country, Auxilium will file for Regulatory Approval in all the Major Market Countries; provided, that such obligation shall not apply with respect to Frozen Shoulder or any other Exercised Indication in any country(ies) in the Partner Territory. Notwithstanding the foregoing, if a different dossier is required for any such other Major Market Country(ies), Auxilium will exercise Commercially Reasonable Efforts to seek Regulatory Approval with respect to such country(ies). Auxilium may develop additional formulations, dosage forms or delivery systems for the Product in the Field as may be commercially practicable at its own expense. For purposes of clarity, Remaining Indications shall not be subject to this Article 4; provided, however, that BTC shall not conduct Development or Commercialization of Product in such Remaining Indications in a manner that jeopardizes Auxilium’s Development or Commercialization of Product in the Field.

4.2 Regulatory Matters in the Territory. As between the Parties, Auxilium shall be responsible in the Territory for ensuring compliance with all regulatory requirements relating to the Product labeled for use in the Field (i.e., obtaining, maintaining, and updating all required any Regulatory Approvals). Without limiting the foregoing, Auxilium shall (i) file all regulatory filings and supporting documentation; (ii) serve as the designated regulatory official for purposes of receiving communications from the Regulatory Authority; and (iii) report any Adverse Drug Experience to Regulatory Authorities.

4.3 Ownership. All Regulatory Approvals relating to the Products labeled for use in the Field shall be the property of Auxilium, and held in the name of Auxilium, or its designee. BTC shall promptly take whatever steps necessary to transition any existing regulatory filings to Auxilium. In accordance with this provision, BTC has transferred to Auxilium the Investigational New Drug (“IND”) relating to each of Dupuytren’s Disease, Peyronie’s Disease and Frozen Shoulder.

4.4 Regulatory Interactions for Product.

(a) Communications with Regulatory Authority; Advice of Counsel. BTC shall not communicate with Regulatory Authorities, or take any action regarding an investigation or a request by a Regulatory Authority with respect to a Product in the Field, except (i) with the prior written consent of Auxilium, or (ii) upon the advice of legal counsel that such communication is required by Law. BTC shall cooperate with Auxilium and provide all reasonable assistance and take all actions reasonably requested by Auxilium that are necessary to comply with any Law applicable to a Product in the Field. If BTC is advised by its legal counsel that it must communicate with any Regulatory Authority, then BTC shall promptly, but in no event more than two (2) Business Days, advise Auxilium of the same and provide Auxilium in advance with a copy of any proposed written communication with such Regulatory Authority and comply with any and all reasonable requests of Auxilium concerning any such communication with such Regulatory Authority.

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(b) Receipt of Correspondence; Inspections. Each Party shall promptly, but in any event within three (3) Business Days, (i) provide to the other copies of any material documents or correspondence received from any Regulatory Authority related to Development activities for a Product and (ii) inform the other Party of any inspections, proposed regulatory actions, investigations or requests for information or a meeting by any Regulatory Authority with respect to a Product. In the event BTC does not have advance notice of an inspection by a Regulatory Authority, it shall immediately notify Auxilium of such inspection and it shall cooperate with such Regulatory Authority.

(c) Recalls and Withdrawals. Subject to the terms and conditions of the Supply Agreement, Auxilium shall have sole responsibility for and shall make all decisions with respect to any recall, market withdrawals or any other corrective action related to the Products labeled for use in the Field in the Territory; provided however, (i) Auxilium shall immediately notify BTC of any decision to initiate a recall or withdrawal of such Product; (ii) all costs and expenses with respect to a recall, market withdrawal or other corrective action for such Product shall be borne by Auxilium unless such recall, market withdrawal or other corrective action was due to the negligence, willful misconduct or material breach of this Agreement or the Supply Agreement by BTC; and (iii) BTC shall immediately notify Auxilium of any decision to initiate a recall or withdrawal of a Product outside of the Field. Each Party shall provide the other Party with recall information received by it in sufficient detail to allow the Parties to comply with Law.

(d) Notice. Each Party shall provide the other Party with notice, in a sufficiently timely basis to enable the other Party to comply in all material respects with Laws, of notification or other information which it receives (directly or indirectly) from, any Regulatory Authority (and providing, as soon as reasonably possible, copies of any associated written requests) that (i) raises any material concerns regarding the safety or efficacy of a Product; (ii) indicates or suggests a claim of a Third Party arising in connection with a Product, or (iii) is reasonably likely to lead to a recall or market withdrawal of a Product, provided that neither Party shall be obliged to disclose information in breach of any contractual restriction which it could not reasonably have avoided or which disclosure would waive any legal privilege.

4.5 Inquiries, Adverse Events, etc. As between the Parties, Auxilium shall be responsible for the surveillance, receipt and evaluation of product complaints for Product labeled for use in the Field in the Territory and reporting to Regulatory Authorities Adverse Drug Experiences for the Products in the Field. As between the Parties, BTC shall be responsible for the surveillance, receipt and evaluation of product complaints for Product labeled for use outside the Field and reporting to Regulatory Authorities Adverse Drug Experiences for the Products outside the Field. Each Party shall ensure that, in the Development or Commercialization of the Product, it will record, investigate, summarize, notify, report and review all Adverse Drug Experiences in accordance with Law. Each Party shall (i) adhere to all requirements of Laws which relate to the reporting and investigation of Adverse Drug Experiences, and (ii) keep the Parties informed of such events.

(a) Each Party shall submit reports of all Adverse Drug Experiences associated with the use of the Product and other required safety information (e.g., PSUR’s or annual safety reports) to the Regulatory Authorities in accordance with Law. Each Party shall submit a copy of each such report to the other Party in advance of such submission to permit the other Party to comply with legal requirements applicable to it and comment on such reports.

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(b) Each Party shall submit reports of all Adverse Drug Experiences associated with the use of Product for which Regulatory Approval has not been achieved and other required safety information to the Regulatory Authorities in accordance with Law. Each Party shall submit a copy of each such report to the other Party in advance of such submission to permit the other Party to comply with legal requirements applicable to it and comment on such reports.

4.6 Approval of Labeling and Promotional Materials. Auxilium shall be responsible to seek or obtain any necessary Regulatory Authority approvals of any label, labeling, package inserts or outserts, monographs and packaging, and promotional materials for use in connection with the Products labeled for use in the Field and for determining whether the same requires approval from Regulatory Authority. The Parties shall cooperate in such efforts to seek and obtain such approvals.

4.7 Cooperation. The Parties shall cooperate to provide each other all reasonable assistance and take all actions reasonably requested that are necessary to comply with Laws, including safety updates, amendments, annual reports, pharmacovigilance filings, investigator notifications, facility inspections, and certifications and maintenance and updates for regulatory filings and Regulatory Approvals. Unless otherwise provided under the terms of this Agreement, the Parties will cooperate, communicate and provide reasonable assistance to each other with regard to all CMC matters related to the Product.

ARTICLE 5

COMMERCIALIZATION

5.1 Joint Commercialization Committee.

(a) Formation. Not later than the commencement of Phase III Clinical Trials for any Product, BTC and Auxilium will establish a Joint Commercialization Committee (the “JCC”) made up of two (2) representatives designated by each Party hereto to assist in coordinating interactions and resolving potential disagreements between BTC and Auxilium during the course of the Commercialization of Product. The JCC shall meet each and every calendar quarter. The JCC Chair will be appointed by Auxilium from among the members of the committee designated by Auxilium. Auxilium and BTC shall each have one vote on the JCC. The objective of the JCC shall be to reach agreement by consensus on all matters falling within its authority hereunder. In the event of a deadlock with respect to any action, the vote of Auxilium, after reasonable opportunity for open discussion among the members of the JCC, shall control. Notwithstanding the foregoing, the JCC shall not have authority to commit the financial resources of either party.

(b) Patent Position. The JCC will coordinate with the JDC in discussing matters relating to Patents related to the Product, including but not limited to issues of inventorship and decisions relating to the filing, prosecution and maintenance of such Patents.

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(c) Coordinated Strategy. The JCC shall meet at least quarterly or with such frequency and at such time and location as may be established by the JCC and will monitor the overall strategy and oversee the global marketing of all Products. The JCC will have the opportunity to review market research plans and research results, clinical development results and similar items for each Product, including Products Developed for Remaining Indications, for the purpose of advising and assisting in communicating a unified global marketing strategy; provided, however that with respect to Remaining Indications, the JCC shall not have the final vote.

5.2 Commercialization. Auxilium shall use Commercially Reasonable Efforts to Commercialize the Product in the Field in each country in the Territory; provided, that [**]. Subject to Section 5.4 below, Auxilium shall be responsible for and have sole discretion over all aspects of Commercialization of the Product for use in the Field in the Territory.

5.3 Orders, Booking Sales. Auxilium shall have the sole right and responsibility for Product in the Field in each country in the Territory to (a) receive, accept, and fill orders for such Product, (b) control invoicing, order processing, and collection of accounts receivable for such Product sales, and (c) record such Product sales in its books of account. If, for any reason, BTC receives orders for such Product, BTC shall forward such orders to Auxilium (or, if directed by Auxilium, to Auxilium’ wholesalers) as soon as practicable. If any quantities of such Product are returned to BTC, BTC shall immediately notify Auxilium and ship them to the facility designated by Auxilium.

5.4 BTC Co-Promotion Rights. In the event that BTC provides written notice of its intent within ninety (90) days after an NDA Acceptance for a Product in the Field in the Territory indicated for use for any Exercised Indication, BTC will be allowed to provide up to ten percent (10%) of the Product Details for such Indication in the Auxilium Territory. In addition, in the event that BTC provides written notice of its intent within ninety (90) days after an NDA Acceptance for Frozen Shoulder, BTC will be allowed to provide up to ten percent (10%) of the Product Details for Dupuytren’s Disease in the Auxilium Territory. Notwithstanding Section 13.11, BTC’s co-promotion rights granted pursuant to this Section shall not be assignable or transferable to any other Person.

ARTICLE 6

MANUFACTURE AND SUPPLY

6.1 Joint Manufacturing Committee.

(a) BTC and Auxilium will establish a Joint Manufacturing Committee (the “JMC”) made up of two (2) representatives designated by each Party hereto which shall oversee the scale-up and manufacturing of Product on a worldwide basis, including the planning, manufacturing and supply (including supply chain management). Each of BTC and Auxilium shall have one vote on the JMC. The objective of the JMC shall be to reach agreement by consensus on all matters falling within its authority hereunder. In the event of a deadlock with respect to any action involving or related to the manufacture of clinical supplies of Product, the vote of Auxilium, after reasonable opportunity for open discussion among the members of the

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JMC, shall control. In the event of a deadlock with respect to any action involving or related to the manufacture of commercial supplies of Product in the Auxilium Territory, the vote of Auxilium after reasonable opportunity for open discussion among the members of the JMC shall control until such time as BTC is providing Auxilium with fifty percent (50%) of its commercial supplies in the Auxilium Territory pursuant to the terms of this Agreement. At that point, in the event of a deadlock with respect to any action involving or related to the manufacture of commercial supplies of Product for the Auxilium Territory, the vote of BTC after reasonable opportunity for open discussion among the members of the JMC shall control.

(b) Specific Responsibilities of the JMC. In support of its responsibility for overseeing the Manufacturing of Product on a worldwide basis the JMC shall meet at least quarterly or with such higher frequency, and at such time and location as may be established by the JMC, and the JMC shall perform the following activities:

(i) delineate requirements and responsibilities for development and licensure of manufacturing processes and facilities for Product and for supply of Product in the Auxilium Territory;

(ii) together with the Joint Development Committee, develop a manufacturing strategy to enable development and licensure of manufacturing processes and facilities for Product in the Auxilium Territory that includes all aspects of manufacture and release, including but not limited to formulations, intermediate, dosage form, devices, product characterization studies, stability studies and manufacturing plans and forecasts;

(iii) review quality assurance efforts, including but not limited to those efforts with respect to the establishment of specifications and quality standards for Product in the Auxilium Territory;

(iv) together with the Joint Development Committee review and comment on the process for Product Development and the drafting and contents of the CMC section of a Drug Approval Application for Product in the Auxilium Territory;

(v) review technology transfer plans for any changes in manufacturing sites, testing sites, and responsibilities in the supply chain for Product for the Auxilium Territory, it being understood that decisions regarding the selection of which of a Party’s own manufacturing and testing sites shall be used to manufacture any component of a Product, if a Party manufactures any component of a Product pursuant to this Agreement or any related supply agreement, shall remain in the sole control of such Party;

(vi) prepare for regulatory inspections and ensure adherence to compliance standards with respect to Product; and

(vii) review quality compliance and manufacturing related regulatory issues concerning the Product in the Auxilium Territory or any component thereof as important issues arise through meetings and review of relevant written material produced by Auxilium, BTC or any Regulatory Authority.

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6.2 Development and Scale-Up. Auxilium shall, at its own cost and expense, utilizing the Back-Up Supplier (defined below), develop the formulation and the finished dosage form and scale up the Manufacture for clinical supply of the Enzyme and the Product for each Indication for use in the Field, including the [**], to be registered with Regulatory Authorities in accordance with Law and in sufficient time prior to anticipated commercial launch of a Product to provide for sufficient Supply of Product for use in the Field. Auxilium will have the sole right and responsibility for selecting the finished dosage form and presentation for the Product in the Field. The costs paid to third parties to develop the lyophilization of the injection formulation shall be shared equally by the Parties. [**].

6.3 Clinical Supply.

(a) Back-Up Suppliers. Auxilium shall qualify one or more back-up suppliers for the Manufacture of clinical and commercial supplies of Product in the Field promptly after the Effective Date (the “Back-Up Suppliers”). For purposes of clarity, the term Back-Up Suppliers shall include one or more entities in the supply chain, as may be necessary to Manufacture Product for clinical and/or, if applicable, commercial use. Auxilium’s agreement(s) with the proposed Back-Up Suppliers shall be consistent with the respective rights and obligations of Auxilium and BTC hereunder and a copy of which, redacted with respect to financial terms, shall be provided to BTC upon the execution of this Agreement and promptly after the execution thereof, as to any such agreements executed after the date hereof. BTC will use Commercially Reasonable Efforts to provide such Back-Up Suppliers with sufficient know-how to Manufacture Product, including (i) providing all protocols, registration applications and other substantive regulatory documents, including, but not limited to, all data, scientific dossiers and governmental authorizations; (ii) providing access and reference to all regulatory dossiers and filings produced by BTC, its Affiliates and sublicensees relating to the Product; (iii) providing access to BTC Know-How in reasonably satisfactory form, and (iv) providing all technical assistance reasonably requested by the Back-Up Suppliers related to the Manufacture of the Product. Auxilium will require that the Back-Up Suppliers execute a written confidentiality agreement with Auxilium and a written materials transfer agreement with BTC, in a form reasonably acceptable to BTC and consistent with industry standards, which includes, among other things, an undertaking by the Back-Up Suppliers to keep confidential the Manufacturing and Product information and know-how disclosed to the Back-Up Suppliers by BTC. In addition, Auxilium will require and the Back-Up Suppliers shall be obligated promptly to provide BTC and Auxilium with such information and know-how whether patentable or not concerning the Manufacture of the Product that Back-Up Suppliers may develop or acquire from time to time in connection with such Manufacture and the Product, except for information and know-how unrelated to the Manufacture of the Product that is proprietary to the Back-Up Suppliers (“Back-Up Suppliers’ Proprietary Information”). Such information may be utilized by BTC and Auxilium, without cost or other obligation to the Back-Up Supplier, consistent with the terms of this Agreement.

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(b) Supply Obligations. During the Term Auxilium is entitled to and shall be responsible for arranging, including, but not limited to, through the Back-Up Suppliers, for the supply of all Product for use by Auxilium in Clinical Trials. After the Effective Date, Auxilium shall purchase or Manufacture, at its own cost and expense, sufficient quantities of the Product to conduct all of its requisite Clinical Trials from the Back-Up Suppliers.

(c) BTC shall have the right to purchase and Auxilium shall sell to BTC, at Auxilium’s cost therefore, such supplies of Product as BTC may require for pre-clinical and clinical trials approved by JDC and such other non-preclinical and non-clinical purposes (i.e. process development, manufacturing and related activities) as are consistent with BTC’s rights under this Agreement. Auxilium will invoice BTC for the costs associated with such supplies which will be payable by BTC within sixty (60) days of receipt.

6.4 Commercial Supply; Supply Agreement. BTC shall have the option (the “Supply Option”) exercisable no later than six (6) months after FDA approval of the first NDA or BLA with respect to a Product (the “Approval Date”) to assume the right and obligation to supply or arrange for the supply, from a third party other than the Back-Up Suppliers, of that portion of commercial quantities of the Product in the Auxilium Territory described below (the “BTC Supply Portion”). Auxilium and BTC shall each keep the other reasonably informed of their respective progress in securing FDA approval of the appropriate BLA or NDA and the timing thereof and other relevant matters affecting the contemplated supply by BTC of commercial quantities of the Product. Upon the Approval Date, Auxilium shall withhold $[**] of Milestone No 4 (the “Retention Amount”) until BTC notifies Auxilium of its decision regarding the exercise of the Supply Option. If BTC exercises the Supply Option, Auxilium will retain the Retention Amount until the sooner of (1) date on which an agreement between BTC and a third party contractor is executed for the commercial manufacture of the Product for the benefit of Auxilium which contains milestones requiring such contractor to successfully complete validation batches for the Product on or before the Supply Date, a copy of which, with financial information redacted, will be provided to Auxilium; or (2) the date on which BTC commences construction by breaking ground for a cGMP facility for the commercial manufacture of Product for the benefit of Auxilium, provided, however that construction plans and timelines for such facility shall be promptly provided to Auxilium prior to commencement of such construction. If BTC does not exercise the Supply Option, the Retained Amount will be released to BTC within thirty (30) days after BTC notifies Auxilium in writing of its decision not to exercise the Supply Option. If BTC exercises the Supply Option, commencing on the date 3.75 years from the Approval Date (the “Supply Date”) BTC shall be responsible for supplying Auxilium either itself or through a third party other than the Back-up Supplier and Auxilium shall purchase from BTC the BTC Supply Portion of Auxilium’s requirements of commercial supplies of Product for the Auxilium Territory during the Term. If BTC does not exercise the Supply Option, Auxilium shall be responsible for arranging for all commercial supplies of Product during the Term. Except as specifically provided otherwise in the Agreement, in no event shall BTC Manufacture or supply the Enzyme or Product to any third party. In the event BTC exercises the Supply Option, the Parties shall use Commercially Reasonable Efforts to enter into a commercial supply agreement on customary and reasonable terms and conditions which are not worse than those with the Back-Up Suppliers, within six (6) months after the Supply Option is exercised (the

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“Supply Agreement”). For the purposes of this Agreement “BTC Supply Portion” shall mean the following amounts for each of years 1 through 4 commencing on the Supply Date (“Year 1” through “Year 4” respectively):

•	Year 1— an amount less than or equal to [**] percent ([**]%) of Auxilium’s commercial requirements for Product in the Auxilium Territory

•	Year 2— an amount less than or equal to [**] percent ([**]%) of Auxilium’s commercial requirements for Product in the Auxilium Territory

•	Year 3— an amount less than or equal to [**] percent ([**]%) of Auxilium’s commercial requirements for Product in the Auxilium Territory

•	Year 4— an amount less than or equal to [**] percent ([**]%) of Auxilium’s commercial requirements for Product in the Auxilium Territory

If BTC exercises the Supply Option, Auxilium will cooperate with BTC in the latter’s efforts to secure FDA approval of BTC, or its designee, as an FDA approved supplier of commercial supplies of the Product, including, without limitation, by providing timely access to relevant manufacturing and regulatory data from the Back-Up Suppliers, permission to cross file to Auxilium’s NDA, as appropriate.

(a) Royalty. Auxilium will pay BTC on a country-by-country and Product by Product basis a royalty payment of [**] percent ([**]%) of Net Sales of Products in the Field for the Term in respect of any sale of Product Manufactured by or on behalf of BTC. In the event BTC elects not to exercise the Supply Option, Auxilium will pay BTC on a country-by-country and Product by Product basis a royalty payment equal to [**] percent ([**]%) of Net Sales of Products in the Field for the Term, provided, however, that in the event BTC exercises the Supply Option and Auxilium thereafter exercises its Stand-By Rights pursuant to Section 6.4 (d) of this Agreement, the [**] percent ([**]%) royalty payable hereunder shall not apply for so long as and to the extent BTC fails to supply ordered commercial quantities of the Product, i.e., the [**] percent ([**]%) royalty shall not be payable on that portion of Product ordered from and supplied by the Back-Up Suppliers up to the quantity of Product ordered from but not supplied by BTC. Any royalty payable hereunder may be reduced as follows:

(i) Competing Product Sales. If during a period that BTC is not supplying commercial quantities of the Product a Competing Product is sold in a country in the Territory with a unit based market share of [**]% or greater, then the royalty due for sales in that country in the Territory shall be reduced to [**] percent ([**]%) of Net Sales of Products in that country in the Territory.

(ii) Third Party Royalties. If the Manufacturing, Development or Commercialization of the Product by the Parties in accordance with this Agreement would, but for a license from such Third Party, infringe on such Third Party Patents, any royalties or other payments due to Third Parties pursuant to a license acquired by Auxilium then the royalty may be reduced by up to [**]% of such royalty to compensate for payments to such Third Parties but in no event shall royalties payable to BTC be reduced by more than [**] percent ([**]%) in any case.

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(iii) Payment of Royalties. Royalties under this Agreement shall be paid within thirty (30) days in the case of no sublicense and sixty (60) days in case of royalties received from a Sublicensee, following the last day of the calendar quarter in which the royalties and other amounts are received by Auxilium.

(iv) Reporting on Royalties. With respect to Auxilium Territory, Auxilium shall report to BTC Net Sales of Products on a country-by-country basis and where such information is available, on an Indication-by-Indication basis. With respect to Partner Territory, Auxilium shall use commercially reasonable efforts to obtain Net Sales of Products on a country-by-country basis and where such information is available, on an Indication-by-Indication basis.

(b) Supply Price.

(i) Supply Price. In event BTC exercises the Supply Option, the Supply Agreement shall afford Auxilium supply terms for Year 1 that are not less favorable than the average price afforded to Auxilium by the Back-Up Suppliers for the year immediately preceding the Supply Date and supply terms for each successive year that are not less favorable than the average price afforded to Auxilium by the Back-Up Suppliers for each preceding year as applicable.

(ii) Adjustments to Supply Price.

(A) Most Favored Customer. Notwithstanding anything in this Agreement to the contrary, if at any time during the Term BTC sells or provides products including Enzyme as an active ingredient to any customer for commercial use at rates more favorable than those accorded to Auxilium, BTC shall promptly offer Auxilium the benefit of such more favorable terms and conditions or rates, which, upon acceptance, shall be retroactive to the date that such more favorable terms and conditions were first effective for such other customer. In order for Auxilium to receive more favorable cost rates, Auxilum must accept the same basic business deal conditions as those provided to a party receiving the more favorable rates. Upon Auxilium’s reasonable request, BTC shall provide written confirmation that it is in compliance with the requirements of this Section.

(B) Reduction In Cost of Goods. If BTC is successful in reducing the Cost of Goods, the Supply Price to Auxilium will be reduced by [**] percent ([**]%) of such dollar reduction.

(C) Supply of Samples. Product samples shall be provided at no charge to Auxilium for use in post-market clinical trials and for selected use as commercial samples for dispensing to patients by an appropriate health care

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provider, but in no event for direct distribution to patients. The number of Product samples to be provided to Auxilium shall be set forth in the Supply Agreement.

(D) Delay in Delivery. If, for any reason other than a force majeure, the BTC delivers any shipment of Product in accordance with this Article later than the date of delivery set out in the purchase order as agreed by the Parties pursuant to the Supply Agreement then:

(1) a 5% reduction in the Supply Price of Product if the shipment is delivered more than thirty (30) days but less than sixty (60) days late;

(2) a 10% reduction in the Supply Price of Product if the shipment is delivered more than sixty (60) days but less than ninety (90) days late; and

(3) a 15% reduction in the Supply Price of Product if the shipment is delivered more than ninety (90) days late.

(4) Once the price has been reduced in accordance with this Section, it will not revert to the original price unless and until the deliveries are no longer delayed.

(c) Additional Payment. In addition to the royalty payments to be made to BTC under Section 6.4(a), Auxilium shall pay to BTC an amount equal to a [**] percent ([**]%) mark-up of the Cost of Goods in respect of any sale by Auxilium or Partner of Product that is not Manufactured by or on behalf of BTC provided, however, that in the event BTC exercises the Supply Option and Auxilium thereafter exercises its Stand-By Rights pursuant to Section 6.4 (d) of this Agreement, the [**] percent ([**]%) mark-up payable hereunder shall not apply for so long as and to the extent BTC fails to supply ordered commercial quantities of the Product as provided in Section 6.4 hereof. For the sake of clarity, in the case where (i) Product is Manufactured by or on behalf of Auxilium and sold by Partner in Partner Territory, the aforementioned [**] percent ([**]%) mark-up shall be paid only once and shall be based on Auxilium’s Cost of Goods for sales in the Auxilium Territory, and (ii) where Product is Manufactured by Partner, the aforementioned [**] percent ([**]%) mark-up shall be paid only once and shall be based on Partner’s Cost of Goods for sales in the Partner Territory. The foregoing payment shall be due thirty (30) days following the sale by Auxilium in the Auxilium Territory or, in the case of a sale by Auxilium to the Partner, thirty (30) days following the receipt by Auxilium of the payment from the Partner. Together with each such payment, Auxilium will provide to BTC a report showing the basis for the calculation of the payment.

(d) Stand-By Rights; Back Up Supplier.

(i) Standby Rights. Auxilium will be entitled to seek from the Back-Up Supplier the greater of (a) 25% its requirements and (b) that quantity of Product that BTC is unable to provide, for a period of one (1) year following the occurrence of any of the events set forth in (A), (B) or (C) below (the “Standby Rights”). In the event that

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Auxilium exercises its Standby Rights, the amount of Product that Auxilium is obligated to source from BTC pursuant to the Supply Agreement shall be reduced by such quantity for such one (1) year period.

(A) Failure to Meet Firm Order. If, for any reason, including, without limitation, as a result of a force majeure, BTC is unable to supply at least 75% of the amount of Product specified under a Firm Order, then Auxilium may exercise its Standby Rights by providing written notice; provided, however, that in the event that BTC is unable to supply the full amount specified in Auxilium’s Firm Order for two consecutive quarters (regardless of the amount of such material shortfall), Auxilium may exercise its Standby Rights by providing written notice to BTC. In addition, Auxilium shall be permitted to seek supply of any shortfall (regardless of amount of such shortfall or the number of times BTC has fulfill some or all of an Auxilium Firm Order) from the Back-Up Supplier on a per event basis without specifically invoking its Stand-By Rights.

(B) Egregious Delivery Delay. If, for any reason, other than a force majeure, BTC delivers any quantity of any Product more than ninety (90) days after the date such delivery was due, then Auxilium may exercise its Standby Rights by providing written notice.

(C) Nonconforming Product. If any three (3) consecutive shipments contain nonconforming Product and BTC (1) fails to replace any nonconforming Product with conforming Product in a timely manner or (2) fails to replace nonconforming Product within fifteen (15) Business Days after a dispute regarding whether any rejected quantity of any Product constitutes nonconforming Product is decided in Auxilium’s favor, then Auxilium may exercise its Standby Rights by providing written notice.

(ii) Offset. Auxilium will be entitled to offset any royalties owed to BTC by the amount represented by the difference between the Back Up Supplier’s supply price and BTC’s supply price.

(iii) BTC’s Use of the Back Up Supplier. If BTC opts to use the Back Up Supplier to provide Product to Auxilium, then BTC will either reimburse Auxilium for [**] of the documented costs and expenses Auxilium incurred in qualifying, sourcing and maintaining such Back Up Supplier or [**].

(iv) Inability to Manufacture. In the event that BTC after exercising the Supply Option, becomes unable to Manufacture the Product or to furnish Product to Auxilium that is Manufactured on BTC’s behalf for any reason including, without limitation, as a result of a force majeure, Auxilium will be entitled, upon written notification to BTC, to seek all of its requirements of Product from the Back-Up Suppliers until such time, if any, as BTC, or another party on BTC’s behalf, shall re-commence Manufacture of the Product; provided, however, that in the event BTC either itself or through a third party re-commences the Manufacture of Product, Auxilium’s

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obligation to purchase some or all of the Product from or through BTC shall be subject to Auxilium’s contractual obligations to the Back-Up Suppliers. BTC shall notify Auxilium as soon as practical in advance of its intent to recommence the manufacture of the Product. After BTC has given the notice, the Parties shall negotiate in good faith the specifics of the transfer process such as timing of transfer and gradual increases of quantities manufactured by BTC over time. The transfer shall afford Auxilium supply terms that are not less favorable than those afforded to Auxilium by the Back-Up Suppliers and sufficient time to scale down the manufacture of Product by the Back-Up Suppliers.

(e) Maintenance of Inventory. The Supply Agreement will require that by the time of Commercialization of the Product, BTC will maintain at least a six (6) month supply of API Enzyme and such reserve supply of Product as may be set forth in the Supply Agreement.

(f) Allocation of Supply. In the event of a shortage of raw materials necessary to Manufacture the Product, BTC shall allocate ninety percent (90%) of the total available supply of raw materials and Product to Auxilium.

(g) Continuous Improvement and Reduction of Cost of Goods. BTC shall use reasonable efforts to continuously improve its performance, and any Product suppliers’ performance in the supply of the Product, including but not limited to, reducing Cost of Goods, increasing yield, and optimizing delivery timing.

(h) Standard Terms of Supply. With respect to the supply of the Product, BTC shall make the following representations, warranties, and covenants (the “Standard Terms”):

(i) The Product shall be Manufactured in accordance with all Laws and, at the time of delivery of the Product, such the Product will comply with the specifications, shall be free from defects in materials and workmanship, shall be fit for the purpose for which it is intended, and shall not be adulterated or misbranded within the meaning of the Act, and shall not constitute an article which may not, under the Act, be introduced into interstate commerce. BTC provides no other warranties, express or implied, regarding the Product and disclaims all other express or implied warranties, including the implied warranties of merchantability and fitness for a particular purpose.

(ii) The Product sold and shipped shall be Manufactured in accordance with all Laws in effect at the time and place of Manufacture of the Product, and all waste, including all hazardous waste, generated at the time of Manufacture of the Product shall be disposed of in accordance with all Laws;

(iii) All records as are necessary and appropriate to demonstrate compliance with Laws shall be maintained by BTC and such Manufacture of the Product shall be performed in a facility maintaining a current drug establishment registration with the FDA as set forth in 21 C.F.R. § 207;

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(iv) BTC shall ensure that it, its Affiliates, and its subcontractors maintain all Governmental Permits that may be necessary to Manufacture and ship the Product;

(v) BTC shall advise Auxilium of any information which arises out of BTC’s, its Affiliates, and its subcontractors, as applicable, Manufacturing, relating to the Product, which have adverse regulatory compliance or reporting consequences concerning such the Product;

(vi) BTC shall provide to Auxilium any information reasonably requested by Auxilium and shall consult Auxilium before providing any information to any Regulatory Authority in connection with Manufacture of the Product. BTC shall as promptly as possible, but in no event later than within ten (10) days, advise Auxilium of any requests by any Regulatory Authority for inspections at the premises of BTC or any of its Affiliates or subcontractors with respect to the Product;

(vii) In the event BTC, its Affiliates, or its subcontractors are inspected by the FDA or any similar or related Regulatory Authority relating to the Product, BTC agrees to notify Auxilium of any such inspection and will use Commercially Reasonable Efforts to ensure that Auxilium shall have the right to be present during such inspection. BTC shall promptly notify Auxilium of any alleged violations or deficiencies relating to a Manufacturing facility at which the Product are Manufactured, packaged, or stored, and shall promptly disclose to Auxilium all relevant portions of any notice of observations or potential violations as well as a copy of its response thereto;

(viii) Neither BTC, its Affiliates nor subcontractors shall use, in the Manufacture of any the Product, in any capacity the services of any person, including any firm or individual, debarred or subject to debarment under the Generic Drug Enforcement Act of 1992, amending the Act at 21 U.S.C. § 335a. BTC agrees to notify Auxilium immediately in the event any person providing services to BTC, its Affiliates, or subcontractors relating to this Agreement is debarred or becomes subject to debarment; and

(ix) For the purpose of permitting a quality and compliance audit, BTC, its Affiliates, and subcontractors shall grant to authorized representatives of (or a Third Party hired on behalf of Auxilium who is reasonably acceptable to BTC), in general not more than once per month, upon reasonable notice, access to areas of each of its plants to the extent permitted by Law. Auxilium shall have the right, subject to any Third Party confidentiality obligations and at its sole expense, to examine those technical records made by BTC, its Affiliates or subcontractors that relate to the Manufacture of the Product.

(i) Customary Terms. The Supply Agreement shall also include provisions for: forecasting and ordering, inventory maintenance requirements; packaging obligations; back-up suppliers, compliance with applicable regulatory requirements, Auxilium guidelines, and specifications, and all Laws.

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ARTICLE 7

PAYMENTS

7.1 Milestone Payments by Auxilium.

(a) Amount of Milestone Payments.

#	Milestone	United States Dollars
1	The Effective Date	$[**]
2	The delivery to Auxilium of the Product Data relating to Dupuytren’s Disease and Peyronie’s Disease in accordance with Section 2.4 of this Agreement.	$[**]
3	The one (1) year anniversary of the Effective Date	$[**]
4	Upon first of either NDA Acceptance or MAA Acceptance for the following Indications on an Indication by Indication basis:	Dupuytren’s Disease	$[**]
		Peyronie’s Disease	$[**]
5	Receipt by Auxilium, its Affiliate or Sublicensee of first Regulatory Approval in the United States or three or more of the United Kingdom, Spain, Germany, France or Italy with labeling approved for the following Indications on an Indication by Indication basis:	Dupuytren’s Disease	$[**]
		Peyronie’s Disease	$[**]

(b) Timing of Milestone Payments. The Parties hereby acknowledge and agree that as of the date of this Agreement, Auxilium has satisfied its payment obligations to BTC for Milestones 1, 2 and 3. For milestones 4 and 5, payment shall be made within thirty (30) days after the occurrence of the event giving rise to a payment obligation hereunder. All payments shall be made by wire transfer in United States Dollars to the credit of such bank account as may be designated, from time to time, by BTC in writing.

7.2 [Reserved]

7.3 Payments for Exercised Indications.

(a) Upon Exercise of Option. Within ten (10) Business Days of the inclusion on Exercised Indications in the Field, Auxilium shall make the following one-time license fee payments to BTC on a per Indication basis:

Amount	Indication
$1,000,000	Cellulite reduction
$500,000	Each Additional Indication

(b) Upon Approval. Within ten (10) Business days of receipt by Auxilium, its Affiliate or Sublicensee of the first Regulatory Approval from the FDA for an Exercised Indication, Auxilium shall make the following milestone payments to BTC on a per Indication basis:

Amount	Labeling Approved for the following Indication
$[**]	[**]
$[**]	[**]
$[**]	[**]
$[**]	[**]
$[**]	[**]

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(c) The Parties hereby acknowledge and agree that as of the date of this Agreement, Auxilium has satisfied its payment obligations to BTC for the exercise of its option for Frozen Shoulder under Section 7.3(a) above.

7.4 Payments Related to Sublicense Income. Within thirty (30) Business Days of receiving Sublicense Income, Auxilium shall make a payment to BTC in the following amount and shall provide to BTC a report showing the basis for the calculation of such amount:

(a) If Auxilium has not conducted a Clinical Trial for Product in the relevant Indication prior to the effective date of the relevant sublicense, then Auxilium will remit [**] percent ([**]%) of the Sublicense Income actually received.

(b) If Auxilium has conducted Clinical Trials for a Product in the relevant Indication prior to the date of the relevant sublicense, then Auxilium will remit [**] percent ([**]%) of Sublicense Income actually received.

(c) If Auxilium has obtained Regulatory Approval for a Product in the relevant Indication prior to the date of the relevant sublicense, then Auxilium will remit [**] percent ([**]%) of Sublicense Income actually received.

(d) If the field of use of the sublicense to the Product is non-human use, then Auxilium will remit [**] percent ([**]%) of the Sublicense Income actually received for that field of use.

(e) Notwithstanding the foregoing in this Section 7.4, in the case of Sublicense Income received from Partner, the Parties agree that Auxilium will remit eight and one half percent (8.5%) of the Sublicense Income actually received from Partner, [**].

7.5 Currency. All payments shall be payable in United States Dollars.

7.6 Books and Records. Auxilium agrees to maintain and retain, in accordance with generally accepted accounting practices, complete and accurate records showing all transactions and information relating to this Agreement for a period of three (3) years from the date of entry to which they pertain.

7.7 Audit Rights. Upon the written request of BTC and not more than once in each calendar year, Auxilium shall permit an independent certified public accounting firm (other than

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on a contingency fee basis) selected by BTC and acceptable to Auxilium (which acceptance by Auxilium shall not be unreasonably withheld) to have access during normal business hours to such records of Auxilium as may be reasonably necessary to verify Auxilium’s compliance with the payment terms of this Articles 6 or 7 or any other payment required by Auxilium under this Agreement. The accounting firm shall enter into an acceptable and customary confidentiality agreement with Auxilium obligating the accounting firm to retain in confidence all information of Auxilium which it obtains in performing such audits hereunder, and such audit shall be subject to Auxilium’s Third Party confidentiality obligations. Any audit under this Section 7.7 shall be at the expense of BTC, unless a particular audit reveals an underpayment of five percent (5%) or more of the amount that should have been paid to BTC for the period audited, in which case, Auxilium shall bear the expense of such audit. The Parties agree that Auxilium will be the single point of contact with respect to the audit rights provided in this Section 7.7 and that BTC shall have the right to cause Auxilium to conduct an audit on its behalf to the extent that Auxilium has not already conducted such audit subject to Auxilium’s right to conduct such audit once per calendar year.

7.8 Taxes. Auxilium shall be entitled to deduct from its payments to BTC the amount of any withholding taxes required to be withheld by Auxilium or its Affiliates or Sublicensees to the extent BTC or Sublicensees pay to the appropriate governmental authority on behalf of BTC such taxes. Auxilium shall deliver to BTC, upon BTC’s request, proof of payment of all such taxes together with copies of all relevant documents evidencing such payment. Each Party shall provide assistance to the other Party in seeking any benefits available to such Party with respect to government tax withholdings by any relevant law or double tax treaty.

7.9 Interest. Any payments payable by either Party which are not paid on or before the date such payments are due under this Agreement (other than such payments which are the subject of a good faith dispute between the Parties) shall bear interest at the prime rate of interest plus 1%, calculated on the number of days that payment is delinquent.

7.10 Blocked Payments. In the event that, by reason of Laws or regulations in any country, it becomes impossible or illegal for Auxilium or an Affiliate or Sublicensee of Auxilium, to transfer, or have transferred on its behalf, distribution fees or other payments to BTC, Auxilium shall promptly notify BTC of the conditions preventing such transfer and such distribution fees or other payments shall be deposited in local currency in the relevant country to the credit of BTC in a recognized banking institution designated by BTC or, if none is designated by BTC within a period of thirty (30) days, in a recognized banking institution selected by Auxilium or its Affiliate or Sublicensee, as the case may be, and identified in a notice given to BTC.

ARTICLE 8

INTELLECTUAL PROPERTY

8.1 BTC Patentable Inventions and Know-How.

(a) Patent Prosecution.

(i) During the term of the Agreement, Auxilium shall, on behalf of BTC and in the reasonable exercise of its commercial discretion, prepare, file, prosecute, maintain, renew and defend BTC Patents in the countries where such BTC Patents are filed as of the Effective Date and any new patents directly relating to the Enzyme or Product.

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(ii) If Auxilium does not intend to file for patent protection or does not wish to continue preparation, prosecution, or maintenance of a BTC Patent, then it shall give at least thirty (30) days advance notice, and in no event less than a reasonable period of time for BTC to act.

(A) In such case, BTC may elect at its sole discretion to continue preparation, filing and prosecution or maintenance of the discontinued BTC Patent at its sole expense.

(B) Discontinuance may be elected on a country-by-country basis or for a patent application or patent series in total.

(b) Cooperation. BTC will cooperate with Auxilium and provide Auxilium with all necessary assistance and documentation in connection with the filing prosecution and maintenance of BTC Patents. Auxilium will consult with BTC and will keep BTC informed of all matters relating such filing, prosecution and maintenance of BTC Patents. Auxilium will provide BTC with copies of intended filings in advance and will consider BTC’s comments in good faith.

(c) Fees and Expenses.

(i) Fees and Expenses which Auxilium is incurs while filing prosecuting and/ or maintaining BTC Patents as provided in section 8.1.(a) shall be handled as follows:

(A) Auxilium shall pay one hundred percent (100%) of fees and expenses in connection with patents for the Product in the Field and/or in connection with Additional Indications for which Auxilium has exercised the Additional Indication Option pursuant to Section 2.2; provided, however, that fifty percent (50%) of such fess and expenses will be credited against future royalties payable by Auxilium on Net Sales of the Product.

(B) In the event Auxilium declines to exercise the Additional Indication Option with respect to any Additional Indication and BTC either by itself or pursuant to an Agreement with a Third Party (a “Partner Agreement”) pursues such Additional Indication, BTC shall reimburse Auxilium for one hundred percent (100%) of fees and expenses in connection with the filing, prosecution and/or maintenance of all patents pertaining to each such Additional Indication as follows:

(1) In the event BTC pursues any such Additional Indication pursuant to a Partner Agreement, BTC shall reimburse Auxilium in full upon execution of such Partner Agreement.

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(2) In the event BTC pursues any such Additional Indication itself, BTC shall reimburse Auxilium in full on the date BTC first initiates further development activity with respect to any such Additional Indication.

8.2 Infringement Claims by Third Parties.

(a) Notice. If the manufacture, use or sale of the Product under the BTC Patents results in a claim or a threatened claim by a Third Party against a Party hereto for patent infringement or for inducing or contributing to patent infringement (“Infringement Claim”), the Party first having notice of an Infringement Claim shall promptly notify the other in writing. The notice shall set forth the facts of the Infringement Claim in reasonable detail.

(b) Third Party Licenses. In the event that practicing under the BTC Patents in connection with manufacture, use or sale of the Product in a country would infringe a Third Party Patent and a license to such Third Party Patent is available and Auxilium in its sole discretion seeks such a license, the Parties agree:

(i) Auxilium will be responsible for all costs associated with acquiring any Third Party license to the extent required for Auxilium to continue to make, use and sell the Product and the Enzyme, provided however, Auxilium may offset such costs against the Royalty, with a minimum floor of [**] percent ([**]%) in accordance with Section 6.4 or, prior to commercial launch, offset such costs against any milestones due to BTC pursuant to Article 7; and

(ii) Auxilium will use Commercially Reasonable Efforts to obtain any such required licenses under the Third Party’s Patents with a right to sublicense to BTC and if requested by BTC will grant such sublicense, under reasonable sublicense terms mutually acceptable to both BTC and Auxilium.

(c) Litigation. In the event of the institution of any suit by a Third Party against Auxilium as a result of Auxilium’s Development or Commercialization of the Product or the Enzyme, Auxilium, shall have the right but, not the obligation, to defend such suit at its expense; BTC shall cooperate and assist Auxilium in any such litigation at Auxilium’ expense. In the event of the institution of any suit by a Third Party against BTC as a result of BTC’s Manufacture of the Product or the Enzyme, BTC shall have the right but, not the obligation, to defend such suit at its expense. Auxilium shall cooperate and assist BTC in any such litigation at BTC’s expense. For purposes of clarity, notwithstanding anything to the contrary in Article 12, to the extent applicable, Auxilium will be entitled to seek indemnification from BTC for Losses arising in connection with such suit.

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8.3 Infringement Claims Against Third Parties.

(a) Cooperation. BTC and Auxilium each agree to take reasonable actions to protect BTC Patents from infringement. If one Party brings any such action or proceeding, the second Party may be joined as a Party plaintiff if necessary for the action or proceeding to proceed and, in case of joining, the second Party agrees to give the first Party reasonable assistance and authority to file and to prosecute such suit.

(b) Notice. If any BTC Patents are infringed by a Third Party, the Party to this Agreement first having knowledge of such infringement, or knowledge of a reasonable probability of such infringement, shall promptly notify the other in writing. The notice shall set forth the facts of such infringement in reasonable detail.

(c) Institution of Proceedings. Auxilium shall have the primary right, but not the obligation, to institute, prosecute, and control with its own counsel at its own expense any action or proceeding with respect to infringement of the claims of such BTC Patents and BTC shall have the right, but not the obligation at its own expense, to be represented in such action by its own counsel.

(d) Failure to Institute Proceedings. If Auxilium fails to institute, prosecute, and control such action or prosecution and fails to do so within a period of one hundred twenty (120) days after receiving notice of the infringement, BTC shall have the right to bring and control any such action by counsel of its own choice, and Auxilium shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(e) Division of Damages Award. Any recovery made in connection with such infringement claim shall be divided as follows:

(i) the Party that initiated and prosecuted such action shall recoup all of its costs and expenses (including reasonable attorney’s fees) incurred in connection with such action, whether the recovery is by settlement or otherwise;

(ii) the other Party then shall, to the extent possible, recover its costs and expenses (including reasonable attorney’s fees) incurred in connection with such action;

(iii) if BTC initiated and prosecuted the action, the amount of any recovery remaining shall be retained by BTC; and

(iv) if Auxilium initiated and prosecuted the action, the amount of any recovery remaining shall be retained by Auxilium, except that BTC shall receive a portion equivalent to the amount it would have received in accordance with the terms of Section 6.4 as if such amount were Net Sales of Auxilium.

(f) Settlement. The Parties shall keep each other informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning Product;

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provided, however, that no settlement or consent judgment or other voluntary final disposition of a suit under this Section may be undertaken without the consent of the other Party if such settlement would require the other Party to be subject to an injunction or to make a monetary payment or would otherwise adversely affect the other Party’s rights under this Agreement or the validity of BTC Patents.

8.4 Notice of Certification. BTC and Auxilium each shall immediately give notice to the other of any certification filed under the “U.S. Drug Price Competition and Patent Term Restoration Act of 1984” (or its foreign equivalent) claiming that a BTC Patent is invalid or that infringement will not arise from the manufacture, use or sale of any Product by a Third Party.

(a) If Auxilium decides not to bring infringement proceedings against the entity making such a certification Auxilium shall give notice to BTC of its decision not to bring suit within twenty one (21) days after receipt of notice of such certification. For clarity, if Auxilium does bring such infringement proceedings against the entity making such a certification the costs incurred by Auxilium in connection with such suit shall be creditable against milestone payments payable by Auxilium in accordance with Article 7.

(b) BTC may then, but is not required to, bring suit against the Party that filed the certification.

(c) Any suit by Auxilium or BTC shall either be in the name of Auxilium or in the name of BTC, or jointly in the name of Auxilium and BTC, as may be required by law.

(d) For this purpose, the Party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit.

8.5 Patent Term Extensions. As between Auxilium and BTC, Auxilium shall control the right to file for patent term extension wherever applicable to BTC Patents covering Enzyme or Product.

8.6 Trademarks.

(a) Each Party and its Affiliates shall retain all right, title and interest in and to its and their respective corporate names and logos.

(b) Auxilium shall be solely responsible for selecting a trademark (the “Auxilium Trademark”) to use for each country in the Territory. The Product shall be promoted and sold, in accordance with the provisions of this Agreement, in the Territory under the Auxilium Trademark. Auxilium (or its local Affiliates, as appropriate) shall own and retain all rights to Auxilium Trademark, and all goodwill associated therewith throughout the Territory. Auxilium shall also own rights to any internet domain names incorporating the Auxilium Trademark or any variation or part of Auxilium Trademark as its URL address or any part of such address.

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ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1 BTC Represents and Warrants. BTC hereby represents and warrants to Auxilium that:

(a) This Agreement has been duly executed and delivered by BTC and constitutes the valid and binding obligation of BTC, enforceable against BTC in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of BTC, its officers and directors;

(b) As of the Effective Date, BTC is the owner or licensee of BTC Patents and BTC Know How and all other rights necessary to make, use and sell all technology covered by the BTC Patents. BTC has the full right power and authority to grant the licenses and other rights granted to Auxilium and the granting of the licenses and other rights to Auxilium hereunder does not violate any right known to BTC of any Third Party;

(c) BTC represents that to the best of its knowledge, as of the Effective Date it is not aware that the development, manufacture, use or sale of the Enzyme or the Product pursuant to this Agreement may infringe or conflict with any Third Party right or Patent, and BTC is not aware of any pending patent application that, if issued, would be infringed by the development, manufacture, use or sale of the Enzyme or the Product pursuant to this Agreement;

(d) The execution, delivery and performance of this Agreement by BTC does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, and, to the best of its knowledge, does not violate any material law or regulation of any court, governmental body or administrative or other agency having authority over it;

(e) BTC has disclosed to Auxilium all material information in its control pertaining to the suitability of Enzyme as a pharmaceutical candidate;

(f) The Product has valid and effective Orphan Drug Designation under the applicable FDA statutes, rules or regulations, effective, May 23, 1996, and March 12, 1996. As of June 3, 2004, BTC had no reason to believe such Orphan Drug Designation would be terminated prior to such date.

(g) BTC is not currently a Party to, and during the Term will not enter into, any agreements, oral or written, that are inconsistent with its obligations under this Agreement;

(h) BioSpecifics Technologies Corp. is duly organized and validly existing under the laws of the state of Delaware and its Affiliates are validly existing under the laws of the jurisdiction of their respective incorporation and have full legal power and authority to enter into this Agreement; and

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(i) BTC is not subject to any order, decree or injunction by a court of competent jurisdiction which prevents or materially delays the consummation of the transactions contemplated by this Agreement.

9.2 Auxilium Represents and Warrants. Auxilium hereby represents and warrants to BTC that:

(a) The execution, delivery and performance of this Agreement by Auxilium does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, and, to the best of its knowledge, does not violate any material law or regulation of any court, governmental body or administrative or other agency having authority over it;

(b) Auxilium is not currently a Party to, and during the Term will not enter into, any agreements, oral or written, that are inconsistent with its obligations under this Agreement;

(c) Auxilium is duly organized and validly existing under the laws of the state of Delaware and has full legal power and authority to enter into this Agreement; and

(d) Auxilium is not subject to any order, decree or injunction by a court of competent jurisdiction which prevents or materially delays the consummation of the transactions contemplated by this Agreement.

9.3 Disclaimer of Warranties. THE LIMITED WARRANTIES CONTAINED IN THIS ARTICLE ARE THE SOLE WARRANTIES GIVEN BY THE PARTIES AND ARE MADE EXPRESSLY IN LIEU OF AND EXCLUDE ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, INFRINGEMENT OR OTHERWISE, AND ALL OTHER EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES PROVIDED BY COMMON LAW, STATUTE OR OTHERWISE ARE HEREBY DISCLAIMED BY BOTH PARTIES.

ARTICLE 10

CONFIDENTIALITY

10.1 Confidentiality. During the Term, and for a period of five (5) years thereafter, each Party hereto will maintain in confidence all information disclosed, and reasonably believed by the other party to be confidential whether orally or in writing, by the other Party hereto (“Confidential Information”). Neither Party shall use, disclose or grant use of such Confidential Information except as required under this Agreement. Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that its and its Affiliates’ employees, agents, consultants, and clinical investigators only make use of Confidential Information for the purpose of this Agreement and do not disclose or make any

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unauthorized use of such Confidential Information. Each Party shall promptly notify the other upon discovery of any unauthorized use or disclosure of Confidential Information. Confidential Information shall not include any information which and to the extent:

(a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the other Party;

(c) becomes generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the other Party not to disclose such information; or

(e) was independently developed by the receiving Party without reference to the disclosure by the other Party, as documented by written records.

10.2 Terms of Agreement. The Parties agree that the material financial terms of the Agreement shall be considered the Confidential Information of both Parties.

10.3 Permitted Disclosure. Each Party may disclose the Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, or complying with any applicable statute or governmental regulation provided such Party has given the disclosing Party prompt written notice allowing it to limit such disclosure. In addition, either Party may disclose Confidential Information to its Affiliates and to its Sublicensees; provided, however, in connection with any such disclosure the disclosing Party shall secure confidential treatment of such Confidential Information.

10.4 Employee Obligations . The Parties shall undertake to ensure that all their employees who have access to Confidential Information of the other Party are under obligations of confidentiality fully consistent with those provided in this Article.

10.5 Publication. No Party may publish confidential or proprietary information of the other Party, without the consent of the other Party. The reviewing Party shall have thirty (30) days from receipt of the proposed oral disclosure or written publication to provide comments or proposed changes to the disclosing Party. The review period may be extended for an additional two (2) months to permit the reviewing Party to file one or more patent applications as it deems appropriate. This Section 10.5 shall be inapplicable to the publication of information presented in substantially the same form in which was previously published or disclosed to the public, and to any other disclosures which, on the advice of counsel, are required by law to be disclosed.

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10.6 Prior Agreements. The obligations of Confidentiality and Nondisclosure set forth in this Section 10 supersede any and all prior and contemporaneous communications, representations, agreements or understandings, whether oral or written concerning the subject matter of this Section 10.

ARTICLE 11

TERM AND TERMINATION

11.1 Term.

(a) Term. Unless earlier terminated as provided herein, the Term shall commence as of the Effective Date and shall remain in full force and effect on a Product by Product and country by country basis until the later of (i) the last to expire valid claim of a patent covering such Product, (ii) the expiration of the regulatory exclusivity period conveyed by Orphan Drug Designation with respect to such Product, and (iii) twelve (12) years from the Effective Date or June 3, 2016 (the “Term”). For the avoidance of doubt, with respect to (i), “patent” shall include any Patents owned or Controlled by Auxilium or BTC.

(b) Accrued Obligations. Except where explicitly provided elsewhere herein, termination of this Agreement for any reason, or expiration of this Agreement, will not affect: (i) obligations, including the payment of any royalties or other sums which have accrued as of the date of termination or expiration, and (ii) rights and obligations which, from the context thereof, are intended to survive termination or expiration of this Agreement.

11.2 Termination for Insolvency. Either Party may terminate this Agreement immediately upon delivery of written notice to the other Party (a) upon the institution by or against the other Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other Party’s debts; provided, however with respect to involuntary proceedings, that such proceedings are not dismissed within one hundred and twenty (120) days; (b) upon the other Party’s making an assignment for the benefit of creditors; or (c) upon the other Party’s dissolution or ceasing to do business.

11.3 Material Breach. Either Party may terminate this Agreement upon ninety (90) days prior written notice to the other Party upon the material breach by the other Party of any of its obligations under this Agreement; provided, however, that in the case of a material breach by Auxilium, BTC shall only have the right to terminate this Agreement on a territory-by-territory basis, such that BTC may only terminate this Agreement for (a) the Auxilium Territory as a result of a material breach by Auxilium with respect to the Auxilium Territory and/or (b) the Partner Territory as a result of a material breach by Auxilium with respect to the Partner Territory; provided, further, that such termination shall become effective only if the other Party shall fail to remedy or cure the breach within such ninety (90) day period. Notwithstanding the foregoing, (i) in the event of a material breach by Auxilium with respect to the Partner Territory, BTC shall simultaneously provide the aforementioned written notice to Partner pursuant to Section 11.3 hereof and, (ii) in the further event that Auxilium has not cured such breach in such ninety (90) day period, such Partner shall have the right to step-in and, within the ninety (90) day period, remedy or cure such breach for purposes of this Section 11.3. In the event that (x)

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Partner is the entity remedying or curing such breach, (y) Partner is not at fault with respect to such material breach, and (z) Partner so requests of BTC in writing in connection with such remedy or cure, BTC shall promptly grant to Partner a license under the Licensed Technology and otherwise on the same economic and other terms as are contained in this Agreement covering the Partner Territory in substitution for Auxilium. For clarity, in the case of a material breach with respect to the Auxilium Territory, any termination of this Agreement shall related solely to the Auxilium Territory and this Agreement shall remain in full force and effect with respect to the Partner Territory. The Parties agree that the step-in rights granted to Partner under this Section 11.3 shall not serve as a precedent with respect to any future sublicense agreement.

11.4 Termination by Auxilium. Auxilium may terminate this Agreement in its entirety or on a country-by-country basis or on an Indication by Indication basis or on a Product by Product basis at any time upon ninety (90) days prior written notice to BTC.

11.5 Effect Of Termination.

(a) Effect On License. Upon the expiration or earlier termination of this Agreement, the rights licensed under this Agreement shall be treated as follows:

(i) Upon the expiration of the Term or the termination of this Agreement by Auxilium pursuant to Section 11.2 or Section 11.3, Auxilium shall have a fully paid-up, perpetual, irrevocable, royalty-free, transferable, worldwide, non-exclusive right and license under the Licensed Technology existing as of the date of such expiration to make, have made, use, offer to sell, and sell the Product in the Territory.

(ii) Upon termination of this Agreement by BTC pursuant to Section 11.2 or 11.3, or by Auxilium pursuant to Section 11.4 all rights to Product shall revert to BTC.

(b) Ongoing Obligations.

(i) Upon expiration or termination of this Agreement for any reason, each Party shall no later than thirty (30) days after such termination return to the other Party or destroy any Confidential Information disclosed by the other Party, except for one copy which may be retained in its confidential files.

(ii) Upon termination of this Agreement by BTC pursuant to Sections 11.2 or 11.3 or by Auxilium pursuant to Section 11.4, Auxilium shall assign and deliver to BTC all Regulatory Data and information (including registration dossiers) obtained for or in pursuing Regulatory Approvals, and all Regulatory Approvals (e.g., to BTC; designee in the Territory as permitted under the Law) for Product in the Territory received as of such termination date.

11.6 Inventory. Notwithstanding the foregoing, upon early termination of this Agreement pursuant to Section 11.2, 11.3 or 11.4, Auxilium shall have the right to sell all remaining Product in its inventory within six (6) months after the date of termination, but shall be bound to the royalty payments provided by Section 6.4 herein. Thereafter, Auxilium agrees to destroy any remaining supply of Product or return it to BTC at BTC’s request and direction.

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ARTICLE 12

INDEMNIFICATION

12.1 Auxilium. Auxilium shall defend BTC at Auxilium’s cost and expense, and will indemnify and hold BTC and their respective directors, officers, employees, consultants, contractors, representatives, and agents harmless from and against any and all losses, costs, damages, fees, or expenses (including reasonable attorney’s fees and expenses) (“Losses”) incurred in connection with or arising out of any Third Party claim (a “Third Party Claim”) directly relating to (i) any material breach by Auxilium of its representations or warranties or obligations pursuant to this Agreement, (ii) any gross negligence or willful misconduct of Auxilium, its Affiliates, or their respective directors, officers, employees, contractors, consultants, agents, representatives, or Sublicensees in the exercise of any of Auxilium’ rights or the performance of any of Auxilium’ obligations under this Agreement, and (iii) the handling, packaging, storage, or Commercialization by Auxilium or any of its Affiliates or Sublicensees of any Product in the Territory (excluding all intellectual property infringement or related claims, which are covered in Section 12.2); provided that notwithstanding the foregoing, in all cases referred to in this Section 12.1, Auxilium shall have no liability to BTC for any Losses to the extent that such Losses were caused by any item for which BTC is required to indemnify Auxilium pursuant to Section 12.2.

12.2 BTC. BTC shall defend Auxilium and its Affiliates at BTC’s cost and expense, and will indemnify and hold Auxilium and its Affiliates and their respective directors, officers, employees, consultants, contractors, representatives, and agents harmless from and against any and all Losses incurred in connection with or arising out of any Third Party Claim directly relating to (i) material breach by BTC of any of its representations, warranties or obligations pursuant to this Agreement, (ii) gross negligence or willful misconduct of BTC in the exercise of any of its rights or the performance of any of its obligations under this Agreement, (iii) personal injury and other product liability resulting from BTC’s Development, Manufacture, or Commercialization of any Product, (iv) intellectual property infringement or related claims, including any Third Party Claim and trade secret misappropriation liability relating to the Development, Manufacture, or Commercialization of any Product, (v) any liability or other claims from the Manufacture, handling, packaging, storage, sale, or other disposition of any Product by BTC or any of its Affiliates or sublicensees, and (vi) any liability or claims arising from Product supplied by or on behalf of BTC to Auxilium that was not Manufactured in accordance with current Good Manufacturing Practices, Good Clinical Practice and Good Laboratory Practices, the specifications or all Laws and regulations except for such Losses that are indemnified pursuant to the Supply Agreement; provided that notwithstanding the foregoing, in all cases referred to in this Section 12.2, BTC shall have no liability to Auxilium for any Losses to the extent (and only to the extent) that such Losses were caused by any item for which Auxilium is required to indemnify BTC pursuant to Section 12.1.

12.3 Claims Procedures. Each Party entitled to be indemnified by the other Party (an “Indemnified Party”) pursuant to Section 12.1 or 12.2 hereof shall give notice to the other Party

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38

(an “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any threatened or asserted claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided:

(a) That counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such Party’s expense (unless (i) the employment of counsel by such Indemnified Party has been authorized by the Indemnifying Party; or (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the defense of such action, in each of which cases the Indemnifying Party shall pay the reasonable fees and expenses of one law firm serving as counsel for the Indemnified Party, which law firm shall be subject to approval, not to be unreasonably withheld, by the Indemnifying Party).

(b) The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement to the extent that the failure to give notice did not result in harm to the Indemnifying Party.

(c) No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the approval of each Indemnified Party which approval shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which (i) would result in injunctive or other relief being imposed against the Indemnified Party; or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

12.4 Escrow. In the event of any Third Party Claim against Auxilium for which BTC is obligated to indemnify Auxilium in accordance with Section 12.2, Auxilium shall be entitled, until a final un-appealable decision has been rendered or a settlement has been reached (a “Final Decision”), to pay an amount equal to fifty percent (50%) of all amounts due to BTC on Net Sales of Products (such aggregate amount, the “Escrowed Amount”) into an escrow account maintained by a Third Party reasonably acceptable to BTC. To the extent that Auxilium incurs any Losses in connection with such Third Party Claim, an amount equal to the amount of any such Losses shall be distributed to Auxilium out of such escrow account, with the remainder (if any) to be paid to BTC. In the event that the Escrow Amount is less than the amount of such Losses, BTC shall pay the difference to Auxilium within thirty (30) days of such Final Decision.

12.5 Insurance. During the Term, each of Auxilium and BTC shall maintain general liability and product liability insurance in the following amounts: (i) at all times prior to approval of a NDA for a Product, $3,000,000 per occurrence, and (ii) at all times after approval of a NDA for a Product, $5,000,000.

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39

12.6 Compliance. The Parties shall comply fully with all Laws and regulations in connection with their respective activities under this Agreement.

ARTICLE 13

MISCELLANEOUS PROVISIONS

13.1 Amendment Effective Date. This Agreement shall only become effective upon the execution and effectiveness of the agreement between Auxilium and Partner (“Amendment Effective Date”) and Auxilium shall notify BTC in writing of the Amendment Effective Date by delivery of the notice in the form attached hereto as Schedule 13.1. In the event that the Amendment Effective Date does not occur by [**], then this Agreement shall not become effective and the Original Agreement shall remain in full force and effect unless otherwise agreed by the Parties in writing.

13.2 Dispute Resolution. In the event of any controversy or claim arising out of relating to or in connection with any provision of this Agreement, or the rights or obligations hereunder, the Parties shall try to settle their differences amicably between themselves through good faith negotiations. If they are unable to resolve the dispute within thirty (30) days of initiating such negotiations, the Parties agree first to submit the dispute to non-binding mediation before resorting to litigation or other mutually agreed dispute resolution mechanism. The dispute resolution procedures set forth herein shall not limit a court from granting a temporary restraining order or a preliminary injunction in order to preserve the status quo of the Parties pending arbitration or to protect a Party’s trademark or confidential or proprietary information.

13.3 Construction. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including”, and (e) references to “hereunder” or “herein” relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, and Schedule references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

13.4 Governing Law; Jurisdiction. This Agreement shall be construed and the respective rights of the Parties determined according to the substantive laws of the State of New York notwithstanding the provisions governing conflict of laws under such New York law to the contrary, except matters of intellectual property law which shall be determined in accordance with the intellectual property laws relevant to the intellectual property in question.

13.5 Post-Closing Access to Information. BTC shall afford to representatives of Auxilium reasonable access to offices, plants, properties, books and records of BTC relating to

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the Product, during normal business hours, in order that Auxilium may have an opportunity to make such reasonable investigations as it desires with respect to Product. At all times after the Effective Date, each Party will permit the other Party and its representatives (including its counsel and auditors) during normal business hours, for a proper purpose to have reasonable access to and examine and make copies of, at the expense of the copying Party, all books, records, files and documents in its possession which relate to the Product.

13.6 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under section 365(n) of the Bankruptcy Code.

13.7 Waiver. The failure on the part of Auxilium or BTC to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times thereafter. The observance of any Term may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term, but any such waiver shall be effective only if in writing signed by the Party against whom such waiver is to be asserted.

13.8 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any Term, other than an obligation to make a payment, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts, acts of God, or any other cause beyond the reasonable control of the affected Party.

13.9 Severability. It is the intention of the Parties to comply with all Laws domestic or foreign in connection with the performance of its obligations hereunder. In the event that any provision of this Agreement, or any part hereof, is found invalid or unenforceable, the remainder of this Agreement will be binding on the Parties hereto, and will be construed as if the invalid or unenforceable provision or part thereof had been deleted, and the Agreement shall be deemed modified to the extent necessary to render the surviving provisions enforceable to the fullest extent permitted by law.

13.10 Government Acts. In the event that any act, regulation, directive, or law of a government, including its departments, agencies or courts, should make impossible or prohibit, restrain, modify or limit any material act or obligation of Auxilium or BTC under this Agreement, the Party, if any, not so affected shall have the right, at its option, to suspend or terminate this Agreement as to such country, if good faith negotiations between the Parties to make such modifications to this Agreement as may be necessary to fairly address the impact thereof, after a reasonable period of time are not successful in producing mutually acceptable modifications to this Agreement.

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13.11 Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement, without the consent of the other Party, in connection with the transfer or sale of all or substantially all of its assets or business or in the event of its merger or consolidation with another company. In all cases the assigning Party shall provide the other Party with prompt notice of any such assignment. Any purported assignment in contravention of this Section shall, at the option of the nonassigning Party, be null and void and of no effect. No assignment shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder.

13.12 Counterparts. This Agreement may be executed in duplicate, both of which shall be deemed to be originals, and both of which shall constitute one and the same Agreement.

13.13 No Agency. Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between BTC and Auxilium. Notwithstanding any of the provisions of this Agreement, neither Party shall at any time enter into, incur, or hold itself out to third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever, and all contracts, expenses and liabilities undertaken or incurred by one Party in connection with or relating to the development, manufacture or sale of Enzymes or Product shall be undertaken, incurred or paid exclusively by that Party, and not as an agent or representative of the other Party.

13.14 Notice. All communications between the Parties with respect to any of the provisions of this Agreement will be sent to the addresses set out below, or to other addresses as designated by one Party to the other by notice pursuant hereto, by internationally recognized courier or by prepaid certified, air mail (which shall be deemed received by the other Party on the seventh business day following deposit in the mails), or by facsimile transmission or other electronic means of communication (which shall be deemed received when transmitted), with confirmation by letter given by the close of business on or before the next following business day:

If to BTC, at:

Biospecifics Technologies Corp.

35 Wilbur Street

Lynbrook, New York 11563

Attn: Thomas Wegman, President

with a copy to:

Bingham McCutchen LLP

2020 K Street NW

Washington, DC 20006

Attn.: Carl A. Valenstein, Esq.

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If to Auxilium at:

Auxilium Pharmaceuticals Inc.

40 Valley Stream Parkway

Malvern, PA 19355

Attn: Armando Anido, Chief Executive Officer and President

with a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Attn: Michael N. Peterson

If to Partner at:

Pfizer Inc.

235 East 42nd Street

New York, New York 10017-5755

Attention: Senior Vice President and Associate General Counsel, Business Transaction

Fax: 1-212-573-0768

with a copy to:

Pfizer Inc.

235 East 42nd Street

New York, New York 10017-5755

Attention: General Counsel

Fax: 1-212-808-8924

13.15 Headings. The paragraph headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

13.16 Assurances. Neither Party will take any action, or fail to act in a manner, which would prejudice the rights intended to be granted to the other Party pursuant to this Agreement.

13.17 Entire Agreement. This Agreement contains the entire understanding of the Parties relating to the matters referred to herein, and may only be amended by a written document, duly executed on behalf of the respective Parties.

[Signature Page Follows]

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43

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

AUXILIUM PHARMACEUTICALS, INC.

By:	/s/ Armando Anido
Name:	Armando Anido
Title:	Chief Executive Officer and President

BIOSPECIFICS TECHNOLOGIES CORP.

By:	/s/ Thomas Wegman
Name:	Thomas Wegman
Title:	President

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Schedule 1.9

BTC Patents

Title/Owner	Country	Status	Application No.	Filing Date	Patent No.	Issue Date	Expiration Date
Methods For Treating Adhesive Capsulitis SUNY At Stonybrook
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]			[**]
	[**]	[**]	[**]	[**]			[**]
	[**]	[**]	[**]	[**]			[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Amelioration Of Dupuytren’s Disease Advance BioFactures Corp.

	Australia	Granted	199859661	26-Mar-1998	733208	10-May-2001	26-Mar-2018
	[**]	[**]	[**]	[**]
	France	Granted	98/03320	18-Mar-1998	2772273	18-Jun-1999	18-Mar-2018
	[**]	[**]	[**]	[**]			[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]		[**]	[**]
	Sweden	Granted	9800806-3	12-Mar-1998	522723	02-Mar-2004	12-Mar-2018
	United Kingdom	Granted	9805050.3	11-Mar-1998	2323530	10-Oct-2001	11-Mar-2018
	United States of America	Granted	08/826,015	27-Mar-1997	6086872	11-Jul-2000	22-Aug-2014
	United States of America	Granted	11/094,753	30-Mar-2005	RE39,941	18-Dec-2007

Methods For Treating Cellulite SUNY At Stonybrook
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]			[**]
	[**]	[**]	[**]	[**]			[**]
	[**]	[**]	[**]	[**]

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Reduction of Adipose Tissue
Advance BioFactures Corp.
	[**]	[**]	[**]	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	European Patent Convention*	Granted	95309116.2	14-Dec-1995	721781	06-Mar-2002	14-Dec-2015
	Germany	Granted	69525728.5	14-Dec-1995	721781	06-Mar-2002	14-Dec-2015
	[**]	[**]	[**]	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]	[**]	[**]	[**]
	United Kingdom	Granted	95309116.2	14-Dec-1995	721781	06-Mar-2002	14-Dec-2015
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	United States of America	Granted	10/172,601	14-Jun-2002	6958150	25-Oct-2005	15-Dec-2014
	[**]	[**]	[**]	[**]

* EP Patent includes all twelve designated countries Amelioration of Peyronie’s Disease
Advance BioFactures Corp.
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	France	Granted	6863	29-May-2000	6863	30-Apr-2002	29-May-2020
	[**]	[**]	[**]	[**]
	Ireland	Granted	2000/0402	23-May-2000	84130	02-Aug-2006	23-May-2020
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	United Kingdom	Granted	11969.3	19-May-2000	2352173	10-Nov-2004	19-May-2020
	United States of America	Granted	09/325,224	03-Jun-1999	6022539	08-Feb-2000	03-Jun-2019

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Method of Enhancing the Regeneration of Injured Nerves and Adhesive Pharmaceutical Formulation Therefor
Advance BioFactures Corp.
	[**]	[**]
	[**]	[**]
	[**]	[**]
	[**]	[**]
	[**]	[**]
	[**]	[**]	[**]	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]	[**]	[**]	[**]

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

High Dosage Topical Forms of Collagenase
Advance BioFactures Corp.
	[**]	[**]
	[**]	[**]
	[**]	[**]	[**]	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]	[**]	[**]	[**]
	European Patent Convention	Granted	92310008.5	02-Nov-1992	543521	06-May-1999	02-Nov-2012
	France	Granted	543521	02-Nov-1992	543521	06-May-1999	02-Nov-2012
	Germany	Granted	92310008.5	02-Nov-1992	543521	06-May-1999	02-Nov-2012
	[**]	[**]	[**]	[**]
	[**]	[**]
	Italy	Granted	543521	02-Nov-1992	543521	06-May-1999	02-Nov-2012
	[**]	[**]	[**]	[**]	[**]	[**]	[**]
	[**]	[**]
	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
	Spain	Granted	543521	02-Nov-1992	543521	06-May-1999	02-Nov-2012
	[**]	[**]
	United Kingdom	Granted	543521	02-Nov-1992	543521	06-May-1999	02-Nov-2012
	[**]	[**]	[**]	[**]
	United States of America	Granted	07/963,995	29-Oct-1992	5393792	28-Feb-1995	28-Feb-2012
	United States of America	Granted	08/157,935	24-Nov-1993	5422103	06-Jun-1995	06-Jun-2012
	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Treatment of Duputyren’s Disease With Collagenase
Advance BioFactures Corp.
	[**]	[**]	[**]	[**]	[**]	[**]	[**]

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Schedule 1.18

Cost of Goods

The cost of Enzyme or a Product manufactured by BTC shall mean the fully allocated cost of manufacturing, which shall include:

1. Materials cost, which means the price paid for raw material components and finished goods which are purchased from outside vendors as well as any freight and duty where applicable.

2. Direct labor costs, which means the employment costs including, salary and employee benefits within the relevant manufacturing operating unit.

3. Direct and factory overheads, which means the cost of specific activities that are provided by support functions. Overhead costs includes expenses associated with quality assurance testing, batch review, equipment maintenance costs, manufacturing energy and utilities, waste removal, storage, transportation, insurance, management and administrative expenses, general facilities costs, environmental engineering, interest expense and property taxes.

Cost of Goods shall be calculated in accordance with U.S. Generally Accepted Accounting Principles. BTC’s Cost of Goods for Enzyme or Product shall in no event exceed [**]% of the cost of Enzyme or Product as supplied, or as could be supplied, by a Third Party, as measured at the request of Auxilium and no more frequently than once per calendar year.

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Schedule 1.23

Enzyme

The enzyme is [**].

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Schedule 1.47

Partner Territory

The Partner Territory consists of the 27 members of the European Union as of the date of this Agreement, specifically Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the UK, and Croatia, Albania, Armenia, Azerbaijan, Belarus, Bosnia & Herzegovina, Georgia, Kazakhstan, Kirghiz Republic, Macedonia, Moldova, Serbia & Montenegro, Tajikistan, Uzbekistan, Turkey, Iceland, Switzerland and Norway.

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Schedule 3.2

Clinical Trials

Dupuytren’s Disease

[**]

Peyronie’s Disease

[**]

Frozen Shoulder

[**]

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Schedule 13.1

Notice to BTC

BioSpecifics Technologies Corp.

35 Wilbur Street

Lynbrook, New York 11563

Attention: Thomas Wegman, President

Dear Tom:

In connection with the Amended and Restated Development and License Agreement (the “ License Agreement”) between us, dated as of December     , 2008, we wish to confirm to you as follows:

1. The Partner Agreement has been executed and has become effective as of today’s date and, consequently, the License Agreement is effective as of today’s date;

2. There have been no material changes to the Partner Agreement from the last date (December 2, 2008) on which you were granted permission to review a redacted copy of such Agreement that would materially adversely affect the rights or interests of BioSpecifics Technologies Corp.;

3. There is no agreement or understanding (whether written or oral) between Auxilium (including its Affiliates) and the Partner (including its Affiliates) that would restrict in any way the Partner (or its Affiliates) from having any direct dealings with, or entering into any direct contractual relationship, transaction or business combination with, BioSpecifics Technologies Corp. (or its Affiliates); and

4. We hereby consent to your disclosing publicly the amount of the upfront cash payment that BioSpecifics Technologies Corp. will receive from Auxilium as a consequence of the upfront cash payment made by Partner to Auxilium under the Partner Agreement.

All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the License Agreement.

Sincerely,

Auxilium Pharmaceuticals Inc.

By:
Armando Anido
President and CEO

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SCHEDULE 3.10.1

Manufacturing and Supply Plan

Together with input from Pfizer on the anticipated Bulk Product needs, Auxilium shall submit to the Supply Chain Advisory Committee for its review, a proposed Manufacturing and supply plan for the Bulk Product designed to provide reasonable assurance that the Parties are able to satisfy the forecasted demand for clinical and commercial quantities (including samples) of such Bulk Product (a “Manufacturing and Supply Plan”). Such Manufacturing and Supply Plan shall include (i) a production plan, denoting the Auxilium Facility(ies) and that of any relevant Third Party at which Manufacturing of, (a) clinical supplies of Drug Substance and Bulk Product will occur, for producing clinical quantities pursuant to the Development Plan, and (b) commercial supplies of Drug Substance and Bulk Product will occur, for producing commercial quantities pursuant to the Forecast, (ii) launch quantities for finished Bulk Product, including appropriate inventory and safety stock levels and (iii) monthly replenishment schedules reflecting production planning demand over a rolling eighteen (18) month forecast of unit volume and inventory of Bulk Product for the Territory. Auxilium shall prepare and submit to the Supply Chain Advisory Committee, the Manufacturing and Supply Plan for the Bulk Product for clinical and commercial quantities. On a quarterly basis after the approval of the initial Manufacturing and Supply Plan for the Bulk Product, Auxilium shall prepare and submit to the Supply Chain Advisory Committee, for its review, an update of such Manufacturing and Supply Plan to take into account changes in forecasted demand for clinical and commercial quantities of the Bulk Product.

Notwithstanding the foregoing, once annually, or as otherwise needed, Auxilium shall update such portions of the Manufacturing and Supply Plan as relate to: (i) the current Manufacturing Standard Cost of Bulk Product, (ii) a review of long-term capacity requirements at Auxilium Facilities, and (iii) a plan for supply continuity in the event of a capacity shortage.

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SCHEDULE 6.2.1

INITIAL COMMERCIALIZATION PLAN

Commercial Plan for first 12 months

[***]

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

SCHEDULE 7.6

FORECAST METHODOLOGY

Q1 (months 1 -3)	Q2 (months 4 -6)	Q3 (months 7 -9)	Q4 – Q8 (months 10 – 24)
Currently being filled	Purchase Order submitted for this Quarter simultaneously with Forecast submission	May not vary by more than +/- 25% when Q3 becomes Q2 via next Forecast and Purchase Order	Non-binding, good faith estimates

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

SCHEDULE 7.8.2

INITIAL BULK PRODUCT LOADING SPECIFICATIONS

The Parties acknowledge and agree that the Initial Bulk Product Loading Specifications set forth below shall be updated and further clarified no less than sixty (60) days prior to the date of first shipment of Bulk Product to Pfizer. Notwithstanding anything to the contrary contained herein, Pfizer shall be obligated to have a representative available at any time that Bulk Product is being loaded to answer any questions arising regarding the Bulk Product Loading Specifications.

1.	Upon arrival at the loading docks, the warehouse operator needs to perform and document the following checks:

[***]

2.	When loading:

[***]

3.	Sealing: [***]

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SCHEDULE 10.2

DISCLOSURES

Section 10.2.4

Country	Status	Application No.	Filing Date	Patent No.	Issue Date	Expiration Date
Denmark	[***]	[***]	[***]
Germany	[***]	[***]	[***]
Denmark	[***]	[***]	[***]
Germany	[***]	[***]	[***]
Norway	[***]	[***]	[***]

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SCHEDULE 10.2.6

TRADEMARK REGISTRATIONS

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES
XIAFLEX
EUROPEAN UNION	(CT 0014521-0053/32EU	3/20/2007	5770615	1/22/2008	5770615	REGISTERED	05,16,44

05- Pharmaceutical preparations

16- Printed matter and printed publications; books and booklets; periodicals and journals; instructional and teaching materials; newsletter; writing instruments; leaflets and pamphlets; package inserts; patient information sheets

44- Pharmaceutical advisory services; collection of information relating to the use of pharmaceuticals; health services; consultancy services relating to all the aforesaid

NORWAY	0014521-0053/32NO	3/20/2007	200703392	9/12/2007	240783	REGISTERED	05

05- Pharmaceutical preparations

SWITZERLAND	0014521-0053/32CH	3/19/2007	53103/2007	5/30/2007	558894	REGISTERED	05

05- Pharmaceutical preparations
			END OF REPORT		TOTAL ITEMS SELECTED =		3

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SCHEDULE 12.5.1

PRESS RELEASE

For More Information, Contact:

James E. Fickenscher/CFO	William Q. Sargent Jr./ VP IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
jfickenscher@auxilium.com	wsargent@auxilium.com

Auxilium Pharmaceuticals, Inc. and Pfizer Enter Agreement

to Develop and Commercialize XIAFLEX™ in Europe

Pfizer Obtains Exclusive Rights in 46 European and Eurasian Countries

Auxilium to hold conference call tomorrow, December 18, 2008 at 8:00 a.m. EST

MALVERN, PA and New York, NY, (December 17, 2008)— Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) and Pfizer, Inc. (NYSE: PFE) announced today that they have entered into a strategic alliance for the development, commercialization and supply of XIAFLEX™ (clostridial collagenase for injection), a novel, first-in-class, late-stage biologic, for the treatment of Dupuytren’s contracture and Peyronie’s disease. Under the terms of the agreement, Pfizer will receive exclusive rights to commercialize XIAFLEX in the 27 member countries of the European Union (EU) and 19 other European and Eurasian countries. In addition, Pfizer will be primarily responsible for regulatory activities for XIAFLEX in these countries.

Auxilium has completed Phase III trials for XIAFLEX in Dupuytren’s contracture and expects to file a U.S. biologics license application (BLA) for the treatment of Dupuytren’s contracture with the U.S. Food and Drug Administration in early 2009. Pfizer expects to file XIAFLEX for approval for the treatment of Dupuytren’s contracture in Europe in 2010. XIAFLEX is also being evaluated in a Phase IIb trial for Peyronie’s disease with top line data expected in late 2009.

“Today, Pfizer and Auxilium have forged a compelling partnership and together we believe we have the opportunity to offer the first, effective non-surgical treatment for two diseases,” said Armando Anido,

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Chief Executive Officer and President of Auxilium. “With the strength of Pfizer’s commercialization and development organization, this relationship greatly enhances our ability to effectively introduce this potentially groundbreaking technology for the treatment of Dupuytren’s contracture and Peyronie’s disease in Europe.”

Under the agreement, Pfizer will make an up-front payment of $75 million to Auxilium and up to $410 million in potential milestone payments, with $150 million tied to regulatory milestones and $260 million based on sales milestones. Auxilium will receive increasing tiered royalties based on sales of XIAFLEX in Pfizer’s territories.

“Our partnership with Auxilium is a testament to Pfizer’s commitment to draw on the best external science for innovative products that complement our existing portfolio and fill unmet medical needs,” said Olivier Brandicourt, President and General Manager of Pfizer’s Specialty Care Business Unit. “We look forward to combining our strengths to further the potential for XIAFLEX as an advanced new treatment for patients suffering from Dupuytren’s contracture and Peyronie’s disease.”

Auxilium will remain primarily responsible for the global development of XIAFLEX and will be responsible for all clinical and commercial drug manufacturing and supply. Pfizer will share clinical development costs for certain trials required for the EU and be responsible for all discretionary development within the countries for which it has exclusive rights to commercialize XIAFLEX. Pfizer will have a right of negotiation to obtain exclusive rights to commercialize XIAFLEX pipeline indications in its territories.

Conference Call

Auxilium will hold a conference call tomorrow, December 18, 2008 at 8:00 a.m. EST, to discuss the partnership. The conference call will be simultaneously web cast on Auxilium’s web site and archived for future review until January 18, 2009.

Conference call details:

Date:	Thursday, December 18, 2008
Time:	8:00 a.m. EST
Dial-in (U.S.):	866-362-4820
Dial-in (International):	617-597-5345
Web cast:	http://www.auxilium.com
Passcode:	AUXILIUM

To access an audio replay of the call:

Access number (U.S.):	888-286-8010
Access number (International):	617-801-6888
Replay Passcode #:	49496900

About XIAFLEX

XIAFLEX (clostridial collagenase for injection) is an investigational new drug that has completed phase III clinical trials for the treatment of Dupuytren’s contracture, is in Phase IIb of development for the treatment of Peyronie’s disease and is in Phase II of development for the treatment of Frozen Shoulder syndrome (Adhesive Capsulitis). As an investigational non-surgical treatment for these conditions, XIAFLEX is a combination of several subtypes of collagenase, derived from clostridium histolyticum, in specific proportion. Together, they work synergistically to break the bonds of the triple helix collagen structure more effectively than human collagenase.

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About Dupuytren’s Contracture

Dupuytren’s contracture is a condition that affects the connective tissue that lies beneath the skin in the palm. The disease is progressive in nature. Typically, nodules develop in the palm as collagen deposits accumulate. As the disease progresses, the collagen deposits form a cord that stretches from the palm of the hand to the base of the finger. Once this cord develops, the patient’s fingers contract and the function of the hand is impaired. Currently, surgery is the only effective treatment. The incidence of Dupuytren’s contracture is highest in Caucasians, historically those of Northern European descent, with a global prevalence of three to six percent of the Caucasian population.(1) Most cases of Dupuytren’s contracture occur in patients older than 50 years.(2)

The most frequently affected parts of the hand associated with Dupuytren’s contracture are the joints called the Metacarpal-Phalangeal Joint, or MP joint, which is the joint closest to the palm of the hand and the Proximal Intra-Phalangeal Joint, or the PIP joint, which is the middle joint in the finger. The little finger and ring finger are most frequently involved. There are currently no drugs approved by the U.S. Food and Drug Administration for Dupuytren’s contracture, which is treated primarily by an open surgical procedure.

(1)	American Academy of Orthopaedic Surgeons. http://orthoinfo.aaos.org/topic.cfm?topic=A00008
(2)	Badalamente, M. A., Hurst, L. C. et al., Collagen as a Clinical Target: Nonoperative Treatment of Dupuytren’s Disease, The Journal of Hand Surgery, (2002;27A:788-798)

About Peyronie’s Disease

Peyronie’s disease is the development of collagen plaque, or scar tissue, on the shaft of the penis that hardens and reduces flexibility, thus causing pain and forcing the penis to bend or arc during erection. This often can prevent sexual intercourse. In addition to difficulty with sexual intercourse, Peyronie’s disease may also be associated with emotional distress, loss of self-esteem and depression. In certain populations, the estimated number of men affected by Peyronie’s Disease may be as high as 9 percent in men over 60 years of age and 3 percent in men over 30.(3)

(3)	L.A. Levine Peyronie’s Disease: A Guide to Clinical Management. Humana Press: 10-17, 2007.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing to urologists, endocrinologists, orthopedists and select primary care physicians. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its approximately 190-person sales and marketing team. Auxilium has five projects in clinical development. XIAFLEXTM (clostridial collagenase for injection), formerly referred to as AA4500, has completed phase III clinical trials for the treatment of Dupuytren’s contracture, is in phase IIb of development for the treatment of Peyronie’s disease and is in phase II of development for treatment of Frozen Shoulder syndrome (Adhesive Capsulitis). Auxilium’s transmucosal film product candidate for the treatment of overactive bladder (AA4010) is in phase I of development. The Company is currently seeking a partner to further develop this product candidate. Auxilium also has one pain product (fentanyl) using its transmucosal film delivery system in phase I of development. Auxilium has rights to seven additional pain products and products for hormone replacement and urologic disease using its transmucosal film delivery system. Auxilium also has options to all indications using XIAFLEX for non-topical formulations. For additional information, visit http://www.auxilium.com.

About Pfizer

Founded in 1849, Pfizer is the world’s largest research-based pharmaceutical company. Pfizer is taking new approaches to advancing better health as it discovers, develops, manufactures and delivers quality,

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safe and effective prescription medicines to treat and help prevent disease for both people and animals. Pfizer also partners with healthcare providers, governments and local communities around the world to expand access to medicines and to provide better quality health care and health system support. For more information visit www.pfizer.com

Auxilium Safe Harbor Statement

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the timing of filing of the biologics license application for XIAFLEX for the treatment of Dupuytren’s contracture with the U.S. Food and Drug Administration; the timing of filing for approval for XIAFLEX for the treatment of Dupuytren’s contracture in Europe; the timing of results from the Phase IIb trial for XIAFLEX for the treatment of Peyronie’s; Pfizer’s ability to develop, register for approval and commercialize XIAFLEX for Dupuytren’s contracture and Peyronie’s disease in the licensed territory; Auxilium’s receipt of milestone payments and royalties from Pfizer; the benefits of the strategic alliance between Auxilium and Pfizer; the potential benefits and effectiveness of XIAFLEX for Dupuytren’s contracture and Peyronie’s disease; the number of people suffering from Dupuytren’s contracture and Peyronie’s disease; and all other statements containing projections, statements of future performance or expectations, or statements of plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). You can identify these statements by the fact that they use words such as “believe,” “appears,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and other words and terms of similar meaning in connection with any discussion of projections, future performance or expectations, plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including further evaluation of clinical data, results of clinical trials, decisions by regulatory authorities as to whether and when to approve drug applications, and general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2007 and in Auxilium’s Quarterly Report on Form 10-Q for the period ended September 30, 2008 under the heading “Risk Factors”, which are on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.Auxilium.com under the heading “Investor Relations — SEC Filings.” There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide Auxilium’s expectations, plans or forecasts of future events and views as of the date of this release. Auxilium anticipates that subsequent events and developments will cause Auxilium’s assessments to change. However, while Auxilium may elect to update these forward-looking statements at some point in the future, Auxilium specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Auxilium’s assessments as of any date subsequent to the date of this release.

Auxilium disclaims responsibility for statements above in “About Pfizer”, which were provided by Pfizer for inclusion in this release.

Pfizer Safe Harbor Statement

The information contained in this release is as of December X, 2008. Pfizer assumes no obligation to update any forward-looking statements contained in this release as the result of new information or future events or developments.

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This release contains forward-looking information about an agreement to market a product candidate, including its potential benefits, that involves substantial risks and uncertainties. Such risks and uncertainties include, among other things, the uncertainties inherent in research and development; decisions by regulatory authorities regarding whether and when to approve any drug applications that may be filed for such product candidate as well as their decisions regarding labeling and other matters that could affect its availability or commercial potential; and competitive developments.

A further description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in its reports on Form 10-Q and Form 8-K.

CONTACT:

Auxilium:

James E. Fickenscher

Chief Financial Officer, Auxilium Pharmaceuticals, Inc.

+1-484-321-5900

jfickenscher@auxilium.com

or

William Q. Sargent Jr.

Vice-President, Investor Relations and Corporate Communications

+1-484-321-5900

wsargent@auxilium.com

Pfizer:

Media

Joan Campion

212-733-2798

Joan.Campion@Pfizer.com

or

Investors

Suzanne Harnett

212-733-8009

Suzanne.Harnett@Pfizer.com

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SCHEDULE 12.5.2

REDACTED AGREEMENT

[This Schedule 12.5.2 is reflected in the form of this agreement to which this Schedule is attached.]

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SCHEDULE 13.4

TARGET PRODUCT PROFILE

Target Product Profile shall be deemed achieved if the approved label in the European Union at launch for the first indication (Dupuytren’s) for the Product has:

[***]

Target Product Profile shall be deemed achieved if the approved label in the European Union at launch for the second indication (Peyronie’s) for the Product has:

[***]

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